Exhibit 10.6

CREDIT AGREEMENT

dated as of

May 10, 2010

among

ZALE CORPORATION,

as Borrower

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

and

The Lenders Party Hereto

TABLE OF CONTENTS

		Page

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Terms Generally	21
SECTION 1.03.	Accounting Terms; GAAP	21

ARTICLE II

AMOUNT AND TERMS OF CREDIT

SECTION 2.01.	Loans	22
SECTION 2.02.	Borrowing of Loans	22
SECTION 2.03.	Prepayments	22
SECTION 2.04.	Repayment of Loans	23
SECTION 2.05.	Interest.	24
SECTION 2.06.	Computation of Interest	24
SECTION 2.07.	Evidence of Debt	24
SECTION 2.08.	Payments Generally; Administrative Agent’s Clawback	25
SECTION 2.09.	Sharing of Payments by Lenders	26
SECTION 2.10.	Term Reserve	26

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01.	Taxes	26
SECTION 3.02.	Increased Costs	30
SECTION 3.03.	Mitigation Obligations; Replacement of Lenders	32
SECTION 3.04.	Survival	32

ARTICLE IV

CONDITIONS

SECTION 4.01.	Conditions to Loan	32

i

EXHIBITS

Exhibit A	–	Form of Note
Exhibit B-1	–	Form of Security Agreement
Exhibit B-2	–	Form of Canadian Security Agreement
Exhibit C	–	Form of Assignment and Assumption
Exhibit D-1	–	Form of Facility Guaranty
Exhibit D-2	–	Form of Canadian Facility Guaranty
Exhibit E	–	Brand Contribution Levels

SCHEDULES

Schedule 1.01(a)		Guarantors
Schedule 1.01(b)		Canadian Loan Parties
Schedule 2.01	–	Lenders and Commitments
Schedule 4.01(a)(viii)	–	Security Documents
Schedule 4.01(a)(ix)	–	Loan Documents
Schedule 5.05(c)	–	Real Property
Schedule 5.05(d)	–	Inventory on Consignment and Subject to Liens
Schedule 5.06	–	Litigation and Environmental Matters
Schedule 5.12	–	Subsidiaries
Schedule 5.13	–	Insurance
Schedule 5.20	–	Material Contracts
Schedule 7.01A	–	Indebtedness
Schedule 7.02	–	Liens
Schedule 7.04A	–	Investments
Schedule 7.07	–	Transactions with Affiliates
Schedule 7.11	–	Subsidiary Restrictions
Schedule 10.02	–	Notices

v

CREDIT AGREEMENT dated as of May 10, 2010 (this “Agreement”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”); each lender from time to time party hereto (collectively, the “Lenders”, and each individually, a “Lender”); and Z INVESTMENT HOLDINGS, LLC, a Delaware limited liability company, as Administrative Agent.

The Borrower has requested that the Lenders provide a term loan facility, and the Lenders have indicated their willingness to provide a term loan facility, on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.  Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABL Credit Agreement” has the meaning set forth in the definition of the term “Existing Revolving Credit Facility”.

“ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Administrative Agent” means Z Investment Holdings, LLC, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account of which the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) obtained by dividing (x) the outstanding principal balance of such Lender’s Loans by (y) the aggregate outstanding principal balance of the Loans.

“Appraised Inventory Liquidation Value” means the product of (a) the Cost of Eligible Inventory, minus Inventory Reserves, multiplied by (b) that percentage determined from the most recent appraisal of the Borrower’s and its Subsidiaries’ Inventory undertaken by an independent appraiser delivered to the Administrative Agent pursuant to Section 6.01(f) or 6.08(c) to reflect the appraiser’s estimate of the net recovery on the Borrower’s and its Subsidiaries’ Inventory in the event of an in-Store net orderly liquidation of that Inventory; provided that, for the purposes of this definition, such percentage shall not exceed the percentage determined from the appraisal dated March 2010 undertaken by Great American Group of the Borrower’s and its Subsidiaries’ Inventory.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of each party whose consent is required pursuant hereto), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by law to remain closed.

“Canadian Loan Parties” means each Subsidiary listed on Schedule 1.01(b).

“Canadian Facility Guaranty” means a Guarantee of the Obligations made by a Guarantor organized under the laws of Canada or any province thereof, in favor of the Administrative Agent and the other Credit Parties, in substantially the form attached hereto as Exhibit D-2 or otherwise in a form reasonably satisfactory to the Administrative Agent.

“Canadian Pension Plan” means any plan that is or is intended to be a “registered pension plan” as such term is defined in the Income Tax Act (Canada) that is sponsored or maintained by or under which any Loan Party has any liability whatsoever.

“Canadian Pension Plan Event” means (a) either (i) the termination in whole or in part of a Canadian Pension Plan or (ii) the cessation of participation of any Loan Party (or any Affiliate or other related party thereto with whom there is statutory joint and several liability under pension standards legislation) in any Canadian Pension Plan, including a multi-employer pension plan (within the meaning of applicable pension standards legislation), in either case, for any reason and which event gives rise to an obligation on such entity to make contributions in respect of any past service unfunded liability of such plan, (b) the issuance of a notice (or a notice of intent to issue such a notice) to terminate in whole or in part any Canadian Pension Plan with a defined benefit provision or the receipt of a notice of intent from a Governmental Authority to require the termination in whole or in part of any Canadian Pension Plan, revoking the registration of same or appointing a new administrator of such a plan, (c) an event or condition which constitutes grounds under applicable pension standards or tax legislation for the issuance of an order, direction or other communication from any Governmental Authority or a notice of an intent to issue such an order, direction or other communication requiring any Loan Party to take or refrain from taking any action in respect of a Canadian Pension Plan, (d) the failure to remit by any Loan Party or any of their Affiliates any contribution to a Canadian Pension Plan when due or the receipt of any notice from an administrator, a trustee or other funding agent or any other Person that any Loan Party or any of their Affiliates have failed to remit any contribution to a Canadian Pension Plan or a similar notice from a Governmental Authority relating to a failure to pay any fees or other amounts (including payments in respect of the Pension Benefit Guarantee Fund of Ontario).

“Canadian Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Canadian Loan Parties and the Administrative Agent for the benefit of the Credit Parties, in substantially the form attached as Exhibit B-2 hereto, as amended and in effect from time to time.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real (immovable) or personal (movable) property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Control Event” has the meaning set forth in the ABL Credit Agreement as of the date hereof.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; (b) the acquisition of beneficial ownership by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), other than a Lender or any Affiliate thereof or any group of such Persons, of Equity Interests representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or (c) a “Change in Control” under the Existing Revolving Credit Facility (other than as a result of the acquisition of Equity Interests by a Lender or any Affiliate thereof or any group of such Persons).

“Change in Law” means (a) the introduction or adoption of any law, rule or regulation after the date of this Agreement or (b) any change in any law, rule, guideline, request or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement.

“Closing Date” means May 10, 2010.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations proposed or promulgated thereunder.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Commitment” means, as to each Lender, its obligation to make Loans to the Borrower pursuant to Section 2.01 in the amount set forth opposite such Lender’s name on Schedule 2.01.

“Consolidated EBITDA” means Consolidated Net Income for any period plus (a) without duplication, the sum of the following expenses of the Borrower and its Subsidiaries for such period, in each case to the extent included in determining Consolidated Net Income:  (i) depreciation expense, (ii) amortization expense, excluding amortization expense attributable to a prepaid cash item, (iii) interest expense, excluding interest expense associated with capital leases, (iv) total U.S. and foreign federal, state, provincial and local income tax expense, (v) charges relating to the valuation of inventory by application of the LIFO (last in/first out) method of inventory valuation, (vi) non-cash compensation expense arising out of the grant or exercise of stock options or other equity based compensation, (vii) all losses during such period resulting from the sale or disposition of any assets outside the ordinary course of business, (viii) the effect of any non-cash impairment charges related to the write-off of goodwill, property or equipment resulting from the application of GAAP, (ix) to the extent incurred or reserved for between the Closing Date and July 31, 2011, restructuring charges in an aggregate amount not to exceed $10,000,000 and (x) all other non-cash charges, excluding (A) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period, (B) any such non-cash charge in respect of an item that increased Consolidated Net Income in a prior period (to the extent of such increase) and (C) any such charge that results from the write-down or write-off of inventory, less (b) without duplication, in each case to the extent included in determining Consolidated Net Income (except for clause (viii) below), the sum of (i) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (ii) interest income for such period, (iii) non-cash gains for such period, including any gain due to changes in the recognition period of revenue derived from the sale of lifetime warranties, (iv) all gains during such period resulting from the sale or disposition of any assets outside the ordinary course of business, (v) total U.S. and foreign federal, state, provincial and local income tax benefits provided during such period, (vi) as it relates to revenue derived from the sale of lifetime warranties, any revenue recorded in determining Consolidated Net Income in excess of the revenue that would have been recorded had the revenue recognition period for all current and historical (since 2007) lifetime warranty sales been five years (for avoidance of doubt, if the Company were to continue to use a five year revenue recognition period for lifetime warranty sales, no adjustment would be required) and (vii) the combined decrease in current and non-current deferred revenue in excess of $10,000,000 over the prior 12 month period, if applicable and (viii) the amount of all payments with respect to capital leases (other than interest expense related to capital leases).

“Consolidated Net Income” means the consolidated net income (or loss) of the Borrower and its Subsidiaries, after eliminating therefrom all non-cash extraordinary items of income and all non-cash extraordinary items of loss, all determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the income (or loss) of any Person in which the Borrower or any of its Subsidiaries has a joint interest except to the extent of any cash dividends actually paid to the Borrower or its

Subsidiaries, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (c) the income of any direct or indirect Subsidiary of the Borrower that is not a Loan Party or a Zale Insurance Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of its Organization Documents or any agreement or other instrument binding upon such Subsidiary or any law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of Inventory as reported on the Borrower’s financial stock ledger using the retail method of accounting based on practices which are in effect on the date of this Agreement.

“Credit Party” means (a) each Lender, (b) the Administrative Agent, (c) each beneficiary of each indemnification obligation undertaken by any Loan Party under any Loan Document and (d) the successors and permitted assigns of each of the foregoing.

“Credit Party Expenses” means all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (limited to not more than one primary counsel and necessary local counsel (limited to one local counsel per jurisdiction)) and all other reasonable and documented out-of-pocket expenses incurred in connection with (a) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof, and the preparation, negotiation, execution and delivery of the Warrant Agreement (whether or not the transactions contemplated hereby or thereby shall be consummated) and (b) the enforcement or protection of their rights in connection with this Agreement or the other Loan Documents or efforts to preserve, protect, collect or enforce the Collateral or in connection with any proceeding under any Debtor Relief Laws in connection herewith.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Rate” means, with respect to any Loan, an interest rate equal to the interest rate otherwise applicable to such Loan plus 2% per annum.

“Defaulting Lender” means any Lender that (a) has failed to pay over to the Administrative Agent or any other Lender any amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or (b) has been deemed insolvent or become the subject of any proceeding under any Debtor Relief Law.

“Dollars” or “$” means lawful money of the United States of America.

“Eligible Assignee” means (a) any Lender and any Affiliate of a Lender, (b) any investment vehicle Controlled by the Administrative Agent and (c) after January 1, 2011, any other Person (other than (i) a natural Person or (ii) the Loan Parties and their Affiliates) approved by each of (i) the Administrative Agent and (ii) the Borrower, which approval of the Borrower shall not be unreasonably withheld, delayed or conditioned and shall not be required if an Event of Default has occurred and is continuing.

“Eligible Credit Card Receivables” has the meaning set forth in the ABL Credit Agreement, as in effect on the date hereof.

“Eligible Inventory” has the meaning set forth in the ABL Credit Agreement, as in effect on the date hereof.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon a violation of any Environmental Law, including those resulting from (a) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (b) exposure to any Hazardous Materials, (c) the Release or threatened Release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting (but excluding, for avoidance of doubt, any Indebtedness convertible into or exchangeable for Equity Interests).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the minimum funding standard with respect to any Plan (as provided in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Loan Parties or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Loan Parties or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Loan Parties or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Loan Parties or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Loan Parties or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in Section 8.01.

“Excluded Taxes” means, with respect to any Recipient, (a) income or franchise Taxes imposed on (or measured by) such Recipient’s gross or net income or profit by the United States of America, or by the jurisdiction under the laws of which such Recipient is organized, in which such Recipient is resident for Tax purposes or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located or in which it otherwise is deemed to be engaged in a trade or business for Tax purposes (or, in each case, any political subdivision thereof), (b) any branch profits or similar Taxes imposed by any of the jurisdictions described in clause (a) above or any other jurisdiction in which any Loan Party is located , (c) any Taxes imposed by reason of any present or former connection between the jurisdiction imposing such Taxes and such Recipient other than a connection arising solely from such Recipient having received payment under this Agreement or any other Loan Document, (d) any withholding Tax imposed pursuant to any applicable law in effect at the time such Recipient becomes a Recipient with respect to its applicable ownership interest in the Loan or designates a new lending office, (e) any Taxes attributable to such Recipient’s failure to comply with Sections 3.01(e), (f) or (g) and (f) excluded Other Taxes.

“Existing Revolving Credit Facility” means the amended and restated senior secured, asset-based revolving credit facility under the Credit Agreement, dated as of May 10, 2010 (the “ABL Credit Agreement”), among the Borrower, certain of its Subsidiaries, the lenders party thereto and Bank of America, N.A., as amended, together with the collateral and other ancillary agreements entered into in connection therewith, and as it may from time to time be further amended, restated or replaced as permitted hereunder, whether or not any such restated agreement or replacement facility shall include the same lenders or their successors or assigns.

“Facility Guaranty” means a Guarantee of the Obligations made by a Guarantor (other than a Guarantor organized under the laws of Canada) in favor of the Administrative Agent and the other Credit Parties, in substantially the form attached hereto as Exhibit D-1 or otherwise in a form reasonably satisfactory to the Administrative Agent.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

“Financial Officer” means, with respect to any Loan Party, the chief financial officer, controller, treasurer or assistant treasurer of such Loan Party.

“Fiscal Quarter” means any fiscal quarter of any Fiscal Year, which quarters shall generally end on the last day of each January, April, July and October of such Fiscal Year in accordance with the fiscal accounting calendar of the Loan Parties.

“Fiscal Year” means any period of 12 consecutive months ending on July 31 of any calendar year.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Gross-Up Payment” has the meaning set forth in Section 3.01(a).

“Guam Subsidiary” means Dobbins Jewelers, Inc.

“Guarantee” means, of or by any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any of the Loan Parties or any ERISA Affiliate or with respect to which any of the Loan Parties or any ERISA Affiliate has any liability, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

“Guarantor” means each Subsidiary listed on Schedule 1.01(a) and each Subsidiary that executes and delivers a Facility Guaranty or a Canadian Facility Guaranty, as applicable, following the date hereof pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade payables not more than 60 days past due or other current accounts payable incurred in the ordinary course of business and deferred employee compensation in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (including under any

Synthetic Leases), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (j) all obligations of such Person under Hedging Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 10.04(b).

“Initial Lender” means Z Investment Holdings, LLC.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the Closing Date, by and among the obligors party thereto, in favor of the Administrative Agent and the Lenders, as amended and in effect from time to time.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, by and between the Administrative Agent and Bank of America, N.A., as collateral agent for the secured parties under the Existing Revolving Credit Facility, and acknowledged by the applicable Loan Parties, as amended from time to time, or any successor intercreditor agreement having substantially the same terms as the Intercreditor Agreement or such other terms as may be reasonably acceptable to the Administrative Agent and the Borrower.

“Interest Payment Date” means the last Business Day of each Fiscal Quarter and the Maturity Date.

“Inventory” has the meaning set forth in the Security Agreement.

“Inventory Reserves” has the meaning set forth in the ABL Credit Agreement as in effect on the date hereof.

“Investment” has the meaning set forth in Section 7.04A.

“IRS” means the United States Internal Revenue Service.

“Lenders” means the Persons identified on Schedule 2.01 and each assignee that becomes a party to this Agreement pursuant to Section 10.06.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, statutory or deemed trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, as of any date of determination, an amount equal to (a) the sum of (x) the Appraised Inventory Liquidation Value, plus (y) Eligible Credit Card Receivables, minus (b) Total ABL Debt.

“Loan” has the meaning set forth in Section 2.01.

“Loan Documents” means, collectively, this Agreement, the Notes, the Facility Guaranties, the Canadian Facility Guaranties, the Intercompany Subordination Agreement, the Security Documents and any other instrument or agreement executed and delivered in connection herewith or therewith, but shall exclude the Intercreditor Agreement and the Warrant Agreement and the documents executed and delivered pursuant thereto.

“Loan Parties” means, collectively, the Borrower and each Guarantor, and “Loan Party” means any one of such Persons.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets or financial condition of the Borrower and its Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Contract” means each contract or agreement to which the Borrower or any of its Subsidiaries is a party, the loss of which would reasonably be expected to have a Material Adverse Effect.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of the Loan Parties in an aggregate principal amount exceeding $20,000,000.

“Maturity Date” means May 10, 2015.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, the excess, if any, of (a) the sum of cash and cash equivalents actually received in connection with such event (including any cash or cash equivalents received by any Loan Party by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (b) the sum of (i) in the case of a sale, transfer or other disposition (including pursuant to a sale-leaseback transaction or a casualty or a condemnation or similar proceeding) of an asset, the principal amount of (and accrued and unpaid interest on, and other amounts payable in connection with) any Indebtedness that is secured by a Lien on the applicable asset (which Lien is permitted hereunder and is senior to the Lien on such asset securing the Obligations) and that is required to be paid and is repaid (or with respect to which an escrow is required to be established for the future repayment thereof) in connection with such asset disposition (other than Indebtedness under the Loan Documents), including, for avoidance of doubt, with respect to any such disposition of ABL Priority Collateral, any amount used to repay Indebtedness under the Existing Revolving Credit Facility, whether or not such repaid amounts may be reborrowed, and any amount used to cash collateralize any obligations under the Existing Revolving Credit Facility, in each case in accordance with the terms thereof, (ii) the reasonable and customary out-of-pocket fees and expenses incurred by such Loan Party in connection with such event (including appraisals, brokerage, title and recording or transfer tax expenses and discounts, commissions, legal, accounting and other professional fees paid or payable by such Loan Party to third parties (other than Affiliates of the Borrower)), (iii) Taxes paid or reasonably estimated to be actually payable in connection therewith and (iv) amounts provided as a reserve against any liabilities under any indemnification obligations or purchase price adjustment associated with such event (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds).

“Non-Consenting Lender” has the meaning set forth in Section 10.01.

“Note” means a promissory note of the Borrower in favor of a Lender evidencing the Loan made by such Lender, substantially in the form of Exhibit A.

“Obligations” means (a) all obligations of the Loan Parties for the payment of the principal of, and interest on, the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise, of the Loan Parties to the Credit Parties under this Agreement and the other Loan Documents and (c) the payment and performance of all the covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to this Agreement and the other Loan Documents.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Other Taxes” means any and all current or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document; excluding, however, such Taxes imposed as a result of an assignment (other than an assignment that occurs as a result of the Borrower’s request pursuant to Section 3.03(b)).

“Pagoda Business” means the business consisting of Piercing Pagoda, Plumb Gold, Pagoda.com and the Silver and Gold Connection brands and any line extensions thereof or new brands established as part thereof and reasonably related thereto.

“Pagoda Store Contribution” means, for any period, the amount equal to (a) the revenue tracked by the Borrower at the “brand contribution level” (see Exhibit E) for the Pagoda Business for such period, determined in accordance with GAAP and calculated in a manner consistent with past practice, less (b) the sum of each of the following operating costs tracked by the Borrower at the “brand contribution level” for the Pagoda Business for such period, determined in accordance with GAAP and calculated in a manner consistent with past practice: (i) cost of merchandise, (ii) cost of repair and related expenses, (iii) cost of warranty operations, (iv) distribution and inbound freight costs, (v) store payroll costs, (vi) store rental expense, (vii) shrink expense, (viii) promotional expense, (ix) direct occupancy costs and (x) other direct costs (excluding any store impairment  or extraordinary expenses and any corporate overhead administrative costs associated with operating such business, whether direct or allocated, or other non-recurring non-cash charges (excluding (A) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period, (B) any such non-cash charge in respect of an item that increased contribution in a prior period (to the extent of such increase) and (C) any such charge that results from the write-down or write-off of inventory)) of operating the Pagoda Business, less (c) any additional expenses recorded by the Company related to the Pagoda Business and not reflected in the brand contribution level costs, including cost of sales adjustments to inventory reserves, in order for the costs for such period to be in compliance with GAAP; provided, however, that there shall be excluded from Pagoda Store Contribution (to the extent such items would otherwise be included in accordance with the foregoing) (1) the revenue and expenses of any Person in which the Borrower or any of its Subsidiaries has a joint interest except to the extent of any cash dividends actually paid to the Borrower or its Subsidiaries, (2) the revenue and expenses of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (3) the revenue and expenses of any direct or indirect Subsidiary of the Borrower that is not a Loan Party or a Zale Insurance Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of its Organization Documents or any agreement or other instrument binding upon such Subsidiary or any law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived.

“Participant” has the meaning set forth in Section 10.06(d).

“Patriot Act” means USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Asset Sales” means sales and dispositions of assets that are deemed appropriate by the Borrower for fair market value not to exceed $10,000,000 in any Fiscal Year and for which not less than 75% of the aggregate purchase price is paid in cash.

“Permitted Encumbrances” means:

(a)  Liens imposed by law and prior claims for Taxes that are not yet delinquent for a period of more than 30 days or that are being contested in compliance with Section 6.04;

(b)  carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s and other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 90 days or are being contested in good faith by appropriate proceedings;

(c)  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old-age pension and other social security or similar laws or regulations;

(d)  deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  judgment liens in respect of judgments that do not constitute an Event of Default under Section 8.01(k); and

(f)  easements, zoning restrictions, rights-of-way and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations of the Borrower or any of its Subsidiaries and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the ordinary conduct of business of the Loan Parties;

provided that, except as provided in any one or more of clauses (a) through (f) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means each of the following:

(a)  marketable direct or guaranteed obligations of the United States of America that mature within two years from the date of purchase by the applicable Loan Party;

(b)  demand deposits, certificates of deposit, Eurodollar deposits, time deposits and bankers acceptances issued by banking institutions; provided that such banks have a long-term credit rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system or “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Loan Parties’ investment in any one bank shall not exceed 5% of the primary capital of such bank;

(c)  securities commonly known as “commercial paper” issued by a corporation or any financial institution that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, that the Loan Parties may invest up to 20% of the Permitted Investments (measured at the time of investment) made pursuant to paragraphs (a) through (i) of this definition in commercial paper with a combined rating of “A-2/P-2” (or its then equivalent);

(d)  demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at that time of purchase have a rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or its equivalent by at least two nationally recognized rating services, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and have a maturity date that does not exceed one year beyond the date of purchase;

(e)  repurchase agreements, purchased through a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such investment;

(f)  shares of any so-called “money market fund” advised, serviced or sold by any financial institution; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a “high-yield” fund;

(g)  municipal fixed and variable rate short-term securities that mature within one year from the date of purchase by the applicable Loan Party that at the time of purchase have been rated and the ratings for which are not less than “MIG-1/VMIG-1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “SP-1+/A-1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(h)  municipal fixed and variable rate medium-term securities that mature between one and two years from the date of purchase by the applicable Loan Party that at the time of purchase have been rated and the ratings for which are not less than “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(i)  marketable direct obligations of the State of Texas or its agencies and instrumentalities that at the time of purchase have been rated and the ratings for which are not less than “P” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “A” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system; and

(j)  other Investments made pursuant to this clause (j) not to exceed $10,000,000 in the aggregate outstanding at the time any such Investment is made after giving effect thereto.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“PIK Amounts” has the meaning set forth in Section 2.05(d).

“PIK Election” has the meaning set forth in Section 2.05(d).

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Loan Parties or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests or hypothecs.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including pursuant to a sale-leaseback transaction or by way of merger or consolidation) of any asset held by any Loan Party, other than pursuant to Section 7.05(a) through (e) or (g) through (h), resulting in aggregate Net Proceeds exceeding $1,000,000 during any Fiscal Year;

(b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any asset held by any Loan Party, resulting in aggregate Net Proceeds exceeding $1,000,000;

(c) any issuance by the Borrower of any Equity Interests of the Borrower or the receipt by the Borrower of any capital contribution, other than (i) any issuance of directors’ qualifying shares or of nominal amounts of other Equity Interests that are required to be held by specified Persons under applicable law, (ii) any issuance of Equity Interests to directors, management or employees of the Borrower or any of its Subsidiaries under any employee stock option or stock purchase plan or other employee or director benefit plan or agreement and (iii) any issuance of Equity Interests pursuant to the Warrant Agreement or the Series A Preferred Stock; or

(d) the incurrence by any Loan Party of any Indebtedness, other than any Indebtedness permitted to be incurred under Section 7.01A.

“Proceeds of Crime Act” has the meaning set forth in Section 5.18.

“PRUCC” means the Puerto Rico Commercial Transactions Act, Ley de Transacciones Comerciales, Act #214 of September 19, 1996, as amended from time to time.

“Real Estate” means all land, together with the buildings, structures, fixtures, parking areas and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way and similar rights relating thereto and all leases, tenancies and occupancies thereof.

“Recipient” means, as applicable, (a) any Person to which any payment on account of any obligation of a Loan Party under any Loan Document is made or owed, including the Administrative Agent or any Lender or (b) if any Person described in clause (a) is treated as a pass-through entity for applicable Tax purposes, the beneficial owner of such Person.

“Register” has the meaning set forth in Section 10.06(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinsurance Agreement” means all policies, treaties, binders, slips, other agreements of reinsurance or retrocession and binding quotations or letters of intent to which a

Zale Insurance Subsidiary is a party, as cedant, reinsurer, retrocedant or retrocessionaire (including all supplements, endorsements and riders thereto and all ancillary agreements in connection therewith).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the aggregate outstanding principal amount of all Loans; provided, however, that the portion of the aggregate outstanding principal amount of all Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party, other than dividends or distributions payable solely in Equity Interests of such Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests, other than any such payment made solely in Equity Interests of such Loan Party.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means the Security Agreement, dated as of the Closing Date, among the Loan Parties and the Administrative Agent for the benefit of the Credit Parties, in substantially the form attached as Exhibit B-1 hereto, as amended and in effect from time to time.

“Security Documents” means, collectively, the Security Agreement, the Canadian Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 6.13 to secure any of the Obligations.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Borrower issued pursuant to the Warrant Agreement.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Store” means any retail store (including kiosk) leased, owned or operated, or to be leased, owned or operated, by any Loan Party or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, unlimited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and any interest, charges or related liabilities thereto.

“Termination Date” means the earlier to occur of (i) the Maturity Date and (ii) the date on which the maturity of the Loans is accelerated (or deemed accelerated) in accordance with Article VIII.

“Total ABL Debt” means, as of any date of determination, an amount equal to (a) the principal balance of all Loans (as defined in the ABL Credit Agreement) outstanding under the Existing Revolving Credit Facility and (b) the amount of the Letter of Credit Outstandings (as defined in the ABL Credit Agreement).

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in such Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “Uniform Commercial Code” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

“Warrant Agreement” means the Warrant and Registration Rights Agreement, dated as of the Closing Date, by and among the Borrower and Z Investment Holdings, LLC in its capacity as agent and the initial warrant holder thereunder.

“Warrants” means the warrants to purchase shares of common stock or Series A Preferred Stock of the Borrower arising under the Warrant Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Zale Canada Business” means the business consisting of the Peoples Jewellers and Mappins Jewellers brands and any line extensions thereof or new brands established as part thereof and reasonably related thereto.

“ZC Partnership” means ZC Partnership LP, a New Brunswick partnership.

“Zale Canada Store Contribution” means, for any period, the amount equal to (a) the revenue tracked by the Borrower at the “brand contribution level” (see Exhibit E) for the Zale Canada Business for such period, determined in accordance with GAAP and calculated in a manner consistent with past practice, less (b) the sum of each of the following operating costs tracked by the Borrower at the “brand contribution level” for the Zale Canada Business for such period, determined in accordance with GAAP and calculated in a manner consistent with past practice: (i) cost of merchandise, (ii) cost of repair and related expenses, (iii) cost of warranty operations, (iv) distribution and inbound freight costs, (v) store payroll costs, (vi) store rental expense, (vii) shrink expense, (viii) promotional expense, (ix) direct occupancy costs and (x) other direct costs (excluding any store impairment or extraordinary expenses and any corporate overhead administrative costs associated with operating such business, whether direct or allocated, or other non-recurring non-cash charges (excluding (A) any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period, (B) any such non-cash charge in respect of an item that increased contribution in a prior period (to the extent of such increase) and (C) any such charge that results from the write-down or write-off of inventory)) of operating the Zale Canada Business, less (c) any additional expenses recorded by the Company related to the Zale Canada Business and not reflected in the brand contribution level costs, including cost of sales adjustments to inventory reserves, in order for the costs for such period to be in compliance with GAAP; provided, however, that there shall be excluded from Zale Canada Store Contribution (to the extent such items would otherwise be included in accordance with the foregoing) (1) the revenue and expenses of any Person in which the Borrower or any of its Subsidiaries has a joint interest except to the extent of any cash dividends actually paid to the Borrower or its Subsidiaries, (2) the revenue and expenses of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries and (3) the revenue and expenses of any direct or indirect Subsidiary of the Borrower that is not a Loan Party or a Zale Insurance Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of its Organization Documents or any agreement or other instrument binding upon such Subsidiary or any law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived.

“Zale Insurance Subsidiaries” means Zale Life Insurance Company, an Arizona corporation, Zale Indemnity Company, a Texas corporation, and Jewel Re-Insurance Ltd., a Barbados corporation.

SECTION 1.02.  Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible (corporeal) and intangible (incorporeal) assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.03.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

ARTICLE II

AMOUNT AND TERMS OF CREDIT

SECTION 2.01.  Loans.  Subject to the terms and conditions set forth herein, each Lender agrees to make a loan (each such loan, the aggregate principal amount of which as so increased by any PIK Amount in respect thereof, a “Loan”) to the Borrower in a single borrowing on the Closing Date in an aggregate principal amount equal to such Lender’s Commitment.

SECTION 2.02.  Borrowing of Loans.  On the Closing Date, upon satisfaction of the conditions set forth in Section 4.01, the Initial Lender shall promptly make the total Commitment available to the Borrower in immediately available funds, in accordance with instructions provided to the Initial Lender by the Borrower.

SECTION 2.03.  Prepayments.

(a)  The Borrower may, upon notice to the Administrative Agent, at any time and from time to time, voluntarily prepay Loans in whole or in part; provided, however, that (i) such notice must be received by the Administrative Agent not later than 12:00 noon, Eastern Standard time, on the date of prepayment; and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount thereof then outstanding.  Any such voluntary prepayment shall be subject to a prepayment premium in the amount of (i) with respect to any voluntary prepayment made on or prior to the first anniversary of the Closing Date, 10.0% of the amount of such voluntary prepayment, (ii) with respect to any voluntary prepayment made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, 7.5% of the amount of such voluntary prepayment, (iii) with respect to any voluntary prepayment made after the second anniversary of the Closing Date but on or prior to the third anniversary of the Closing Date, 5.0% of the amount of such voluntary prepayment, (iv) with respect to any voluntary prepayment made after the third anniversary of the Closing Date but on or prior to the fourth anniversary of the Closing Date, 2.5% of the amount of such voluntary prepayment and (v) with respect to any voluntary prepayment made after the fourth anniversary of the Closing Date but prior to the Maturity Date, 0.0% of the amount of such voluntary prepayment.  Each notice of voluntary prepayment shall specify the date and amount of such prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment.  The prepayment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other financing or another transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date and time) if such condition is not satisfied.

(b)  In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any other Subsidiary in respect of any Prepayment Event, the Borrower shall, on the day such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (a) or (b) of the definition of Prepayment Event, within three Business Days after such Net Proceeds are received), prepay the Loans in an amount equal to such Net

Proceeds, without premium or penalty; provided that (i) in the case of any Prepayment Event described in clause (c) of the definition of Prepayment Event (other than any such event consisting of a public offering and sale of common stock of the Borrower for an amount per share equal to or greater than $10.00), the applicable prepayment shall be made at the applicable premium set forth in Section 2.03(a) as if such prepayment was a voluntary prepayment, (ii) in the case of any Prepayment Event described in clause (d) of the definition of Prepayment Event, the applicable prepayment shall be made at the applicable premium set forth in Section 2.03(a) as if such prepayment was a voluntary prepayment, and (iii) in the case of any Prepayment Event described in clause (a) or (b) of the definition of Prepayment Event, if the Borrower shall, prior to the date of the required prepayment, deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that a Loan Party intends to cause the Net Proceeds from such event (or a portion thereof specified in such certificate) to be applied within 180 days after receipt of such Net Proceeds to acquire assets constituting Collateral that are to be used in the business of any Loan Party, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 180-day period (or within a period of 90 days thereafter if by the end of such initial 180-day period any Loan Party shall have entered into an agreement with a third party to acquire such assets with such Net Proceeds), at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied.

(c)  Prior to any mandatory prepayment of Loans pursuant to Section 2.03(b), the Borrower shall notify the Administrative Agent, (i) not later 12:00 noon, Eastern Standard time, three Business Days before the date of a mandatory prepayment in the case of any event described in clause (c) or (d) of the definition of Prepayment Event and (ii) not later than 12:00 noon, Eastern Standard time, two Business Days before the date of any other mandatory prepayment.  Each such notice shall specify the date and amount of such mandatory prepayment.  The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such mandatory prepayment.  In the event of any mandatory prepayment, other than as a result of an event described in clause (c) of the definition of Prepayment Event consisting of a public offering and sale of common stock of the Borrower for an amount per share equal to or greater than $10.00, any Lender may elect, by notice to the Administrative Agent by telephone (confirmed by hand or telecopier) at least one Business Day prior to such prepayment, to decline all or any portion of any such mandatory prepayment.

(d)  Any optional or mandatory prepayment of a Loan under this Section 2.03 shall be accompanied by all accrued interest on the amount prepaid.  Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

SECTION 2.04.  Repayment of Loans.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders, on the Termination Date, the aggregate principal amount of Loans outstanding on such date.  Once repaid or prepaid, Loans may not be reborrowed.

SECTION 2.05.  Interest.

(a)  Subject to the provisions of Section 2.05(b), each Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to 15.0%.

(b)  If any Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, notify the Borrower that all outstanding Loans shall thereafter bear interest at a per annum rate equal to the Default Rate to the fullest extent permitted by applicable law for so long as such Event of Default is continuing.  Accrued and unpaid interest on past due amounts (including interest on past due interest to the fullest extent permitted by applicable law) shall be due and payable upon demand.

(c)  Subject to Section 2.05(b), interest on each Loan shall be due and payable in arrears on each Interest Payment Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)  With respect to each Interest Payment Date (other than the Maturity Date), so long as no Event of Default has occurred and is continuing, the Borrower may elect to (i) pay all interest due on such date in cash or (ii) pay up to 33.3% of the interest due on such date by adding such interest to the principal amount of the outstanding Loans and the remaining portion of the interest in cash (such election, a “PIK Election”, and such interest added to the principal amount of the outstanding Loans, the “PIK Amounts”).  The Borrower will give notice of such election to the Administrative Agent at least three Business Days prior to the applicable Interest Payment Date; provided, however, that in the event no such notice is given to the Administrative Agent, so long as no Event of Default has occurred and is continuing, the Borrower shall be deemed to have made a PIK Election with respect to 33.3% of the interest due on such Interest Payment Date, and such amount will be deemed a PIK Amount as set forth above.

SECTION 2.06.  Computation of Interest.  All computations of interest shall be made on the basis of a 365-day (or 366-day, in the case of a leap year) year and actual days elapsed.  Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

SECTION 2.07.  Evidence of Debt.  The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent.  In addition, each Lender may record in such Lender’s internal records an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment of principal of any such Loan and each payment of interest, fees and other amounts in connection with the Loans due such Lender.  The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive evidence (absent error which can be demonstrated by the Borrower) of the amount of the Loans made by any such Lender to the Borrower and the interest and payments thereon.  Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative

Agent shall control in the absence of manifest error.  Upon the request of any Lender made through the Administrative Agent (who shall notify the Borrower), the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records.  Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. Any failure to so attach or endorse, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans. Upon receipt of an affidavit and indemnity of a Lender as to the loss, theft, destruction or mutilation of such Lender’s Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor, at such Lender’s expense.

SECTION 2.08.  Payments Generally; Administrative Agent’s Clawback.

(a)  All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.  Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m., Eastern Standard time, on the date specified herein.  The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office.  All payments received by the Administrative Agent after 2:00 p.m., Eastern Standard time, shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.  If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made either (i) on the next following Business Day, and such extension of time shall be reflected in computing interest or (ii) on the immediately preceding Business Day; provided that in no event will such payment constitute a prepayment under Section 2.03.

(b)  Unless the Administrative Agent shall have received notice from the Borrower prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(c)  Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.09.  Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff or counterclaim, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably; provided, however, that:

(i) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or Participant as permitted hereby (it being understood that the provisions of this Section shall be deemed to apply to an assignment to the Borrower or any of its Subsidiaries).

The Borrower consents to the foregoing and agrees, to the extent that it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

SECTION 2.10.  Term Reserve.  The Administrative Agent agrees that if Excess Availability (as defined in the Existing Revolving Credit Facility as in effect on the date hereof) exceeds $75,000,000 for five consecutive Business Days at any time while the Term Reserve (as defined in the Intercreditor Agreement) is in effect, the Borrower and the ABL Agent (as defined in the Intercreditor Agreement) may eliminate the Term Reserve (subject to the Administrative Agent’s right to request that the Term Reserve be imposed on subsequent occasions if permitted by the Intercreditor Agreement); provided that the Borrower shall give prompt notice to the Administrative Agent of such elimination.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01.  Taxes.

(a)  Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided, however, that if the Borrower shall be required by applicable law to withhold or deduct any Taxes from such payments, then (i) the Borrower shall make such deductions; (ii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; and (iii) if such Taxes are Indemnified Taxes, the sum payable shall be increased as necessary so that after making all required withholdings or deductions for such Indemnified Taxes (including withholdings or deductions applicable to additional sums payable under this Section 3.01(a)), the Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholdings or deductions for such Indemnified Taxes been made (the “Gross-Up Payment”).  Notwithstanding the foregoing, neither the Borrower nor any Loan Party shall be obligated to make any portion of the Gross-Up Payment that is (A) governed by Section 3.01(i) or (B) attributable to the Administrative Agent’s or any such Lender’s own willful misconduct or gross negligence.

(b)  Without limiting or duplicating the provisions of subsection (a) above, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  The Borrower shall indemnify the Administrative Agent and each Lender, within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any assessment of Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section (other than such penalties or interest arising through the gross negligence or willful misconduct of the Administrative Agent or such Lender from and against which the responsible party shall indemnify the Borrower), unless the Borrower, in good faith, asserts manifest error.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender setting forth in reasonable detail the manner in which such amount was determined shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or other reasonable documentation evidencing such payment.

(e)  Any Recipient that is entitled to an exemption from, or reduction of, withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall not be entitled to the Gross-Up Payment unless and until such Recipient delivers to the Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Furthermore, each Recipient shall provide new forms (or successor forms) upon the expiration or obsolescence of any previously delivered forms and promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(f)  Without limiting the provisions of Section 3.01(e) or the provisions of any other Loan Document, any Recipient that is entitled to an exemption from, or reduction of, United States withholding tax shall deliver to the Borrower and the Administrative Agent in such number of copies as shall be requested by the recipient on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Recipient claiming the benefits of an income tax treaty to which the United States of America is a party, (A) with respect to payments of interest under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (B) with respect to all other payments under this Agreement or any Loan Document, IRS Form W-8BEN establishing an exemption from U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) in the case of a Recipient for whom payments under this Agreement or any Loan Document constitute income that is effectively connected with such Recipient’s conduct of a trade or business in the United States, duly completed copies of IRS Form W-8ECI;

(iii) to the extent a Recipient is not a U.S. person within the meaning of section 7701(a)(30) of the Code and is not the beneficial owner of payments made under this Agreement or any Loan Document (for example, where such Recipient is a non-U.S. partnership), (A) an IRS Form W-8IMY on behalf of itself and (B) the relevant forms prescribed in clauses (i), (ii), (iv), (v) and (vi) of this Section 3.01(f) that would be required of each such beneficial owner if such beneficial owner were a Recipient;

(iv) in the case of a Recipient that is entitled to claim the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a statement of such Recipient, signed under penalty of perjury, to the effect that such Recipient is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code; and (y) duly completed copies of IRS Form W-8BEN or Form W-8IMY (with proper attachments);

(v) in the case of a Recipient that is a U.S. person within the meaning of section 7701(a)(30) of the Code, duly completed copies of IRS Form W-9; or

(vi) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction of a United States Federal withholding tax, duly completed, together with, such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.

(g)  Without limiting the provisions of Section 3.01(e) or the provisions of any other Loan Document, any Recipient that is entitled to claim an exemption from, or reduction of, withholding tax in a jurisdiction other than the United States agrees with and in favor of the Administrative Agent and the Borrower to deliver to the Administrative Agent and the Borrower (or any other applicable payor) any such form or forms as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, any non-United States withholding or backup withholding tax before receiving the Gross-Up Payment.

(h)  Notwithstanding anything to the contrary contained herein or in any Loan Document, if a Lender sells, assigns, grants a participation in or otherwise transfers all or part of the Obligations of the Loan Parties to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Loan Parties to such Lender. To the extent of such percentage amount, the Administrative Agent and the Borrower will treat such Lender’s documentation provided pursuant to subsection (e), (f) or (g) of this Section 3.01 as no longer valid.  Neither the Borrower nor any other Loan Party shall make any greater payments pursuant to this Section 3.01 (including any Gross-Up Payment) as a consequence of (i) such sale, assignment, participation or transfer or (ii) any change by a Lender of its designated lending branch.

(i)  If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent or any Loan Party did not properly withhold Tax from amounts paid to or for the account of any Recipient due to a failure on the part of such Recipient (including, because the appropriate form was not delivered, was not properly executed, or because such Recipient failed to notify the Administrative Agent or any Loan Party of a change in circumstances which rendered the exemption from, or reduction of, withholding Tax ineffective, or for any other reason), such Recipient shall indemnify and hold the Administrative Agent and any Loan Party, as applicable, harmless for all amounts paid, directly or indirectly, by the Administrative Agent or applicable Loan Party, as Tax or otherwise, including penalties and interest, and including any Taxes imposed by any jurisdiction on the amounts payable under this Section 3.01, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Recipients under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

(j)  If a Recipient is entitled to a reduction with respect to any Indemnified Taxes, the Administrative Agent or the Borrower may withhold from any payment to such Recipient an amount equivalent to the applicable Indemnified Tax after taking into account such reduction. If the forms or other documentation required by subsection (e), (f) or (g) of this Section 3.01, as applicable, are not delivered to the Administrative Agent or the Borrower, then the Administrative Agent or the Borrower, as applicable, may withhold from any payment to such Recipient not providing such forms or other documentation an amount equivalent to the applicable reduction in Indemnified Tax.

(k)  If any Recipient determines, in its sole discretion and acting in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or any other Loan Party or with respect to which the Borrower or any other Loan Party has paid additional amounts pursuant to this Section 3.01 (including the Gross-Up Payment) or Section 3.02, it shall pay to the Borrower or such other Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or any other Loan Party under this Section 3.01 or Section 3.02 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred in connection with such refund of the applicable Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower or any other Loan Party, upon the request of the applicable Recipient, agrees to repay the amount paid over to the Borrower or the applicable Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority, other than such penalties, interest or other charges imposed as a result of the willful misconduct or gross negligence of such Recipient hereunder) to the applicable Recipient in the event that such Recipient is required to repay such refund to such Governmental Authority.  This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.  Notwithstanding the foregoing, upon the reasonable request of the Borrower or any other Loan Party, a Recipient, shall in its sole discretion, exercised in good faith, use reasonable efforts to cooperate with the Borrower or the applicable Loan Party with a view to obtaining a refund of any Taxes with respect to which the Borrower or the applicable Loan Party has paid any additional amounts pursuant to this Section 3.01 or Section 3.02 and which the Borrower or the applicable Loan Party reasonably believes were not correctly or legally asserted by the relevant Governmental Authority.

(l)  The Lenders (including any successors or assigns thereof) shall severally indemnify the Administrative Agent, the Borrower or any Loan Party, as applicable, for the full amount of any Excluded Taxes payable by such payor with respect to this Agreement, any Loan Document or any payment by the Borrower or any Loan Party under this Agreement and any Loan Document, plus any reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly imposed by the relevant Governmental Authority, except to the extent that any such amount or payment is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Administrative Agent.  The indemnity under this paragraph (l) shall be paid within 10 days after the applicable payor delivers to the applicable Lender a certificate stating the amount of Excluded Taxes so payable by the Administrative Agent, the Borrower or any other Loan Party.  Such certificate shall be conclusive of the amount so payable absent manifest error.

SECTION 3.02.  Increased Costs.

(a)  If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender; or

(ii) subject any Lender to any Tax of any kind whatsoever with respect to this Agreement, or change the basis of taxation of payments to such Lender in respect hereof (in each case, except for Taxes imposed by way of withholding or deduction, Indemnified Taxes, Other Taxes and amounts relating to the foregoing, which shall be governed solely and exclusively by Section 3.01, and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender);

and the result of any of the foregoing shall be to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender and delivery of the certificate contemplated by Section 3.02(c), the Borrower will pay to such Lender, within 10 days following receipt of such certificate by the Borrower, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)  If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has had, or would have, the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon prior written notice to the Borrower no less than five days prior to delivery of the certificate contemplated by Section 3.02(c), plus delivery of such certificate, the Borrower will pay to such Lender or such Lender’s holding company, as the case may be, within 10 days following receipt of such certificate by the Borrower, such additional amount or amounts as will compensate such Lender or such Lender’s holding company, as the case may be, for any such reduction suffered.

(c)  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, and the method for calculating such amount or amounts, as specified in subsection (a) or (b) of this Section 3.02 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.02 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, however, that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.02 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 3.03.  Mitigation Obligations; Replacement of Lenders.

(a)  If any Lender requests compensation under Section 3.02, or the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable best efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.02, as the case may be, in the future; and (ii) in each case, would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrower shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Closing Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)  If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrower may replace such Lender in accordance with Section 10.12.

SECTION 3.04.  Survival.  All of the Borrower’s obligations under this Article III shall survive repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS

SECTION 4.01.  Conditions to Loan.  The obligation of the Lenders to make the Loans hereunder is subject to satisfaction of the following conditions precedent on the Closing Date (or the waiver thereof in accordance with Section 10.01):

(a)  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail followed promptly by originals) unless otherwise specified, and each properly executed by a Responsible Officer of the signing Loan Party (if applicable):

(i) executed counterparts of this Agreement;

(ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two Business Days in advance of the Closing Date;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party evidencing (A) the authority of such Loan Party to enter into this Agreement and the other

Loan Documents to which it is a party (including approvals by the board of directors or similar governing body of such Loan Party) and (B) the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) certified copies of each Loan Party’s Organization Documents and a certificate of good standing (where applicable, or such other customary functionally equivalent certificates or abstracts, to the extent available in the applicable jurisdiction) of such Loan Party’s jurisdiction of organization and each jurisdiction where if not obtained would reasonably be expected to have a Material Adverse Effect;

(v) a favorable opinion of (A) Cravath, Swaine & Moore LLP, special counsel to the Borrower, addressed to the Administrative Agent and each Lender, as to customary matters relating to the Loan Documents as the Administrative Agent may reasonably request, (B) Troutman Sanders LLP, counsel for the Borrower, addressed to the Administrative Agent and each Lender, as to the absence of a conflict with Material Indebtedness of the Loan Parties and such other customary matters as the Administrative Agent may reasonably request, (C) Stikeman Elliott LLP, Canadian counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters relating to the Loan Documents as the Administrative Agent may reasonably request, (D) Goldman Antonetti & Córdova, P.S.C., Puerto Rican counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to customary matters relating to the Loan Documents as the Administrative Agent may reasonably request and (E) local counsel to the Loan Parties in the Canadian provinces and territories in which the Loan Parties maintain any tangible personal property, addressed to the Administrative Agent and each Lender, as to customary matters relating to the Loan Documents as the Administrative Agent may reasonably request;

(vi) a certificate signed by a Responsible Officer of the Borrower certifying that, as of the Closing Date after giving effect to the transactions contemplated hereby, the Borrower and its Subsidiaries on a consolidated basis are Solvent;

(vii) all Uniform Commercial Code and PPSA and PRUCC financing statements required by law to create or perfect the Liens intended to be created under the Security Documents, in a form ready for filing;

(viii) the Security Documents set forth on Schedule 4.01(a)(viii) hereto, each duly executed by the applicable Loan Parties;

(ix) all other Loan Documents set forth on Schedule 4.01(a)(ix) hereto, each duly executed by the applicable Loan Parties;

(x) a certificate signed by a Responsible Officer of the Borrower confirming that borrowing, guaranteeing or securing, as appropriate, the Obligations in the manner contemplated by this Agreement and the other Loan Documents executed on the Closing Date does not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded; and

(xi) results of UCC, PPSA, Bank Act (Canada), Bankruptcy and Insolvency Act (Canada), tax lien and judgment searches, intellectual property searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably close to the Closing Date) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Encumbrances and other Liens permitted under Section 7.02 and Liens for which termination statements and releases or estoppel letters are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Administrative Agent for the delivery of such termination statements and releases or estoppel letters have been made;

(xii) the financial statements set forth in Section 5.04;

(xiii) certificates (if any) representing the shares of Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank;

(xiv) insurance certificates satisfying the requirements of Section 6.06; and

(xv) such other items, documents, instruments or agreements as may be reasonably required by the Administrative Agent.

(b)  The Administrative Agent shall have received an amendment and restatement of the Existing Revolving Credit Facility in form and substance reasonably acceptable to the Administrative Agent and the Intercreditor Agreement shall have been executed and in full force and effect in form and substance reasonably satisfactory to the Administrative Agent.

(c)  There shall exist no action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Borrower, threatened that (i) would reasonably be expected to (A) have a Material Adverse Effect, (B) adversely affect the ability of the Loan Parties to perform their obligations under the Loan Documents in any material respect or (C) adversely affect the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents in any material respect; or (ii) purports to adversely affect in any material respect the financing of the Loans or prevent the anticipated use of the proceeds thereof.

(d)  The Administrative Agent shall have received copies of all documents and agreements executed by the Loan Parties pursuant to the Warrant Agreement with respect to the Warrants, each in form and substance reasonably acceptable to the Administrative Agent, and the Borrower shall have issued the Warrants to the Administrative Agent (in its capacity as the initial warrant holder under the Warrant Agreement).

(e)  The board of directors of the Borrower shall have granted all necessary approvals under the Borrower’s Organization Documents and the Delaware General Corporation Law with respect to the issuance and exercise of the Warrants, subject to any required stockholder approval.

(f)  Two vacancies on the board of directors of the Borrower shall have been filled by nominees of Z Investment Holdings, LLC in its capacity as initial warrant holder under the Warrant Agreement.

(g)  All necessary governmental and material third party consents and approvals to the transactions contemplated by this Agreement to occur on the Closing Date shall have been obtained.

(h)  All fees and expenses required to be paid by the Borrower to the Administrative Agent on or before the Closing Date shall have been paid in full, and all expenses required to be paid by the Borrower to the Lenders on or before the Closing Date shall have been paid in full.

(i)  The Administrative Agent shall have received all documentation and other information requested by the Administrative Agent in order to conduct any legally-required background checks and other investigations to ensure compliance with the Patriot Act, the Proceeds of Crime Act and anti-money laundering laws.

(j)  The representations and warranties of the Borrower contained in Article V hereof and the representations and warranties contained in any other Loan Document shall be true and correct in all material respects on and as of the Closing Date and the Administrative Agent shall have received a certification thereof by a Responsible Officer of the Borrower.

(k)  No Default shall exist on the Closing Date, and the Administrative Agent shall have received a certification thereof by a Responsible Officer of the Borrower.

(l)  No Loan Party shall be a party to any binding agreement to dispose of Collateral having a fair market value in excess of $5,000,000 outside of the ordinary course of business.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and the Lenders as of the Closing Date that:

SECTION 5.01.  Organization; Powers.  Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 5.02.  Authorization; Enforceability.  The transactions contemplated hereby and by the other Loan Documents to be entered into by each Loan Party are within such Loan Party’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary corporate or organizational, and, if required, stockholder action.  This Agreement has been duly executed and delivered by each Loan Party that is a party hereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5.03.  Governmental Approvals; No Conflicts.  The transactions contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect; (ii) for those the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect; and (iii) for filings and recordings necessary to perfect Liens created under the Loan Documents; (b) will not violate any applicable law or regulation or the Organization Documents of any Loan Party or any order of any Governmental Authority, except for any such violation which would not reasonably be expected to have a Material Adverse Effect; (c) will not violate or result in a default under the Existing Revolving Credit Facility or any other indenture, agreement (including any Material Contract) or other instrument binding upon any Loan Party or its assets or give rise to a right thereunder to require any payment to be made by any Loan Party or any of its Subsidiaries, except for any such violation or default which would not reasonably be expected to have a Material Adverse Effect; and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents or otherwise permitted thereby.

SECTION 5.04.  Financial Condition.  (a)  There have been furnished to each of the Lenders (i) consolidated balance sheets of the Borrower and its Subsidiaries as of July 31, 2009, and a consolidated statement of operations and consolidated statement of cash flow of the Borrower and its Subsidiaries for the Fiscal Year then ended, certified by Ernst & Young LLP; and (ii) an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of January 31, 2010, and an unaudited consolidated statement of operations and consolidated statement of cash flow of the Borrower and its Subsidiaries for the period of two Fiscal Quarters then ended.  Such balance sheets, statements of operations and statements of cash flow have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flow, to year-end adjustments, and except for the absence of notes to such financial statements.  There are no contingent liabilities that are likely to become fixed obligations of the Borrower or any of its Subsidiaries as of such dates involving material amounts, known to the Financial Officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

(b)  The projected consolidated balance sheets and cash flow statements of the Borrower and its Subsidiaries for the 2010 and 2011 Fiscal Years, copies of which have been delivered to each Lender, have been prepared in good faith, are based upon estimates and assumptions which the Borrower deems reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

(c)  Since January 31, 2010, there has been no event or occurrence that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 5.05.  Properties.  (a)  As of the date hereof, the Borrower and its Subsidiaries have valid leasehold interests in (in the case of leasehold interests in real or personal property) and good and legal title to (in the case of fee interests in real property and all other personal property) all of the material assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of January 31, 2010, or acquired since that date (except property or assets sold or otherwise disposed of in the ordinary course of business), subject to no Liens except Permitted Encumbrances and other Liens permitted hereby.

(b)  Each Loan Party and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property reasonably necessary for the operation of their respective businesses, and the use thereof by such Loan Party or Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(c)  Schedule 5.05(c) hereto sets forth all real property owned or leased by any Loan Party or any of its Subsidiaries.

(d)  Schedule 5.05(d) hereto sets forth, as of March 31, 2010, a reasonably detailed description of all Inventory held by the Borrower and its Subsidiaries on consignment from trade vendors securing obligations to return or pay the purchase price of such Inventory, and all Inventory otherwise subject to any Lien securing Indebtedness not created under the Loan Documents or pursuant to the Existing Revolving Credit Facility.

(e)  The Guam Subsidiary has no assets or operations.

SECTION 5.06.  Litigation and Environmental Matters.  (a)  There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened against or affecting any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 5.06); or (ii) that involve any of the Loan Documents.

(b)  Except for the matters set forth on Schedule 5.06, and except as would not reasonably be expected to have a Material Adverse Effect, no Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law; (ii) has become subject to any Environmental Liability; (iii) has received notice of any claim with respect to any Environmental Liability; or (iv) knows of any basis for any Environmental Liability.

SECTION 5.07.  Compliance with Laws and Agreements.  Each of the Loan Parties and each of their Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.08.  Investment Company Status.  None of the Loan Parties nor any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 5.09.  Taxes.  Each Loan Party and each of their Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Loan Party or applicable Subsidiary has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10.  ERISA.  (a)  Each Plan and each Guaranteed Pension Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code and other applicable laws, including the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other Persons handling plan funds as required by §412 of ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.  The Borrower has heretofore delivered to the Administrative Agent the most recently completed, prior to the date hereof, annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.

(b)  Under each Plan which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA).  The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person, except for benefit entitlements which have accrued prior to such termination.

(c)  Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to satisfy the minimum funding standard, the notice or security provisions of §302(c) of ERISA, or otherwise, has been timely made.  No waiver of the minimum funding standard has been received with respect to any Guaranteed Pension Plan.  No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Loan Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event (other than an ERISA Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC or that would reasonably be expected to result in a material liability to any Loan Party.  Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

(d)  None of the Loan Parties nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA.  None of the Loan Parties nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

(e)  Each Canadian Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with all applicable regulatory authorities.  No Canadian Pension Plan Event has occurred.

(f)  No Canadian Pension Plan is a multi-employer pension plan, as such term is defined in Section 147.1(1) of the Income Tax Act (Canada) or a multi-employer plan as defined in the Pension Benefits Act (Ontario) or under any similar legislation of another Canadian jurisdiction.

(g)  The Borrower has delivered to the Administrative Agent the most recent actuarial valuations of all Canadian Pension Plans.

SECTION 5.11.  Disclosure.  The Loan Parties and their Subsidiaries have disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which any Loan Party or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party or any of its Subsidiaries to the Administrative Agent or any Lender in connection with this Agreement or any other Loan Document or delivered hereunder or thereunder (other than projections), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

SECTION 5.12.  Subsidiaries.  Schedule 5.12 sets forth the name of each Subsidiary of the Borrower and the ownership interest of the Borrower in each of its Subsidiaries as of the Closing Date.  Except as set forth on Schedule 5.12, as of the Closing Date, the Borrower is not, and each of its Subsidiaries is not, party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

SECTION 5.13.  Insurance.  Schedule 5.13 sets forth a description of all policies of insurance which cover the Collateral maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Closing Date.  As of the Closing Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 5.14.  Labor Matters.  As of the Closing Date, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Loan Parties, threatened.  The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters to the extent that any such violation would reasonably be expected to have a Material Adverse Effect.  All material payments due from any Loan Party, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

SECTION 5.15.  Security Documents.  The Security Documents create in favor of the Administrative Agent, for the ratable benefit of the Credit Parties, a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of Uniform Commercial Code, PPSA and PRUCC financing statements or equivalent forms and the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, the PPSA and the PRUCC, the creation of a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case subject to the terms of the Intercreditor Agreement and except as permitted hereunder or under any other Loan Document or as provided by applicable law.

SECTION 5.16.  Federal Reserve Regulations.  No Loan Party nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 5.17.  Solvency.  Immediately after giving effect to the transactions contemplated hereby to occur on the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of any Loan Party.

SECTION 5.18.  Foreign Assets Control Regulations, Proceeds of Crime Act, Etc.  None of the requesting or borrowing of the Loans or the use of the proceeds thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR,

Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”); and (b) the Patriot Act).  Furthermore, none of the Loan Parties nor any of their respective Subsidiaries (x) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations; or (y) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.  Each Loan Party is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “Proceeds of Crime Act”).  No part of the proceeds of the Loans will be used by the Borrower, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act.

SECTION 5.19.  Insurance Subsidiaries.  None of the Zale Insurance Subsidiaries have made any Restricted Payments in excess of its retained earnings.

SECTION 5.20.  Material Contracts.  Set forth on Schedule 5.20 is a description of the Material Contracts of each Loan Party and its Subsidiaries.  Each Material Contract (a) is in full force and effect and is binding upon and enforceable against the applicable Loan Party or its Subsidiary and, to the Borrower’s knowledge, each other Person that is a party thereto, in accordance with its terms, (b) has not been otherwise amended or modified and (c) is not in default due to the action or inaction of the applicable Loan Party or its Subsidiary.

SECTION 5.21.  ZC Partnership.  The ZC Partnership has no outstanding Indebtedness or other material obligations and no assets other than Investments in Zale Canada Co. permitted hereunder.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any outstanding Commitment hereunder or any Loan shall remain unpaid or unsatisfied, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 6.01.  Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent (for distribution to each Lender):

(a)  as soon as practicable, but in any event not later than 95 days after the end of each Fiscal Year of the Borrower, (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of operations, stockholders’ equity and cash flow for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited and reported on by Ernst & Young LLP or another registered public accounting firm of recognized national standing (without any “going concern” or like qualification or exception and without qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (ii) the annual 10-K reports of the Borrower filed with the SEC;

(b)  as soon as practicable, but in any event not later than 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, (i) copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated statement of operations for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then elapsed, and the related consolidated statement of cash flow for the portion of the Borrower’s Fiscal Year then elapsed, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes) and (ii) the quarterly 10-Q reports of the Borrower filed with the SEC;

(c)  as soon as practicable, but in any event not later than 30 days after the end of each month (which is not a fiscal quarter end), copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month, and the related consolidated statement of operations for such month and for the twelve months then ended, and the related consolidated statement of cash flow for the twelve months then ended, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes);

(d)  concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate signed by a Financial Officer of the Borrower (A) certifying as to whether a Default or Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) stating whether any change in GAAP or in the application thereof that, in either case, is reasonably likely to impact in any material respect the financial presentation of the Borrower, has occurred since the date of the Borrower’s audited financial statements referred to in Section 5.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (C) a compliance certificate, certified by a Financial Officer of the Borrower, setting forth in reasonable detail the computations evidencing compliance with Section 7.08;

(e)  on the last day of each Fiscal Year of the Borrower, (i) a detailed consolidated budget by quarter for the immediately following Fiscal Year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such Fiscal Year) and (ii) a monthly detail of projected Inventory levels and Credit Extensions and the projected Borrowing Base and Excess Availability (each as defined in the ABL Credit Agreement) for such Fiscal Year and, promptly when available, any significant revisions to the budget and the projections; provided that, the Borrower shall, by no later than February 15 of each calendar year, reforecast and update the projections delivered pursuant to the foregoing clauses (i) and (ii) for the remaining period of each such Fiscal Year;

(f)  any borrowing base certificate, financial reports (including any weekly cash flow statements and appraisal reports delivered to the lenders under the ABL Credit Agreement) and any other material documents, notices or information delivered to lenders pursuant to the Existing Revolving Credit Facility;

(g)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the SEC or with any national securities exchange;

(h)  promptly upon receipt thereof, copies of all reports submitted to the Borrower by registered public accountants in connection with each annual, interim or special audit of the books of the Borrower and its Subsidiaries made by such accountants, including any management letter commenting on the Borrower’s internal controls submitted by such accountants to management in connection with their annual audit;

(i)  concurrently with each delivery of financial statements under clause (a) and (b) above, an updated Schedule 5.05(d) as of a recent date;

(j)  promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

(k)  promptly following the filing thereof, copies of all quarterly and annual reports, risk based capital reports and Forms B and C registration statements submitted to an insurance regulator with respect to the Zale Insurance Subsidiaries.

SECTION 6.02.  Notices of Material Events.  The Borrower will furnish to the Administrative Agent written notice of the following promptly following a Responsible Officer’s obtaining knowledge thereof:

(a)  the occurrence of any Default or Event of Default;

(b)  the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;

(c)  the occurrence of any material violation of any applicable Environmental Law that any of the Loan Parties reports in writing or is required under applicable Environmental Laws to be reported by such Person in writing (or for which any written report supplemental to any oral report is made) to any U.S. federal or foreign, state, provincial or local environmental agency, which violation would reasonably be expected to result in a Material Adverse Effect;

(d)  the occurrence of any ERISA Event or Canadian Pension Plan Event that, alone or together with any other ERISA Events or Canadian Pension Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(e)  any other development that results in or would reasonably be expected to result in a Material Adverse Effect; and

(f)  the discharge by the Borrower of its present registered public accountants or any withdrawal or resignation by such registered public accountants.

Each notice delivered under this Section 6.02 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 6.03.  Existence; Conduct of Business.  (a)  Except as otherwise permitted by this Agreement, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to comply with its respective Organization Documents, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided, however, that the foregoing shall not prohibit any transaction permitted by Section 7.03.

(b)  The Borrower shall cause the Zale Insurance Subsidiaries to conduct their business in the ordinary course consistent with past practice in all material respects and to use their commercially reasonable efforts to preserve intact the Zale Insurance Subsidiaries and their relationships with customers, suppliers, creditors and employees.

(c)  The Borrower shall cause the Zale Insurance Subsidiaries not to change any of the material policies, practices, principles or standards or change any of the material procedures or systems of the Zale Insurance Subsidiaries, in each case with respect to their accounting, actuarial determinations, underwriting, retrocession or reserving methodology (provided that the foregoing shall not limit the ability to adjust individual case reserves as necessary in accordance with practices and methodologies in effect as of the date hereof) other than any such changes as are required by SAP, applicable law or regulations or applicable actuarial or accounting standards and practices.

SECTION 6.04.  Payment of Obligations.  The Borrower will, and will cause each of its Subsidiaries to, pay its Material Indebtedness, obligations in connection with Hedging Agreements and Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party or Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect; provided that any payment made by a Loan Party or any of their Subsidiaries in good faith with respect to any of its Tax liabilities which is subsequently determined by a Governmental Authority to be less than the payment deemed to be owed by such Governmental Authority shall not constitute a breach of this Section 6.04.

SECTION 6.05.  Maintenance of Properties.  The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

SECTION 6.06.  Insurance.  The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations and (b) such other insurance as is required pursuant to the terms of the Existing Revolving Credit Facility.  The Borrower will furnish to the Administrative Agent, upon request of the Administrative Agent or any Lender, information in reasonable detail as to the insurance so maintained.  The Borrower shall provide the Administrative Agent with certificates of insurance evidencing the required coverage concurrently with the execution of this Agreement and upon each renewal of such policies thereafter and loss payable and additional insured endorsements in favor of the Administrative Agent (subject to the Intercreditor Agreement).  The Borrower shall furnish prompt written notice to the Administrative Agent of any material change or cancellation of such policies, and shall use commercially reasonable efforts to provide such notice reasonably in advance of any such change or cancellation. Each fire and extended coverage policy maintained with respect to any Collateral shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days’ prior written notice thereof by the insurer to the Administrative Agent.  The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

SECTION 6.07.  Casualty and Condemnation.  The Borrower will, and will cause each of its Subsidiaries to, furnish to the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of the Collateral having a value in excess of $10,000,000 or the commencement of any action or proceeding for the taking of any material portion of the Collateral having a value in excess of $10,000,000 under power of eminent domain or by condemnation or similar proceeding.

SECTION 6.08.  Books and Records; Inspection Rights; Appraisals.

(a)  The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b)  Notwithstanding anything to the contrary in this Section 6.08, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information unless and until the Administrative Agent executes an appropriate non-disclosure agreement, (ii) in respect of which disclosure to the Administrative Agent (or any representative) is then prohibited by law or any agreement binding on the Borrower or any of its Subsidiaries or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product.

(c)  The Borrower shall provide to the Administrative Agent, at the Borrower’s cost, copies of all Inventory appraisals, commercial finance examinations and other evaluations provided to or commissioned on behalf of the lenders party to the ABL Credit Agreement, including of (i) the Loan Parties’ practices in the computation of the Borrowing Base (as defined in the ABL Credit Agreement) and (ii) the assets included in the Borrowing Base (as defined in the ABL Credit Agreement); provided, however, that if any event has occurred and is continuing that would reasonably be expected to be adverse to the interests of the Lenders, the Administrative Agent or Required Lenders may request, at the cost of the Borrower, such additional Inventory appraisals, commercial finance examinations and other evaluations as are reasonably necessary.

SECTION 6.09.  Compliance with Laws.  The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.10.  Use of Proceeds.  The proceeds of Loans made hereunder shall be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries and to pay any fees and expenses in connection with the transactions contemplated by this Agreement.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

SECTION 6.11.  New Subsidiaries.  The Borrower shall cause each new direct or indirect Subsidiary of the Borrower (excluding, for avoidance of doubt, any Zale Insurance Subsidiary, the Guam Subsidiary and the ZC Partnership) to promptly become a Loan Party hereunder by signing a Facility Guaranty or a Canadian Facility Guaranty, as applicable, and a counterpart of the Security Agreement and each other Security Document applicable to such Subsidiary as a Loan Party.

SECTION 6.12.  Information Regarding the Collateral.  The Borrower will furnish to the Administrative Agent at least 10 days’ (or such shorter period as the Administrative Agent shall agree) prior written notice of any change in (i) any Loan Party’s legal name, (ii) the location of any Loan Party’s chief executive office or its principal place of business, (iii) any Loan Party’s organizational type or jurisdiction of organization, (iv) any Loan Party’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization or (v) the jurisdictions where any Canadian Loan Party maintains any of its tangible personal property. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or the PPSA or otherwise that are required in order for the Administrative Agent to continue following such change to have a valid, legal and perfected security interest in the Collateral for its own benefit and the benefit of the other Credit Parties (to the extent a security interest in such Collateral can be perfected by the filing of a financing statement under the Uniform Commercial Code or PPSA).

SECTION 6.13.  Further Assurances.  The Borrower will, and will cause each other Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, to create and perfect Liens in favor of the Administrative Agent in any real property acquired by the Borrower or any of its Subsidiaries after the Closing Date or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrower also agrees to, and to cause each other Loan Party to, provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, subject to the terms of the Intercreditor Agreement.  The Borrower will, and will cause each other Loan Party to, upon the request of the Administrative Agent, execute and deliver to the Administrative Agent with respect to each parcel of real property that has a fair market value equal to or more than $500,000 and that is owned or held by each Loan Party and any newly acquired or newly formed Subsidiary, mortgages, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, in scope, form and substance reasonably satisfactory to the Administrative Agent.

SECTION 6.14.  [Intentionally Omitted].

SECTION 6.15.  Employee Benefit Plans.  The Borrower will (a) promptly upon any request of the Administrative Agent therefor, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) within 10 days of receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

SECTION 6.16.  Private Label Credit Cards.  The Borrower shall enter into an agreement to replace the Borrower’s and the Loan Parties’ existing domestic private label credit card facility with Citibank, N.A. or its affiliates (with a processor and on terms reasonably satisfactory to the Administrative Agent, whose consent shall not be unreasonably withheld) at least 30 days prior to the earlier of (i) the scheduled expiration of such facility or (ii) any earlier termination thereof.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any outstanding Commitment hereunder or any Loan shall remain unpaid or unsatisfied, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

SECTION 7.01.  Indebtedness and Other Obligations.

SECTION 7.01A.            Indebtedness.  The Borrower shall not, and shall not permit any other Loan Party to, create, incur, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness created under the Loan Documents;

(b)  Indebtedness (other than Indebtedness created pursuant to the Existing Revolving Credit Facility) existing on the Closing Date and set forth in Schedule 7.01A, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or provide recourse to any Loan Party other than those Persons which were obligated with respect to such Indebtedness; provided, that if such Indebtedness was subordinated in right of payment to the Obligations, then the terms and conditions of the extension, renewal or replacement must include subordination terms and conditions that are at least as favorable to the Lenders as those that were applicable to such Indebtedness;

(c)  Indebtedness of any Loan Party to any other Loan Party, and any Guarantee by a Loan Party of Indebtedness of another Loan Party otherwise permitted hereunder; provided that the parties thereto are party to the Intercompany Subordination Agreement;

(d)  [Intentionally Omitted];

(e)  [Intentionally Omitted];

(f)  Indebtedness of any Loan Party to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause (f) shall not exceed $20,000,000 at any time outstanding;

(g)  [Intentionally Omitted];

(h)  [Intentionally Omitted];

(i)  Indebtedness in respect of performance bonds, bid bonds, customs and appeal bonds, surety bonds, performance and completion guarantees and similar obligations, or, to the extent incurred in connection with purchases from suppliers, obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(j)  obligations in respect of cash management services, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements;

(k)  Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(l)  other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding; provided that the terms of such Indebtedness do not contain any covenants or events of default which are determined to be, in the reasonable discretion of the Administrative Agent, taken as a whole, materially more restrictive than the covenants and Events of Default contained in this Agreement;

(m)  So long as the Intercreditor Agreement is in effect, Indebtedness created under the Existing Revolving Credit Facility in an aggregate principal amount not exceeding $750,000,000 at any time outstanding;

(n)  Indebtedness consisting of obligations under Hedging Agreements otherwise permitted by Section 7.09;

(o)  Indebtedness of Zale Canada Co. to the ZC Partnership consistent with past practice and in an aggregate principal amount not to exceed CDN$149,175,500 outstanding at any time; and

(p)  obligations to return or pay the purchase price of inventory held on consignment from trade vendors incurred in the ordinary course of business consistent with past practice.

Notwithstanding anything to the contrary in this Agreement, the Borrower shall cause the ZC Partnership not to incur any Indebtedness or any other material obligations. The accrual of interest and the accretion or amortization of original issue discount on Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred in accordance with this Section 7.01A will not constitute an incurrence of Indebtedness.

SECTION 7.01B.  Zale Insurance Subsidiaries Indebtedness.  The Borrower shall cause the Zale Insurance Subsidiaries not to: (A) incur any Indebtedness for borrowed money secured by their assets; (B) other than in the ordinary course of business, cancel or compromise any Indebtedness or waive any material rights without receiving a realizable benefit of similar or greater value; or (C) change in any material respect any of their policies with respect to Investments, except as required by applicable law or regulation.

SECTION 7.02.  Liens.  The Borrower shall not, and shall not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)  Liens created under the Loan Documents;

(b)  Permitted Encumbrances;

(c)  any Lien on any property or asset of any Loan Party set forth in Schedule 7.02 and any extensions or renewals thereof; provided that (i) such Lien shall not apply to any other property or asset of any Loan Party other than after-acquired property affixed or incorporated thereto and the proceeds or products thereof and (ii) such Lien shall secure only those obligations (including commitments in respect thereof) that it secures as of the Closing Date, and extensions, renewals and replacements thereof that do not increase the amount thereof;

(d)  Liens on fixed or capital assets acquired, constructed or improved by any Loan Party; provided that (i) such Liens secure Indebtedness permitted by clause (f) of Section 7.01A, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, (iv) such Liens shall not apply to any other property or assets of the Loan Parties other than after-acquired property affixed or incorporated thereto and proceeds or products thereof and (v) if requested by the Administrative Agent, the Borrower or such Loan Party will use commercially reasonable efforts to cause the holder of such Liens to enter into an intercreditor agreement with the Administrative Agent providing for access and use of the property in connection with the disposition of all or any portion of the Collateral on terms reasonably satisfactory to the Administrative Agent;

(e)  [Intentionally Omitted];

(f)  Liens on Inventory and proceeds thereof (up to the Cost to such Loan Party of such Inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such Inventory;

(g)  voluntary options in favor of any of the Loan Parties and their respective Subsidiaries to purchase real property subject to operating leases;

(h)  [Intentionally Omitted];

(i)  sales, assignments or transfers of assets to the extent permitted by Section 7.05 hereof;

(j)  Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(k)  Liens (if any) arising from precautionary UCC, PPSA or PRUCC or comparable filings regarding “true” operating leases;

(l)  Liens on property in existence at the time such property is acquired by a Loan Party or on property of a Subsidiary of a Loan Party in existence at the time such Subsidiary becomes a Loan Party; provided that such Liens are not incurred in connection with, or in anticipation of, such acquisitions and do not attach to any other assets of any Loan Party;

(m)  So long as the Intercreditor Agreement is in effect, Liens securing obligations in respect of Indebtedness incurred pursuant to Section 7.01A(m), which Liens, as to collateral with respect to which the collateral agent for the secured parties under the Existing Revolving Credit Facility has first priority pursuant to the Intercreditor Agreement, may be senior to the Liens securing the Obligations in accordance with the terms of the Intercreditor Agreement;

(n)  Liens (if any) arising under or in connection with the Loan Parties’ private label credit card facility, as amended or replaced from time to time, on Inventory charged to credit cards and returned to the Loan Parties for which a Loan Party has not reimbursed the credit card facility provider, including any Liens on the proceeds thereof; and

(o)  other Liens on assets of the Loan Parties (other than Inventory or accounts receivable) to the extent not otherwise included in paragraphs (a) through (m) of this Section securing Indebtedness and other liabilities in an aggregate amount not to exceed $5,000,000 at any time outstanding.

Notwithstanding anything to the contrary in this Agreement, the Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien securing Indebtedness (other than under the Loan Documents and the ABL Credit Agreement) on any Equity Interests of (i) any Zale Insurance Subsidiary or (ii) the ZC Partnership.

SECTION 7.03.  Fundamental Changes.  (a)  The Borrower shall not, and shall not permit any of its Subsidiaries to, merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing: (i) any Subsidiary of the Borrower (other than any Zale Insurance Subsidiary) may merge into or amalgamate with any Loan Party in a transaction in which the surviving entity is a Loan Party, (ii) any Loan Party (other than the Borrower) may effect a merger, dissolution, liquidation, consolidation or amalgamation to effect a disposition permitted pursuant to Section 7.05 and (iii) any Loan Party (other than the Borrower), the Guam Subsidiary and the ZC Partnership may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and so long as all of the assets of such Loan Party or the ZC Partnership, as applicable, are transferred to a Loan Party that is not liquidating or dissolving; provided that any such merger, amalgamation or consolidation involving a Person that is not a wholly owned Subsidiary immediately prior to such merger, amalgamation or consolidation shall not be permitted unless also permitted by Section 7.04.

(b)  The Borrower shall not, and shall not permit any other Loan Party to, engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto.  The Borrower shall not permit the Guam Subsidiary to hold any material assets or become liable for any Indebtedness or any other material obligations, or engage in any activities other than those incident to the maintenance of its existence or to the orderly liquidation and winding-up thereof.

SECTION 7.04.  Investments.

SECTION 7.04A.  Investments.  The Borrower shall not, and shall not permit any other Loan Party to, purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any other investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an “Investment”), except for:

(a)  Permitted Investments;

(b)  Investments existing on the Closing Date and set forth on Schedule 7.04A, and any modification, renewal or extension thereof; provided that the amount of any Investment permitted pursuant to this clause is not increased from the amount of such Investment on the Closing Date except pursuant to the terms of such Investment as of the Closing Date or as otherwise permitted by this Section 7.04A(b);

(c)  Investments by any Loan Party in any other Loan Party (including, for avoidance of doubt, acquisitions of any Equity Interests of a Loan Party from another Loan Party); provided that any Loan Party or other Subsidiary of the Borrower (except the ZC Partnership) making a loan or advance to another Loan Party is subject to the Intercompany Subordination Agreement;

(d)  [Intentionally Omitted];

(e)  other Investments by any of the Loan Parties in any Zale Insurance Subsidiary that are reasonably required for purposes of compliance by such Zale Insurance Subsidiary with any applicable law or regulation, in an amount not to exceed $10,000,000 at any time outstanding in the aggregate for all such Investments made pursuant to this clause (e);

(f)  [Intentionally Omitted];

(g)  [Intentionally Omitted];

(h)  [Intentionally Omitted];

(i)  Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 7.05;

(j)  [Intentionally Omitted];

(k)  Investments consisting of Indebtedness (including Guarantees) permitted by Section 7.01;

(l)  Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)  loans or advances to employees, officers and directors for the purpose of travel, entertainment, relocation or other customary business purposes in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

(n)  [Intentionally Omitted];

(o)  [Intentionally Omitted];

(p)  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, or consisting of loans and advances by a Loan Party to consignment vendors, secured by a Lien on the inventory which has been, or will be, consigned to a Loan Party, in a principal amount not to exceed the value of such consigned inventory, and which are repayable out of the proceeds of the sale of such consigned inventory or upon the return of such consigned inventory to the consignment vendor;

(q)  Investments in Hedging Agreements permitted under Section 7.09;

(r)  Investments of any Person existing at the time such Person becomes a Loan Party pursuant to an Investment otherwise permitted under this Section 7.04A, so long as such Investments were not made in contemplation of such Person becoming a Loan Party; and

(s)  Guarantees of leases of a Loan Party that do not constitute Indebtedness, in each case entered into in the ordinary course of business.

Notwithstanding anything to the contrary in this Agreement, the Borrower shall cause the ZC Partnership not to make any Investments in any other Person, other than Investments in Zale Canada Co. consistent with past practice and permitted by Section 7.01A(o).

SECTION 7.04B.  Zale Insurance Subsidiaries Investments.  The Borrower shall cause the Zale Insurance Subsidiaries not to make any Investments in any other Person, other than Investments made in the ordinary course of business in accordance with their Investment policies.

SECTION 7.05.  Asset Sales.  The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest of another Person held by the Borrower or such Subsidiary (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable law), nor shall any Loan Party (other than the Borrower) or any of their Subsidiaries issue any additional shares of its capital stock or other Equity Interests in such Loan Party or other Subsidiary, except:

(a)  sales or other dispositions of (i) inventory in the ordinary course of business (including in connection with the closure of Stores), (ii) used or surplus equipment or (iii) Permitted Investments and Investments permitted pursuant to Section 7.04A(i) in the ordinary course of business;

(b)  sales, transfers and dispositions among the Loan Parties and their respective Subsidiaries (excluding, however, any sales, transfers and dispositions of Collateral from any Loan Party except to another Loan Party); provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 7.07;

(c)  issuances or sales of Equity Interests of any Loan Party to any other Loan Party;

(d)  the natural expiration of intellectual property licenses in accordance with the terms thereof;

(e)  transfers of assets permitted as Investments under Section 7.04; provided that no Event of Default has occurred and is continuing or would occur as a result thereof;

(f)  Permitted Asset Sales; provided that no Event of Default has occurred and is continuing or would occur as a result thereof;

(g)  leases, subleases or space leases, in each case in the ordinary course of business and which do not materially interfere with the business of any Loan Party;

(h)  licenses or sublicenses of intellectual property, in each case in the ordinary course of business and which do not materially interfere with the business of any Loan Party; and

(i)  bulk sales or other dispositions of the Loan Parties’ inventory and Store fixtures not in the ordinary course of business in connection with Store closures, at arm’s length; provided that such Store closures and related inventory dispositions shall not exceed (i) for the first twelve months after the Closing Date, 200 of the Loan Parties’ Stores on terms and subject to conditions to be agreed by the Borrower and the Administrative Agent, and (ii) thereafter, in any Fiscal Year of the Borrower, 10% of the number of the Loan Parties’ Stores as of the beginning of such Fiscal Year (net of new Store openings) on terms and subject to conditions to be agreed by the Loan Parties and the Administrative Agent and (iii) in the aggregate from and after the first anniversary of the Closing Date, 25% of the number of the Loan Parties’ Stores in existence as of the first anniversary of the Closing Date (net of new Store openings); provided further that all sales of inventory in connection with Store closings shall be conducted at Store locations (provided that, in conjunction with any such sales, inventory having an aggregate Cost of up to $15,000,000 in the aggregate in any Fiscal Year may be transferred to other Store locations or distribution centers of the Loan Parties) pursuant to a going out of business, liquidation or similar sale, in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent;

provided that all sales, transfers, leases and other dispositions permitted by clauses (e), (f), (g) and (h) shall be made at arm’s length and for fair value; provided, further, that the authority granted hereunder may be terminated in whole or in part by the Administrative Agent upon the occurrence and during the continuance of any Event of Default.

SECTION 7.06.  Restricted Payments; Certain Payments of Indebtedness.  The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or voluntarily make any prepayment of principal of any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, in each case which is expressly subordinated in right of payment to the Loans (other than regularly scheduled payments of principal on such Indebtedness, subject to the subordination terms thereof, or any refinancing of such

Indebtedness with the proceeds of Equity Interests of the Borrower or new Indebtedness that is also expressly subordinated in right of payment to the Loans), except:

(a)  any Person may make Restricted Payments to, or prepay subordinated Indebtedness owed to, any Loan Party; provided that each Zale Insurance Subsidiary may only make Restricted Payments to a Loan Party in any Fiscal Year out of such Zale Insurance Subsidiary’s retained earnings for such Fiscal Year and to the extent such Restricted Payments do not constitute extraordinary dividends;

(b)  to the extent constituting Restricted Payments, the Loan Parties may enter into and consummate transactions permitted by Section 7.03 or 7.04;

(c)  the Borrower may make repurchases of Equity Interests in the Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(d)  the Borrower may pay for and otherwise effect the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower by any employee, director or officer of the Borrower or any of its Subsidiaries pursuant to any equity plan, stock option plan or any other benefit plan or any agreement with any employee, director or officer of the Borrower or any of its Subsidiaries; provided that (i) the aggregate amount of Restricted Payments made pursuant to this clause (d) shall not exceed $1,000,000 in any Fiscal Year and (ii) no Restricted Payments may be made pursuant to this clause (d) upon the occurrence and during the continuance of an Event of Default or a Cash Control Event;

(e)  any Loan Party may pay cash in lieu of fractional Equity Interests;

(f)  any Person may make other Restricted Payments in an aggregate amount not to exceed $1,000,000; provided that no Restricted Payments may be made pursuant to this clause (f) upon the occurrence and during the continuance of an Event of Default or a Cash Control Event; and

(g)  the Borrower may make Restricted Payments pursuant to the transactions contemplated by the Warrant Agreement or in accordance with the terms of the Series A Preferred Stock.

Notwithstanding anything to the contrary in this Agreement, the Borrower shall cause the ZC Partnership to not make any Restricted Payment to any other Person, other than Restricted Payments to any Loan Party consistent with past practice.

SECTION 7.07.  Transactions with Affiliates.  Except for the transactions contemplated by the Loan Documents or the Warrant Agreement or as set forth on Schedule 7.07 hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, renew, extend or be a party to any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Loan Parties and their Subsidiaries as would be obtainable by the Loan Parties and their Subsidiaries at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to (a) any transaction between or among the Loan Parties and their Subsidiaries involving no other Person; (b) Investments permitted under Section 7.04 and Restricted Payments and prepayments permitted under Section 7.06; (c) the issuance of Equity Interests in the Borrower to any officer, director or employee of the Borrower or any of its Subsidiaries; (d) the payment of reasonable fees and out-of-pocket costs to directors, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any of its Subsidiaries; or (e) transactions not otherwise prohibited hereunder between the Borrower or any Subsidiary of the Borrower and the Administrative Agent or any of its Affiliates.

SECTION 7.08.  Financial Covenants.  The Borrower and its Subsidiaries, on a consolidated basis, must maintain or achieve:

(a)  Minimum Consolidated EBITDA: Consolidated EBITDA, measured on the last day of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended, of at least the required amount set forth in the following table for the applicable measurement date set forth opposite thereto:

Minimum Amount	Measurement Date
$(10,000,000)	January 31, 2011
$0	April 30, 2011
$10,000,000	July 31, 2011
$20,000,000	October 31, 2011
$40,000,000	January 31, 2012
$50,000,000	April 30, 2012
$60,000,000	July 31, 2012
$70,000,000	October 31, 2012
$80,000,000	January 31, 2013
$90,000,000	April 30, 2013
$100,000,000	July 31, 2013
$100,000,000	October 31, 2013
$100,000,000	January 31, 2014
$100,000,000	April 30, 2014
$100,000,000	July 31, 2014
$100,000,000	October 31, 2014
$100,000,000	January 31, 2015

(b)  Minimum Pagoda Store Contribution:  Pagoda Store Contribution, measured on the last day of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended, of at least the required amount set forth in the following table for the applicable measurement date set forth opposite thereto:

Minimum Amount	Measurement Date
$18,000,000	January 31, 2011
$19,000,000	April 30, 2011
$20,000,000	July 31, 2011
$21,000,000	October 31, 2011
$22,000,000	January 31, 2012
$24,000,000	April 30, 2012
$26,000,000	July 31, 2012
$27,000,000	October 31, 2012
$30,000,000	January 31, 2013
$31,000,000	April 30, 2013
$32,000,000	July 31, 2013
$33,000,000	October 31, 2013
$33,000,000	January 31, 2014
$33,000,000	April 30, 2014
$33,000,000	July 31, 2014
$33,000,000	October 31, 2014
$33,000,000	January 31, 2015

(c)  Minimum Zale Canada Store Contribution:  Zale Canada Store Contribution, measured on the last day of each Fiscal Quarter for the four consecutive Fiscal Quarters then ended, of at least the required amount set forth in the following table for the applicable measurement date set forth opposite thereto:

Minimum Amount (in CDN$)	Measurement Date
$27,000,000	January 31, 2011
$28,000,000	April 30, 2011
$30,000,000	July 31, 2011
$31,000,000	October 31, 2011
$33,000,000	January 31, 2012
$34,000,000	April 30, 2012
$36,000,000	July 31, 2012
$38,000,000	October 31, 2012
$40,000,000	January 31, 2013
$41,000,000	April 30, 2013
$43,000,000	July 31, 2013
$44,000,000	October 31, 2013
$45,000,000	January 31, 2014
$45,000,000	April 30, 2014
$45,000,000	July 31, 2014
$45,000,000	October 31, 2014
$45,000,000	January 31, 2015

(d)  Minimum Liquidity:  (i) For so long as the ABL Credit Agreement is in effect, the Borrower shall not permit Liquidity to be less than the required amount set forth in the following table for each day during the applicable period:

Minimum Amount	Applicable Period
$120,000,000	Closing Date to December 31, 2010
$135,000,000	Thereafter

(ii) If at any time the Borrower does not maintain Liquidity of at least the required amount set forth in the above table for the applicable period, the Borrower shall not request any Borrowings (as defined in the ABL Credit Agreement) at such time.

SECTION 7.09.  Hedging Agreements.  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any Hedging Agreement except for Hedging Agreements used solely as a part of its normal business operations as a risk management strategy and/or to hedge against changes resulting from market operations in accordance with its customary policies.

SECTION 7.10.  Fiscal Year.  The Borrower shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year.

SECTION 7.11.  Negative Pledge; Subsidiary Restrictions.  The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist any agreement that (a) limits the ability (i) of any Subsidiary that is not a Loan Party to make Restricted Payments or other distributions to any Loan Party or to otherwise transfer property to or invest in a Loan Party, (ii) of any Subsidiary (other than any Zale Insurance Subsidiary) to Guarantee the Obligations, (iii) of any Subsidiary that is not a Loan Party to make or repay loans to a Loan Party or (iv) of the Loan Parties to create, incur, assume or suffer to exist Liens on property of such Person in favor of the Administrative Agent; or (b) requires the grant of a Lien by a Loan Party to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided that (1) the foregoing shall not apply to (A) restrictions and conditions imposed by law or by any Loan Document or by the Existing Revolving Credit Facility and (B) restrictions and conditions existing as of the Closing Date and set forth on Schedule 7.11 and any extension or renewal thereof, or any amendment or modification thereto, in each case that does not expand the scope of such restriction or condition; provided that such restrictions and conditions apply only to such Subsidiary, (2) clauses (a)(i) and (a)(iv) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by clause (f) of Section 7.01A if such restrictions or conditions apply only to the assets securing such Indebtedness, (3) clause (a)(i) of the foregoing shall not apply to customary provisions in leases and other agreements restricting the assignment thereof and (4) clauses (a)(i) and (a)(iii) of the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale; provided that such restrictions and conditions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such sale is permitted hereunder.

SECTION 7.12.  Amendments.  The Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld, conditioned or delayed), amend any of the terms or provisions of:

(a)  the ABL Credit Agreement (other than as permitted by the Intercreditor Agreement); or

(b)  the Organization Documents of any Loan Party or any of its Subsidiaries other than to the extent that such amendment would not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders; or

(c)  any Material Contract except to the extent that such amendment would not, individually or in the aggregate, reasonably be expected to be materially adverse to the interests of the Lenders.

SECTION 7.13.  Certain Matters Relating to Zale Insurance Subsidiaries.  (a)  The Borrower shall cause the Zale Insurance Subsidiaries not to: (A) enter into any material intercompany agreements which require approval of a Governmental Authority or (B) modify the material terms of any existing intercompany agreements, in either case if such new agreement or amendment would reasonably be expected to be adverse in any material respect to the Lenders.

(b)  The Borrower shall cause the Zale Insurance Subsidiaries not to issue any of their Equity Interests or securities convertible into or exchangeable for any such Equity Interests.

(c)  The Borrower shall cause the Zale Insurance Subsidiaries not to: (A) enter into any commutation of or recapture of any risks under any Reinsurance Agreement except to the extent required by the other party thereto in accordance with the terms of such agreement or (B) other than in the ordinary course of business and consistent with past practice, amend any existing Reinsurance Agreement or enter into any new Reinsurance Agreement, except as required by applicable law or regulation and except as would not reasonably be expected to be adverse in any material respect to the Lenders.

(d)  The Borrower shall cause the Zale Insurance Subsidiaries not to make or amend any material Tax election of such Subsidiaries, except as required by applicable law or regulation and except as would not reasonably be expected to be adverse in any material respect to the Lenders.

ARTICLE VIII

EVENTS OF DEFAULT

SECTION 8.01.  Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)  the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)  the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, within three Business Days of the date when the same shall become due and payable;

(c)  any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any certificate furnished pursuant to any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02, Section 6.03, Section 6.08, Section 6.10, Section 6.16 or in Article VII;

(e)  any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

(f)  any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

(g)  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or, in the case of the Existing Revolving Credit Facility, to terminate all commitments thereunder prior to scheduled maturity; provided, however, that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or to mandatory prepayments under Material Indebtedness that do not involve a default thereunder;

(h)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal, state or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 30 days;

(i)  any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or provincial bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)  any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)  one or more uninsured judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(l)  any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or as a result of acts or omissions by the Administrative Agent or any Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Loan Document or the Intercreditor Agreement, or purports to revoke, terminate or rescind any provision of any Loan Document or the Intercreditor Agreement, or denies that it has any or further liability or obligation under any provision of any Loan Document;

(m)  any challenge by or on behalf of any Person other than any Loan Party to the validity of any Loan Document or the Intercreditor Agreement or the applicability or enforceability of any Loan Document or the Intercreditor Agreement strictly in accordance with the subject agreement’s terms, in each case as to which an order or judgment has been entered adverse to the Administrative Agent and the Lenders;

(n)  an ERISA Event or a Canadian Pension Plan Event occurs that, when taken together with all other ERISA Events or Canadian Pension Plan Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(o)  any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under, or otherwise in accordance with the terms of, the Loan Documents; (ii) as a result of the failure by the Administrative Agent (or other possessory agent pursuant to the Intercreditor Agreement) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document or to properly file Uniform Commercial Code or other financing or continuation statements or equivalent forms (unless such failure to file is attributable to a Loan Party’s failure to comply with any of its obligations under the Loan Documents); or (iii) in accordance with the terms of the Intercreditor Agreement;

(p)  a Change in Control shall occur;

(q)  except as otherwise permitted hereunder, the determination by the Borrower, whether by vote of the Borrower’s board of directors or otherwise, to (i) generally suspend the operation of the Borrower’s and its Subsidiaries’ business in the ordinary course, (ii) liquidate all or a material portion of the Borrower’s and its Subsidiaries’ assets or Store locations or (iii) employ an agent or other third party to conduct any so-called Store closing, Store liquidation or “Going-Out-Of-Business” sales for the Borrower’s and its Subsidiaries’ Stores generally;

(r)  the occurrence of any uninsured loss to the Collateral in an amount equal to $10,000,000 or greater;

(s)  the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, provincial, municipal, foreign and other civil or criminal statute, rule, regulation, order or other requirement having the force of law where the relief, penalties or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which would reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course; or

(t)  the termination or attempted termination of any Facility Guaranty or Canadian Facility Guaranty except as expressly permitted hereunder or under any other Loan Document;

then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties, and in case of any event with respect to any Loan Party described in clause (h) or (i) of this Article, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 8.02.  When Continuing.  For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected or (b) is waived in writing by the Lenders in accordance with Section 10.01.

SECTION 8.03.  Remedies on Default.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Administrative Agent may proceed to protect and enforce its rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Administrative Agent or the Lenders.  No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 8.04.  Application of Proceeds.  In the event that an Event of Default exists and the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of this Agreement or any of the Security Documents, or otherwise with respect to the realization upon, or disposition of, any of the Collateral, such monies shall be, subject to the Intercreditor Agreement and applicable law, distributed for application as follows:

(a)  First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of, all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any Taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

(b)  Second, to all Obligations owing to the Lenders and the Administrative Agent, in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Obligations with respect to fees owed to the Administrative Agent and all other Obligations owed to the Lenders and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, reasonable fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its reasonable discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)  Last, the balance, if any, after all of the Obligations have been paid in full, to the Loan Parties or as otherwise required by law.

ARTICLE IX

ADMINISTRATIVE AGENT AND LENDERS

SECTION 9.01.  Appointment of Administrative Agent and Authority.

(a)  Each Lender hereby irrevocably designates Z Investment Holdings, LLC as Administrative Agent under this Agreement and the other Loan Documents.  The general administration of the Loan Documents shall be by the Administrative Agent.  Each Lender hereby (a) irrevocably authorizes the Administrative Agent to (i) enter into the Intercreditor Agreement and the Loan Documents to which it is a party, including the Security Agreement, and (ii) at its discretion, take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Intercreditor Agreement as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto and (b) agrees and consents to all the provisions of the Loan Documents and the Intercreditor Agreement.  All Collateral shall be held or administered by the Administrative Agent (or its duly-appointed agent) for its own benefit and for the ratable benefit of the other Credit Parties.  Any proceeds received by the Administrative Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in this Agreement and the other Loan Documents, subject to the terms of the Intercreditor Agreement.  The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Credit Party, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

(b)  The provisions of this Article IX are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third-party beneficiary of any of such provisions (other than the provisions of Sections 9.06 and 9.10).

SECTION 9.02.  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 9.03.  Exculpatory Provisions.

(a)  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, however, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Administrative Agent shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)  The Administrative Agent shall not be liable to any Credit Party for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 8.03 and Section 10.01); or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(c)  The Administrative Agent shall not be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Loan Parties or a Lender.  In the event that the Administrative Agent obtains such actual knowledge or receives such a notice, the Administrative Agent shall give prompt notice thereof to each of the other Lenders.  Upon the occurrence of an Event of Default, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.  Unless and until the Administrative Agent shall have received such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to any such Default or Event of Default as it shall deem advisable in the best interests of the Credit Parties.  In no event shall the Administrative Agent be required to comply with any such directions to the extent that the Administrative Agent believes that its compliance with such directions would be unlawful.

(d)  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 9.04.  Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received written notice to the contrary from such Lender prior to the making of such Loan.  The Administrative Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 9.05.  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of their duties and exercise their rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities as such agent.

SECTION 9.06.  Resignation of the Administrative Agent.  The Administrative Agent may at any time give written notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and shall, unless an Event of Default has occurred and is continuing at the time of such appointment, be reasonably acceptable to the Borrower (whose consent shall not be unreasonably withheld or delayed).  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the retiring Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral on behalf of the Lenders until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for in this Section.  Upon the acceptance of a successor’s appointment as an Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as an Administrative Agent hereunder.

SECTION 9.07.  Non-Reliance on the Administrative Agent and Other Lenders.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.  The Administrative Agent shall not have any duty or responsibility to provide any Credit Party with any other credit or other information concerning the affairs, financial condition or business of any Loan Party that may come into the possession of the Administrative Agent.

SECTION 9.08.  [Intentionally Omitted].

SECTION 9.09.  Administrative Agent May File Proofs of Claim.  In the case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Loan Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Administrative Agent and the other Credit Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent, such other Credit Parties and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and such other Credit Parties under Section 10.04) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.10.  Collateral and Guaranty Matters.  The Credit Parties irrevocably authorize the Administrative Agent, and the Administrative Agent agrees, at its option and in its discretion:

(a)  to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no claim has been asserted), (ii) that is disposed of or to be disposed of as part of or in connection with any disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified by the Required Lenders in accordance with Section 10.01;

(b)  to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.02(d) or (m); and

(c)  to release any Guarantor from its obligations under any Facility Guaranty or Canadian Facility Guaranty, as applicable, and each other applicable Loan Document if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Facility Guaranty or Canadian Facility Guaranty, as applicable, and each other applicable Loan Document pursuant to this Section 9.10.  In each case as specified in this Section 9.10, the Administrative Agent will, at the Loan Parties’ expense, execute and deliver to the applicable Loan Party such documents it may reasonably request to evidence the release of such item of Collateral from the Lien granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Facility Guaranty or Canadian Facility Guaranty, as applicable, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

SECTION 9.11.  Notice of Transfer.  The Administrative Agent may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans and Commitments for all purposes, unless and until, and except to the extent, an Assignment and Assumption shall have become effective as set forth in Section 10.06.

SECTION 9.12.  Agency for Perfection.  Each Lender hereby appoints the Administrative Agent as agent for the purpose of perfecting Liens for the benefit of the Lenders, in assets which, in accordance with Article 9 of the Uniform Commercial Code or any other applicable law of the United States of America or Canada, can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.13.  Intercreditor Agreement.  The Lenders acknowledge that the Existing Revolving Credit Facility as currently in effect is, and any future Indebtedness incurred pursuant to Section 7.01A(m) may be, secured by Liens on the ABL Priority Collateral that have priority over the Liens under the Loan Documents.  In connection with the Borrower’s entry into this Agreement, the Administrative Agent shall enter into the Intercreditor Agreement, establishing the relative rights of the Credit Parties and the secured parties under the Existing Revolving Credit Facility with respect to the Collateral, including the ABL Priority Collateral.  Each Lender hereby irrevocably (i) consents to the treatment of Liens to be provided for under the Intercreditor Agreement, (ii) authorizes and directs the Administrative Agent to execute and deliver the Intercreditor Agreement and any documents relating thereto, in each case, on behalf of such Lender and without any further consent, authorization or other action by such Lender, (iii) agrees that, upon execution and delivery thereof, such Lender shall be bound by the terms of the Intercreditor Agreement as if it were a signatory thereto and will take no action contrary to the provisions of the Intercreditor Agreement and (iv) agrees that no Lender shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of the Intercreditor Agreement.  Each Lender hereby further irrevocably authorizes and directs the Administrative Agent to enter into such amendments, supplements or other modifications to the Intercreditor Agreement in connection with any extension, renewal or refinancing of any Indebtedness incurred pursuant to Section 7.01A(m) or any Loans as are reasonably acceptable to the Administrative Agent to give effect thereto, in each case, on behalf of such Lender and without any further consent, authorization or other action by such Lender.  The Administrative Agent shall have the benefit of the provisions of this Article IX with respect to all actions taken by it pursuant to this Section to the full extent thereof.

SECTION 9.14.  Indemnification of the Administrative Agent.  The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Loan Parties and without limiting the obligations of the Loan Parties hereunder), ratably according to their Applicable Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Loan Document or the Intercreditor Agreement or any action taken or omitted to be taken by the Administrative Agent in connection therewith; provided, that no Lender shall be liable under this Section 9.14 for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a final and non-appealable judgment of a court of competent jurisdiction.

SECTION 9.15.  Relation Among Lenders.  The Lenders are not, by virtue of their status as Lenders, partners or co-venturers, and no Lender shall by virtue of such status be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

SECTION 9.16.  Defaulting Lender.

(a)  If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, and such failure is not cured within two Business Days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the other Credit Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal.  Such decision-making and participation rights shall be restored only upon the payment by the Defaulting Lender of the expenses or other amounts as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.05(b) hereof from the date when originally due until the date upon which any such amounts are actually paid.

(b)  Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to perform its obligations under the Loan Documents.

SECTION 9.17.  Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or any other Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of the Administrative Agent and the Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the other Loan Documents shall be taken in concert and at the direction or with the consent of the Administrative Agent or the Required Lenders.

ARTICLE X

MISCELLANEOUS

SECTION 10.01.  Amendments.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent, with the consent of the Required Lenders) and the Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)  postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or premiums due to the Lenders (or any of them) hereunder or under any of the other Loan Documents without the written consent of each Lender entitled to such payment;

(b)  reduce the principal of, or the rate of interest specified herein on, any Loan, or any fee or premium payable hereunder, without the written consent of each Lender entitled to such amount;

(c)  change Section 2.03(a), Section 2.09, Section 8.04 or the definition of “Applicable Percentage” in a manner that would alter the pro rata sharing of payments required thereby or increase any Lender’s Commitment without the written consent of each Lender affected thereby;

(d)  change any provision of this Section or reduce the percentage specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e)  except as permitted hereunder or under any other Loan Document, release, or limit the liability of, the Borrower or any Loan Party without the written consent of each Lender; or

(f)  except as permitted hereunder or under any other Loan Document or the Intercreditor Agreement, release all or substantially all of the Collateral from the Liens of the Security Documents without the written consent of each Lender;

provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder other than those amendments, waivers or consents requiring written consent of each Lender set forth in clauses (a) through (f) above.

If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each or each affected Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 10.12;  provided, however, that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

SECTION 10.02.  Notices; Effectiveness; Electronic Communications.

(a)  Except as provided in clause (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, as follows:

(i) if to the Loan Parties or the Administrative Agent, to the address, telecopier number or electronic mail address specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number or electronic mail address specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received.  Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, however, that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them in writing; provided, however, that approval of such procedures may be limited to particular notices or communications.

(c)  Unless the Administrative Agent otherwise prescribes in writing, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(d)  Each of the Loan Parties and the Administrative Agent may change its address or telecopier number for notices and other communications hereunder by notice to the Administrative Agent.  Each Lender may change its address or telecopier number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent.  In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)  The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Loan Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof.  The Loan Parties shall indemnify the Administrative Agent, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Loan Parties.  All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03.  No Waiver; Cumulative Remedies.  No failure by any Credit Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein and in the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

SECTION 10.04.  Expenses; Indemnity; Damage Waiver.

(a)  The Loan Parties shall, jointly and severally, pay all Credit Party Expenses.

(b)  The Loan Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of their Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)  Without limiting their obligations under Section 9.14 hereof, to the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, however, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent in connection with such capacity.

(d)  To the fullest extent permitted by applicable law, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable on demand (accompanied by back-up documentation) therefor.

(f)  The agreements in this Section shall survive the resignation of the Administrative Agent, the assignment of any Loan by any Lender, the replacement of any Lender and the repayment, satisfaction or discharge of all the other Obligations and the termination of this Agreement.

SECTION 10.05.  Reinstatement; Payments Set Aside.  To the extent that any payment by or on behalf of the Loan Parties is made to any Credit Party, or any Credit Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Credit Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its Applicable Percentage (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.  The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 10.06.  Successors and Assigns.

(a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of Section 10.06(b), (ii) by way of participation in accordance with the provisions of Section 10.06(d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Credit Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided, however, that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts:

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Loans at the time owing to it, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent, shall not be less than $1,000,000 unless each of the Administrative Agent and the Borrower otherwise consents, which consent of the Borrower shall not be unreasonably withheld, delayed or conditioned and shall not be required if an Event of Default has occurred and is continuing.

(ii) Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii) Required Consents.  No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Borrower shall be required unless such assignment is to an Eligible Assignee of the type described in clause (a) or (b) of the definition thereof, which consent of the Borrower shall not be required if any Event of Default has occurred and is continuing and, with respect to any assignment after January 1, 2011, shall not be unreasonably withheld, delayed or conditioned; and

(B) the consent of the Administrative Agent shall be required unless such assignment is to a Lender or an Affiliate of a Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.01, Section 3.02 and Section 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, (a) the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender and (b) the assignor Lender or, if applicable, the Administrative Agent, shall return to the Borrower any Note made by the Borrower in favor of such assignor Lender.

(c)  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and Participants and the Commitment of, and principal amount of the Loans owing to, each Lender and Participant pursuant to the terms hereof from time to time (the “Register”). The Loans are registered obligations and the right, title and interest of any Lender, Participant or its assignees in and to such obligations shall be transferable only upon notation of such transfer in the Register.  The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.  This Section 10.06(c) shall be construed so that the Obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any regulations promulgated thereunder (and any other relevant or successor provisions of the Code or such regulations).

(d)  Any Lender may at any time after January 1, 2011, sell participations to any Person (other than a natural Person or the Loan Parties or any of the Loan Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Loans); provided, however, that (i) so long as no Default or Event of Default has occurred and is continuing, the Initial Lender and its Affiliates shall not sell participations exceeding 65.0% of the total Loans held by them at any time, (ii) such Lender’s obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iv) the Loan Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any Participant shall agree in writing to comply with all confidentiality obligations set forth in Section 10.07 as if such Participant was a Lender hereunder.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement;  provided, however, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant.  Subject to subsection (e) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of Section 3.01 and Section 3.02 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, however, that such Participant’s participation is recorded in the Register as set forth in Section 10.06(c) as though it were a Lender.

(e)  A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.02 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant.  A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant complies, for the benefit of the Loan Parties, with Section 3.01(e), (f) or (g), as applicable, as though it were a Lender.

(f)  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g)  The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.07.  Treatment of Certain Information; Confidentiality.  Each of the Credit Parties agrees, on behalf of itself and each of its Affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such Credit Party; provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 10.07, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Credit Parties, (d) to bank examiners or any other U.S. Federal or foreign regulatory authority having jurisdiction over any Credit Party or to auditors or accountants, (e) to the Administrative Agent or any other Credit Party, (f) in connection with any litigation to which the Administrative Agent or any other Credit Party is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or Participant (or prospective assignee or participant) so long as such assignee or Participant agrees to be bound by the provisions of this Section 10.07.

SECTION 10.08.  Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”).  If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.09.  Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.10.  Survival.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and the Lenders, regardless of any investigation made by the Administrative Agent or any Lenders or on their behalf and notwithstanding that the Administrative Agent and the Lenders may have had notice or knowledge of any Default at the time of making the Loans, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder (other than contingent indemnity obligations for which claims have not been asserted) shall remain unpaid or unsatisfied.  Further, the provisions of Article III, Article IX and Section 10.04 shall survive and remain in full force and effect after the termination of this Agreement or any provision hereof and repayment of all of the Obligations (including those arising under Article III, Article IX and Section 10.04) hereunder.

SECTION 10.11.  Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.12.  Replacement of Lenders.  If any Lender requests compensation under Section 3.02, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at the Borrower’s sole expense and effort, so long as no Event of Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that:

(a)  such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and accrued interest thereon and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts);

(b)  in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(c)  such assignment does not conflict with applicable law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.  Each party hereto agrees that an assignment or delegation required pursuant to this Section may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 10.13.  Governing Law; Consent to Service of Process; Jurisdiction.

(a)  GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND

5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)  SERVICE OF PROCESS.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(c)  SUBMISSION TO JURISDICTION.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

SECTION 10.14.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.15.  No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees that (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Credit Parties, on the other hand, as the case may be, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the transactions contemplated hereby and the process leading to such transactions, each Credit Party is and has been acting solely as a principal and except as otherwise expressly agreed, is not acting as an advisor, agent or fiduciary, for the Loan Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Credit Parties has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Loan Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any of the Credit Parties has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Credit Parties has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Credit Parties and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their respective Affiliates, and none of the Credit Parties has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Credit Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

SECTION 10.16.  USA Patriot Act Notice.  Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Patriot Act.

SECTION 10.17.  No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 10.18.  Attachments.  The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

SECTION 10.19.  Conflict of Terms.  Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control. Unless otherwise defined therein, all capitalized terms contained in any exhibit or schedule attached to this Agreement shall have the meanings assigned to such terms in this Agreement

SECTION 10.20.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ZALE CORPORATION, as Borrower,

by
/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

by
/s/ Peter Morrow
Name: Peter Morrow
Title: Authorized Person

Z INVESTMENT HOLDINGS, LLC, as Lender

by
/s/ Peter Morrow
Name: Peter Morrow
Title: Authorized Person

Exhibit A

Form of Note

[City], [State]

[•], 2010

FOR VALUE RECEIVED, the undersigned, ZALE CORPORATION, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of [•] (the “Lender”) or its registered permitted assigns, at the office of Z Investment Holdings, LLC (the “Administrative Agent”) c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, CA 94111, on the Maturity Date the principal sum of [•] (or such other amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement (as defined below), as the aggregate principal amount of such Loans may be increased by any PIK Amount in accordance with the terms of the Credit Agreement), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, or, pursuant to Section 2.05(d) of the Credit Agreement, in additional Loans, in each case for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement dated as of May 10, 2010, by and among the Borrower, the lenders from time to time party thereto and Z Investment Holdings, LLC, as the Administrative Agent (as the same may amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The submission to jurisdiction and consent to service of process provisions set forth in Section 10.13 of the Credit Agreement are hereby incorporated herein by reference in their entirety.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof that shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

This Note is one of the promissory notes referred to in Section 2.07 of the Credit Agreement.  This Note is entitled to the benefit of the Credit Agreement and is guaranteed and secured as provided therein and in the other Loan Documents.  This Note and the Loans evidenced hereby may be transferred in whole or in part only by registration of such transfer on the Register maintained for such purpose by or on behalf of the undersigned as provided in Section 10.06 of the Credit Agreement.  This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

ZALE CORPORATION,

by

Name:
Title:

Exhibit B-1

[FORM OF]

SECURITY AGREEMENT

dated as of

May 10, 2010,

among

ZALE CORPORATION,

THE SUBSIDIARIES IDENTIFIED HEREIN

and

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

TABLE OF CONTENTS, con’t.

ii

TABLE OF CONTENTS, con’t.

iii

Schedules

Schedule 1	Intellectual Property
Schedule 2	Initial Subsidiary Grantors
Schedule 3	Commercial Tort Claims
Schedule 4	Pledged Collateral
Schedule 5	Deposit Accounts and Concentration Accounts

Annexes

Annex 1	Form of Perfection Certificate
Annex 2	Form of Supplement
Annex 3	Form of Patent, Industrial Design and Trademark Security Agreement
Annex 4	Form of Copyright Security Agreement
Annex 5	Form of Pledged Collateral Addendum

SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010, by and among each of: ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Credit Parties.

W I T N E S S E T H:

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent, as administrative agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Credit Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms Used Herein.  Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

SECTION 1.02.  Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“ABL Agent” shall have the meaning given that term in the Intercreditor Agreement.

“Account Debtor” shall have the meaning given that term in the UCC.

“Accounts” shall mean all accounts, accounts receivable, receivables and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

“Administrative Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.09(a).

“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.01.

“Chattel Paper” shall have the meaning given that term in the UCC.

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents, (e) all Chattel Paper, (f) all Instruments, General Intangibles, Supporting Obligations and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and Fixtures, (i) all Investment Property, (j) all Securities Accounts and Commodity Accounts, (k) all Commercial Tort Claims, (l) all Intellectual Property, (m) all other personal property not otherwise described above, whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (n) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (o) all books, records and information relating to any of the foregoing, and all rights of access to such books, records and information, (p) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing ((a) through (o)), including the right of stoppage in transit, and (q) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions and accessions of or to any of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall expressly exclude (i) any Trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iv) the Equity Interests of Dobbins Jewelers, Inc., (v) the Equity Interests of Jewel Re-Insurance Ltd. in excess of 65% of the issued and outstanding shares of any class of Equity Interests of such Subsidiary, (vi) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary and (vii) any property

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that the Administrative Agent shall determine in its reasonable discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

“Commercial Tort Claim” shall have the meaning given that term in the UCC.

“Commodity Account” shall have the meaning given that term in the UCC.

“Concentration Account” shall mean all Deposit Accounts and accounts maintained by the Grantors into which more than one Deposit Account deposits or transfers funds.

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Deposit Account” shall mean any checking or other demand deposit account into which proceeds of Collateral are deposited.

“Distribution” shall have the meaning assigned to such term in Section 6.04(a).

“Documents” shall have the meaning given that term in the UCC.

“Electronic Chattel Paper” shall have the meaning given that term in the UCC.

“Entitlement Holder” shall have the meaning given that term in the UCC.

“Entitlement Orders” shall have the meaning given that term in the UCC.

“Equipment” shall have the meaning given that term in the UCC.

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“General Intangibles” shall have the meaning given that term in the UCC, and shall also include all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Goods” shall have the meaning given that term in the UCC.

“Grantor” shall mean, collectively, the Borrower, the Subsidiaries of the Borrower identified as Grantors on Schedule 2 attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Closing Date pursuant to Section 6.11 of the Credit Agreement; provided that if a Subsidiary is released from its obligations as a Grantor, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Instruments” shall have the meaning given that term in Article 9 of the UCC.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include “inventory” as defined in the UCC and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents which represent any of the foregoing.

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“Investment Property” shall have the meaning given that term in the UCC and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“IP Agreements” shall have the meaning assigned to such term in Section 3.02.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all patents and patent applications or Canadian industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 5 to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (other than such Equity Interests in Dobbins Jewelers, Inc.), regardless of class or designation,

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including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” shall have the meaning given that term in the UCC.

“Secured Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Securities Account” shall have the meaning given that term in the UCC.

“Securities Intermediary” shall have the meaning given that term in the UCC.

“Security Entitlement” shall have the meaning given that term in the UCC.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Supporting Obligation” shall have the meaning given that term in the UCC.

“Term Priority Collateral” shall have the meaning given that term in the Intercreditor Agreement.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the

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goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests of one or more ULCs.

“Zale Canada” shall mean Zale Canada Co., a Nova Scotia company.

SECTION 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.01.  Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, mortgages, pledges, hypothecates, and (except in the case of ULC Shares) transfers and assigns to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral, wherever located, whether now owned or hereafter acquired (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Administrative Agent as such Grantor’s true and lawful attorney, exercisable by the Administrative Agent whether or not an Event of Default exists, with full power of substitution, at the Administrative Agent’s option, to file one or more financing statements or continuation statements, to file with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or Canadian Industrial Design Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Administrative Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party, provided that the Administrative Agent shall have the same rights as the applicable Grantor’s true and lawful attorney referred to above to

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enforce the Security Interest granted by each Grantor, but only if an Event of Default exists.

SECTION 2.02.  No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Credit Parties that:

SECTION 3.01.  Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 3.02.  Filings.  The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects.  Fully executed UCC and PRUCC financing statements, other than fixture filings, or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the UCC or the PRUCC in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office in order to perfect the Security Interest in Collateral consisting of United States and Canadian Patents, Industrial Designs, Trademarks, Copyrights and Copyright Licenses, as the case may be) is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed Copyright Security Agreement, in the form attached as Annex 4 hereto (such agreements being collectively referred to as the “IP Agreements”), covering the United States and Canadian registered Patents, Industrial Designs, United States and Canadian registered Trademarks and United States and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright

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Licenses, as applicable, have been delivered to the Administrative Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, and the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable, as is necessary to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

SECTION 3.03.  Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Section 3.02 above, a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement or analogous document in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions pursuant to the UCC or the PRUCC or by recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 3.04.  Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.  Except as provided herein and in the Credit Agreement, disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the UCC or the PRUCC or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the Canadian Industrial Design Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 3.05.  Bailees, Warehousemen, Etc.  Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party

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and none shall hereafter be placed under such care, custody, storage or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, unless the applicable Grantor complies with Section 4.01(c).

SECTION 3.06.  Intellectual Property.  Schedule 1 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

SECTION 3.07.  Commercial Tort Claims.  Schedule 3 hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by any Grantor seeking damages in an amount of $1,000,000 or more.

SECTION 3.08.  Pledged Collateral.

(a)           Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Administrative Agent for the benefit of the Credit Parties hereunder and Permitted Encumbrances, of the Pledged Collateral indicated on Schedule 4 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Closing Date.

(b)           All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 4, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in

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default thereunder.  Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Administrative Agent as provided herein.

(c)           All actions necessary to perfect or establish the first priority of the Administrative Agent’s Liens (subject to Permitted Encumbrances) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B)(i) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Administrative Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of Uniform Commercial Code financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Collateral created or obtained after the Closing Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d)           None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

SECTION 3.09.  Nature of Certain Consignment Filings.  Each of the Liens and other filings set forth on Schedule 7.02 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which it relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Closing Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantor’s 2010 Spring season) , a copy of which has been provided to the Administrative Agent.

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ARTICLE IV

Covenants

SECTION 4.01.  Change of Name; Location of Collateral; Records; Place of Business.  (a)  Each Grantor agrees to furnish to the Administrative Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein, and (ii) prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure or (C) any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organization number; provided, however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to Zale Canada or any of its assets, Zale Canada shall furnish the Administrative Agent with 30 days prior written notice thereof.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed or lost, stolen or otherwise unaccounted for.  Notwithstanding the foregoing, if any Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization is changed by the applicable Governmental Authority, such Grantor will furnish to the Administrative Agent prompt written notice of any such change not later than 10 days from the date such Grantor has been notified by such Governmental Authority of such change.  Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all necessary filings have been made under the UCC or the PRUCC or otherwise in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.  Each of the Grantors organized under the laws of Canada acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)           Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

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(c)           Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Closing Date, the Grantors shall provide the Administrative Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.02.  Periodic Certification.  Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Administrative Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.02 or, if any such change has occurred, specifying such revised information.

SECTION 4.03.  Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.02 of the Credit Agreement.

SECTION 4.04.  Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper or instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

SECTION 4.05.  Taxes; Encumbrances.  The Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Administrative Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Administrative Agent shall consult with such Grantor before making any such payment or taking any such action;

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provided, however, that the Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent; provided further that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.06.  Assignment of Security Interest.  (a)  If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Administrative Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Administrative Agent.  The Administrative Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Administrative Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Administrative Agent and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

(c)           If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) in an amount in excess of $250,000, other than such Electronic Chattel Paper and transferable records listed in the Perfection Certificate attached hereto, the Grantor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Administrative Agent thereof and shall take such action as the Administrative Agent may reasonably request to vest in the

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Administrative Agent “control” of such Electronic Chattel Paper under Section 9-105 of the UCC, under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or under Section 16 of the Uniform Electronic Transactions Act, as the case may be, as in effect in such jurisdiction, of such transferable record.

SECTION 4.07.  Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Credit Parties from and against any and all liability for such performance.

SECTION 4.08.  Limitation on Modification of Accounts.  None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.09.  Insurance.  Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable.  All sums disbursed by the Administrative Agent in connection with this Section 4.09, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.10.  Legend.  At the request of the Administrative Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative Agent for the benefit of the Credit Parties and that the Administrative Agent has a security interest therein.

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SECTION 4.11.  Intellectual Property.

(a)           Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e)           At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 6.01(b) of the Credit Agreement, each Grantor shall inform the Administrative Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the

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Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office, Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent.

(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(i)            Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 1 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, Industrial Design or Material Trademarks;

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provided that any Grantor shall, within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

SECTION 4.12.  Pledged Collateral.  (a)  Subject to Section 4.04 and Section 4.12(e), if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall deliver to the Administrative Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral and (ii) to the extent such Pledged Collateral is represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers endorsed in blank by such Grantor.

(b)           Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Administrative Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of the Administrative Agent or the other Credit Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d)           Each Grantor agrees that it will assist the Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Administrative Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e)           As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

SECTION 4.13.  Commercial Tort Claims.  If any Grantor shall at any time after the date hereof hold or acquire a Commercial Tort Claim in respect of which a complaint or counterclaim has been filed seeking damages in an amount in excess of

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$1,000,000, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.14.  Securities Accounts.  With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as the Administrative Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement either (A) to identify in its records the Administrative Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Administrative Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Administrative Agent (which agreement may also be for the benefit of the ABL Agent); provided that the Administrative Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) 60 days after the Closing Date and (B) in the case of Securities Accounts opened after the Closing Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).

ARTICLE V

Collections

SECTION 5.01.  Deposit and Concentration Accounts.

(a)           Schedule 5 hereto sets forth, as of the date hereof, each Deposit Account and Concentration Account that each Grantor maintains.  For each Concentration Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent (such agreement, a “Blocked Account Agreement”) (which Blocked Account Agreement may also be for the benefit of the ABL Agent); provided that no Grantor shall be required to take the foregoing actions with respect to any Concentration Account until the later of (A) 60 days after the Closing Date and (B) in the case of Concentration Accounts opened after the Closing Date, at the time of establishment of such Concentration Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).  The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of

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Default has occurred and is continuing.  Without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any Blocked Account Agreement.

(b)           The Grantors shall cause the ACH or wire transfer to a Concentration Account, no less frequently than daily, of the then contents of each Deposit Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Deposit Account by the bank at which such Deposit Account is maintained; provided, however, to the extent a Deposit Account is maintained for the deposit of the receipts of a Store, and such Deposit Account is maintained with a bank that either does not provide daily balance information for such Deposit Account or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such Deposit Account may be swept on a monthly, rather than daily basis; provided, further, that (x) the number of such Deposit Accounts swept on a monthly basis shall not exceed 5% of all of the Store Deposit Accounts and (y) the aggregate amounts maintained in such Deposit Accounts shall not exceed $5,000,000 at any time.

SECTION 5.02.  Power of Attorney.  Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Credit Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.01 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (iii) to take actions required to be taken by Grantors in Section 5.01; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement, (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to

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settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary to the extent relating to Collateral; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use for the purposes permitted by Section 6.01 hereof, any or all General Intangibles of any Grantor relating to the Collateral; provided that the Administrative Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Credit Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.  Notwithstanding the provisions of this Section 5.02, the power of the Administrative Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

SECTION 5.03.  No Obligation to Act.  The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent in such Person’s individual capacity, accords its own property consisting of similar instruments or interests, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that none of the Administrative Agent or any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Credit Party of any other or further right which it may have on the date of this

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Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI

Remedies

SECTION 6.01.  Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, the PRUCC or other applicable law.  The rights and remedies of the Administrative Agent shall include the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Chattel Paper, Instruments and Documents, the Administrative Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Inventory, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors.  Such sale(s) may be conducted upon any premises owned, leased or occupied by any Grantor.  The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c)           With respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

(d)           With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy and

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use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent.  The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies hereunder.

(e)           The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(f)            Each Grantor agrees that the Administrative Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(g)           Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least 10 days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC, the PRUCC or other applicable law with respect to the exercise of the Administrative Agent’s Rights and Remedies upon Default.  The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h)           Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute

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discretion) determine.  If any of the Collateral is sold, leased or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

(i)            At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.01, the Administrative Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(j)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(k)           As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l)            To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.02.  Grant of Non-Exclusive License.  For the purpose of enabling the Administrative Agent to exercise the Administrative Agent’s Rights and Remedies under Section 6.01 (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise the Administrative Agent’s Rights and Remedies under Section 6.01, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, including in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory

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(a) to use, apply and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Administrative Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, and (ii) without limiting the provisions of Section 6.01(c), agrees to provide the Administrative Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

SECTION 6.03.  Application of Proceeds.  After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 8.04 of the Credit Agreement.

SECTION 6.04.  Voting Rights.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Administrative Agent or any other Credit Party or the value of the Pledged Interests.  The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to

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the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03.  After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii)           All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           This Section 6.04 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

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SECTION 6.05.  ULC Shares.

(a)           Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any Credit Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Administrative Agent to hold as Pledged Collateral hereunder) and shall  have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Administrative Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Administrative Agent, any Credit Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Administrative  Agent, any Credit Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Administrative  Agent or any Credit Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)           Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Stock issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Administrative Agent or any other Credit Party to:  (i) be registered as shareholder or member of such ULC; (ii) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favor of the Administrative Agent or other Credit Party; (iii) have any notation entered in its favor in the share register of such ULC; (iv) be held out as a shareholder or member of such ULC; (v) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or any other Credit Party holding a security interest in such ULC; or (vi) act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

SECTION 6.06.  Disposition of Pledged Collateral by Administrative Agent.  None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will

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be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

ARTICLE VII

Perfection of Security Interest

SECTION 7.01.  Perfection by Filing.  This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent, pursuant to the provisions of Sections 2.01 and 5.02, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Administrative Agent shall deem appropriate, including recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith.  Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.  Each Grantor hereby further agrees that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 7.02.  Other Perfection, etc.  The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Administrative Agent, (b) to obtain “control” of any Securities Accounts, Concentration Accounts, Letter-of-Credit Rights, or Electronic Chattel Paper, with any agreements establishing control to be in form and substance satisfactory to the Administrative Agent (and which may also be for the benefit of the ABL Agent), and (c) otherwise to insure the continued perfection of

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the Administrative Agent’s Security Interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.

SECTION 7.03.  Savings Clause.  Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Administrative Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC or the PRUCC.

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 8.02.  Security Interest Absolute.  All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.03.  Suretyship Waivers by Grantors.  The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.  The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defenses.

29

SECTION 8.04.  Marshalling.  Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

SECTION 8.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

SECTION 8.06.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.07.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred in connection with this Agreement.

30

(b)           Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery or performance of this Agreement, the performance by any Grantor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.07 shall be payable on written demand therefor.

SECTION 8.08.  Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 8.09.  Waivers; Amendment.  (a)  The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and

31

in such order of preference as the Administrative Agent may determine.  The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 8.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.10.

SECTION 8.11.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.12.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 8.13.  Headings.  Article and Section headings and the Table of Contents used herein are for the purpose of reference only, are not part of this Agreement

32

and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.14.  Jurisdiction; Consent to Service of Process.  (a)  EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 8.15.  Termination; Release of Collateral.  (a)  Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b)           The Administrative Agent may release any Grantor (other than the Borrower) from its obligations hereunder, and the Security Interest in the Collateral of such Grantor shall automatically be released (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

(c)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.15, the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC or PRUCC termination

33

statements and similar documents that the Grantors shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 8.15 shall be without recourse to, or warranty by, the Administrative Agent.

SECTION 8.16.  Additional Grantors.  Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Subsidiary of the Borrower is required to enter into this Agreement as a Grantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex 2 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 8.17.  Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Credit Parties) with respect to the “ABL Priority Collateral” (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “ABL Obligations” (as defined in the Intercreditor Agreement), any obligation of the Borrower and any other Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any ABL Priority Collateral, shall be deemed to be satisfied if the Borrower or such other Grantor, as applicable, complies with the requirements of the similar provision of the applicable “ABL Document” (as defined in the Intercreditor Agreement).  Until the discharge of the ABL Obligations, the delivery of any ABL Priority Collateral to the “ABL Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

SECTION 8.18.  Grantor Consent.  Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

ZALE CORPORATION,

by

Name:
Title:

ZALE DELAWARE, INC.,

by

Name:
Title:

ZALE INTERNATIONAL, INC.,

by

Name:
Title:

ZAP, INC.,

by

Name:
Title:

ZALE PUERTO RICO, INC.,

by

Name:
Title:

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.,

by

Name:
Title:

ZGCO, LLC,

by

Name:
Title:

ZCSC, LLC,

by

Name:
Title:

TXDC, L.P., by ZALE DELAWARE, INC., its general partner,

by

Name:
Title:

ZALE CANADA FINCO, LLC,

by

Name:
Title:

ZALE CANADA CO.,

by

Name:
Title:

ZALE CANADA DIAMOND SOURCING INC.,

by

Name:
Title:

ZALE CANADA HOLDING LP, by ZALE INTERNATIONAL, INC., its general partner,

by

Name:
Title:

ZALE CANADA FINCO 1, INC.,

by

Name:
Title:

ZALE CANADA FINCO 2, INC.,

by

Name:
Title:

FINCO HOLDING LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

Name:
Title:

FINCO PARTNERSHIP LP, by ZALE CANADA FINCO 2, INC., its general partner,

by

Name:
Title:

ADMINISTRATIVE AGENT:

Z INVESTMENT HOLDINGS, LLC,

by

Name:
Title:

Schedule 1 to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 2 to the

Security Agreement

Initial Subsidiary Grantors

Schedule 3 to the

Security Agreement

Commercial Tort Claims

Schedule 4 to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5 to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 1 to the

Security Agreement

Form of Perfection Certificate

Annex 2 to the

Security Agreement

Form of Supplement

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Security Agreement dated as of [•] (the “Security Agreement”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party thereto (each, including the Borrower, a “Grantor”, and collectively, the “Grantors”) and Z INVESTMENT HOLDINGS, LLC, in its capacity as  administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.16 of the Security Agreement provides that new direct and indirect Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 8.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule 1 attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s United States registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, (c) set forth on Schedule 3 attached hereto is each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the New Subsidiary seeking damages in an amount of $1,000,000 or more, (d) set forth on Schedule 4 attached hereto is the Pledged Collateral held by the New Subsidiary and (e) set forth on Schedule 5 attached hereto are the Deposit Accounts and Concentration Accounts that the New Subsidiary maintains.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by

Name:
Title:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

by

Name:
Title:

Schedule 1

to Supplement No.      to the

Security Agreement

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

Schedule 2

to Supplement No.      to the

Security Agreement

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Schedule 3

to Supplement No.      to the

Security Agreement

Commercial Tort Claims

Schedule 4

to Supplement No.      to the

Security Agreement

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Schedule 5

to Supplement No.      to the

Security Agreement

Deposit Accounts and Concentration Accounts

Name of Grantor	Name of Institution	Account Number	Check here if Account is a Concentration Account

Annex 3 to the

Security Agreement

Form of Patent, Industrial Design and Trademark Security Agreement

Annex 4 to the

Security Agreement

Form of Copyright Security Agreement

Annex 5 to the

Security Agreement

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                          , 20      , is delivered pursuant to Section 4.12 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Z Investment Holdings, LLC, as Administrative Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement.  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Administrative Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:
Name:
Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Exhibit B-2

THE SUBSIDIARIES OF ZALE CORPORATION IDENTIFIED HEREIN

and

Z INVESTMENT HOLDINGS, LLC,

as Administrative Agent

[FORM OF]

CANADIAN SECURITY AGREEMENT

May 10, 2010

STIKEMAN ELLIOTT LLP

i

ii

ADDENDA

SCHEDULE “1”	INTELLECTUAL PROPERTY

SCHEDULE “2”	INITIAL SUBSIDIARY GRANTORS

SCHEDULE “3”	PLEDGED INTERESTS AND PLEDGED NOTES

SCHEDULE “4”	DEPOSIT ACCOUNTS AND CONCENTRATION ACCOUNTS

ANNEX “1”	FORM OF PERFECTION CERTIFICATE

ANNEX “2”	FORM OF SUPPLEMENT

ANNEX “3”	FORM OF PATENT, INDUSTRIAL DESIGN AND TRADEMARK SECURITY AGREEMENT

ANNEX “4”	FORM OF COPYRIGHT SECURITY AGREEMENT

ANNEX “5”	FORM OF PLEDGED COLLATERAL ADDENDUM

iii

CANADIAN SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010, by and among each of: the Subsidiaries of Zale Corporation (the “Borrower”) from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”), and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Credit Parties.

W I T N E S S E T H:

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto from time to time and (iii) the Administrative Agent, as administrative agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are conditioned upon, among other things, the execution and delivery by the Grantors of the Term Facility Canadian Guaranty Agreement (as defined herein) and this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Administrative Agent, on behalf of itself and each other Credit Party (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

Section 1.01           Definition of Terms Used Herein.

Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the PPSA or the STA shall mean the Personal Property Security Act or Securities Transfer Act , as applicable, as in effect from time to time in the Province of Ontario.  Terms defined in the PPSA or the STA and used but not otherwise defined herein have the same meanings.  For greater certainty, the terms “financing statement”, “financing change statement”, “money” and “personal property” have the meanings given to them in the PPSA; and the terms “control” and “deliver” have the meanings given to them in the STA.

Section 1.02           Definition of Certain Terms Used Herein.

As used herein, the following terms shall have the following meanings:

“ABL Agent” shall have the meaning given to that term in the Intercreditor Agreement.

“Accounts” shall mean all accounts, accounts receivable, receivables and rights to payment (whether or not earned by performance) arising out of the sale, lease, license, assignment or other disposition of Inventory and/or arising out of the use of a credit or charge card or information contained on or used with that card.

“Administrative Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.11(a).

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“Blocked Account Agreement” shall have the meaning assigned to such term in Section 5.01.

“Chattel Paper” shall have the meaning given that term in the PPSA.

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents of Title, (e) all Chattel Paper, (f) all Instruments, General Intangibles and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and fixtures, (i) all Investment Property, (i) all Securities Accounts and Futures Accounts, (j) all Intellectual Property, (k) all other personal property not otherwise described above (including all goods, Investment Property, Instruments, Documents of Title, Chattel Paper, intangibles and money), whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (l) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (m) all books, records and information relating to any of the foregoing, and all rights of access to such books, records and information, (n) all liens, guaranties, rights, remedies and privileges pertaining to any of the foregoing ((a) through (m)), including the right of stoppage in transit, and (o) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions and accessions of or to any of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall expressly exclude (i) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (ii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective or is unenforceable against third parties under applicable law; provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iii) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary and (iv) any property that the Administrative Agent shall determine in its reasonable discretion in which the cost (including adverse tax consequences) of obtaining a security interest would be excessive in relation to the value of the security to be afforded thereby; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

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“Concentration Account” shall mean all Deposit Accounts and accounts maintained by the Grantors into which more than one Deposit Account deposits or transfers funds.

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications subject to the copyright laws of Canada; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Deposit Account” shall mean any checking or other demand deposit account into which proceeds of Collateral are deposited.

“Distribution” shall have the meaning assigned to such term in Section 6.04(a).

“Documents of Title” shall have the meaning given that term in the PPSA.

“Entitlement Holder” shall have the meaning given that term in the STA.

“Entitlement Orders” shall have the meaning given that term in the STA.

“Equipment” shall have the meaning given that term in the PPSA.

“Futures Accounts” shall have the meaning given that term in the PPSA.

“General Intangibles” shall have the meaning given the term “intangibles” in the PPSA, except that the term does not include Accounts.  The term shall also include all: rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favour of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Goods” shall have the meaning given that term in the PPSA.

“Governmental Authority” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any

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subdivision or authority of any of the above, (iii) any stock exchange and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Grantor” shall mean, collectively, the Subsidiaries of the Borrower identified as Grantors on Schedule “2” attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Grantor after the Closing Date pursuant to Section 6.11 of the Credit Agreement; provided that if a Subsidiary is released from its obligations as a Grantor, such Subsidiary shall cease to be a Grantor hereunder effective upon such release.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument, but excludes investment property.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include “inventory” as defined in the PPSA and also all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents of Title which represent any of the foregoing.

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“Investment Property” shall have the meaning given that term in the PPSA and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“IP Agreements” shall have the meaning assigned to such term in Section 3.02.

“Letter of Credit Rights” means a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance. The term does not include the right of a beneficiary to demand payment or performance under a letter of credit.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all Canadian industrial design registrations and applications, patents and patent applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Perfection Certificate” shall mean a certificate substantially in the form of Annex “1” hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes;

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex “5” to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule “3” hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Closing Date.

“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor, regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and

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replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Proceeds” shall have the meaning given that term in the PPSA.

“Secured Obligations” shall mean the Guaranteed Obligations as defined in the Term Facility Canadian Guaranty Agreement.

“Securities Account” shall have the meaning given that term in the STA.

“Securities Intermediary” shall have the meaning given that term in the STA.

“Security Entitlement” shall have the meaning given that term in the STA.

“Security Interest” shall have the meaning assigned to such term in Section 2.01 of this Agreement.

“Taxes” means (i) any and all taxes, duties, fees, excises, premiums, assessments, imposts, levies and other charges or assessments of any kind whatsoever imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis, including those levied on, or measured by, or described with respect to, income, gross receipts, profits, gains, windfalls, capital, capital stock, production, recapture, transfer, land transfer, license, gift, occupation, wealth, environment, net worth, indebtedness, surplus, sales, goods and services, harmonized sales, use, value-added, excise, special assessment, stamp, withholding, business, franchising, real or personal property, health, employee health, payroll, workers’ compensation, employment or unemployment, severance, social services, social security, education, utility, surtaxes, customs, import or export,  and including all license and registration fees and all employment insurance, health insurance and government pension plan premiums or contributions; (ii) all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority on or in respect of amounts of the type described in clause (i) above or this clause (ii); (iii) any liability for the payment of any amounts

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of the type described in clauses (i) or (ii) as a result of being a member of an affiliated, consolidated, combined or unitary group for any  period; and (iv) any liability for the payment of any amounts of the type described in clauses (i) or (ii) as a result of any express or implied obligation to indemnify any other Person or as a result of being a transferee or successor in interest to any party.

“Term Facility Canadian Guaranty Agreement” means the term facility Canadian guaranty agreement of even date herewith by and among the Grantors and the Administrative Agent, as such may be amended, modified, supplemented or restated hereafter.

“Term Priority Collateral” shall have the meaning given to that term in the Intercreditor Agreement;

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all Canadian trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests in one or more ULCs.

“Zale Canada” shall mean Zale Canada Co., a Nova Scotia company.

Section 1.03          Rules of Interpretation.

The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

Section 2.01          Security Interest.

As security for the payment or performance, as the case may be, in full of its Secured Obligations, each Grantor hereby bargains, mortgages, pledges, and hypothecates and (except in the case of ULC Shares) assigns and transfers to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral, wherever located whether now owned or hereafter acquired (the “Security Interest”).

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Section 2.02          No Assumption of Liability.

The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Credit Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

Section 2.03          Attachment.

Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral or the power to transfer rights in the Collateral to the Administrative Agent (other than after-acquired Collateral), and (iii) it has not agreed to postpone the time of attachment of the Security Interest.

Section 2.04          Scope of Security Interest.

(a)           The Security Interest with respect to Trademarks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Administrative Agent, but does not constitute an assignment or mortgage of such Collateral to the Administrative Agent.

(b)           Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way each of the Grantor’s rights to commercially exploit the Intellectual Property, defend it, enforce the Grantor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(c)           The Security Interest does not extend to consumer goods.

(d)           The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by each of the Grantors, but each of the Grantors will stand possessed of any such last day upon trust to assign and dispose of it as the Administrative Agent may reasonably direct.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Administrative Agent and the Credit Parties that:

Section 3.01          Title and Authority.

Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

Section 3.02          Filings.

The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects.  Fully executed

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financing statements or financing change statements, or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favour of the Administrative Agent (for the benefit of the Credit Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the PPSA or equivalent legislation in any Province or Territory of Canada, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of financing change statements.  A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex “3” hereto, and a fully executed Copyright Security Agreement, in the form attached as Annex “4” hereto (such agreements being collectively referred to as the “IP Agreements”), covering the Canadian registered Patents, Canadian registered Industrial Designs, Canadian registered Trademarks and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Administrative Agent for recording by any relevant offices of the Canadian Intellectual Property Office, as is necessary to protect the validity of and to establish a legal and valid security interest in favour of the Administrative Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in Canada (or any Province or Territory thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

Section 3.03          Validity and Priority of Security Interest.

The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement, a financing change statement or analogous document in Canada (or any Province or Territory thereof) pursuant to the PPSA or by recording of the IP Agreements with any relevant offices of the Canadian Intellectual Property Office.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

Section 3.04          Absence of Other Liens.

The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.  Except as provided herein and in the Credit Agreement, disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement, a financing change statement or analogous document under the PPSA or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any relevant offices of the Canadian Intellectual Property Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement, financing change statement

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or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement.

Section 3.05          Bailees, Warehousemen, Etc.

Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, unless the applicable Grantor complies with Section 4.01(c).

Section 3.06          Intellectual Property.

Schedule “1” hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each registration and application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

Section 3.07          Pledged Collateral.

(a)           Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Administrative Agent for the benefit of the Credit Parties hereunder and Permitted Encumbrances, of the Pledged Collateral indicated on Schedule “3” as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Closing Date.

(b)           All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and non-assessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule “3”, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral consisting of Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and

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binding obligation of such issuer and such issuer is not in default thereunder. Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Administrative Agent as provided herein.

(c)           All actions necessary to perfect or establish the first priority of the Administrative Agent’s Liens (subject to Permitted Encumbrances) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) (i) upon the taking of possession by the Administrative Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed or transfer forms endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Administrative Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed or transfer forms endorsed in blank by the applicable Grantor; and (C) upon the filing of financing statements or the financing change statements in the applicable jurisdiction for such Grantor with respect to the Pledged Collateral of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Administrative Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor and undated powers endorsed or transfer forms endorsed in blank with respect to such certificates or promissory notes.

(d)           None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

Section 3.08          Nature of Certain Consignment Filings

Each of the Liens and other filings set forth on Schedule 7.02 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which it relates and the proceeds thereof to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case pursuant to a written consignment agreement (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantors’ 2010 Spring season) on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Closing Date, a copy of which has been provided to the Administrative Agent.

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ARTICLE IV

Covenants

Section 4.01          Change of Name; Location of Collateral; Records; Place of Business.

(a)           Each Grantor agrees to furnish to the Administrative Agent (i) prompt written notice of any change in (A) any Grantor’s trade name or business name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility) other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Administrative Agent’s Security Interest therein, and (ii) prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure or (C) any Grantor’s jurisdiction of incorporation, amalgamation or formation; provided however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to Zale Canada or any of its assets, Zale Canada shall furnish to the Administrative Agent with 30 days prior written notice thereof.  Each Grantor also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged, destroyed or lost, stolen or otherwise unaccounted for.  Each of the Grantors acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)           Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)           Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Closing Date, the Grantors shall provide the Administrative Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Administrative Agent.

Section 4.02          Periodic Certification.

Each Grantor shall deliver to the Administrative Agent, at least thirty (30) days prior to setting up a location in the Province of Québec in which it intends on maintaining tangible property, a

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deed of movable hypothec in form and substance and on terms and conditions reasonably satisfactory to the Administrative Agent which has been published in each governmental, municipal or other appropriate office in the Province of Québec to the extent necessary to protect, perfect and set-up the security interest and hypothec.

Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 6.01(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Administrative Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 4.02 or, if any such change has occurred, specifying such revised information.

Section 4.03          Protection of Security.

Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 7.02.  of the Credit Agreement .

Section 4.04          Further Assurances.

Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Administrative Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements, financing change statements or other documents in connection herewith or therewith.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper or instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

Section 4.05          Taxes; Encumbrances.

The Administrative Agent may discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Administrative Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Administrative Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Administrative Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on

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account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent; provided further that the making of any such payments or the taking of any such action by the Administrative Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

Section 4.06          Assignment of Security Interest.

(a)           If at any time any Grantor shall take a security interest in any property of an account debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Administrative Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the account debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favour of such Grantor, such Grantor shall deliver such letter of credit to the Administrative Agent.  The Administrative Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Administrative Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Administrative Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Administrative Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favour of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favour of the Administrative Agent, and satisfactory to the Administrative Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Administrative Agent.

Section 4.07          Continuing Obligations of the Grantors.

Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Credit Parties from and against any and all liability for such performance.

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Section 4.08          Limitation on Modification of Accounts.

None of the Grantors will, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

Section 4.09          Insurance.

Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable.  All sums disbursed by the Administrative Agent in connection with this Section 4.09, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

Section 4.10          Legend.

At the request of the Administrative Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Administrative Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Administrative Agent for the benefit of the Credit Parties and that the Administrative Agent has a security interest therein.

Section 4.11          Intellectual Property.

(a)           Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

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(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Administrative Agent promptly if it knows or has reason to know that any Material Trademark or any Patent,  Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e)           At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 6.01(b) of the Credit Agreement, each Grantor shall inform the Administrative Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the Canadian Intellectual Property Office or in any other country or any political subdivision thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Administrative Agent, execute and deliver any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the Canadian Intellectual Property Office or in any other country or any political subdivision thereof, to maintain and pursue each

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application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Administrative Agent.

(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

(i)            Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule “1” or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, Industrial Designs or Material Trademarks; provided that any Grantor shall within 10 days after it has been notified by the Administrative Agent of the specific identification of such Collateral, advise the Administrative Agent in writing of any Schedule “1” inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

Section 4.12          Pledged Collateral.

(a)           Subject to Section 4.04 and Section 4.12, if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Closing Date, it shall deliver to the Administrative Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral; (ii) to the extent such Pledged Collateral is

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represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers of transfer forms endorsed in blank by such Grantor, and (iii) to the extent such Pledged Collateral is not certificated, an executed control agreement, in form and substance satisfactory to the Administrative Agent.

(b)           Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Administrative Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of the Administrative Agent or the other Credit Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d)           Each Grantor agrees that it will assist the Administrative Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, provincial, territorial, or foreign law in connection with the Administrative Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e)           As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provides or shall provide that such Pledged Interests are securities governed by STA as in effect in any relevant jurisdiction.  No Grantor has consented to, nor will consent to, nor does any Grantor have any knowledge of control by any other Person with respect to the Collateral other than the Administrative Agent.

Section 4.13          Securities Accounts.

With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as the Administrative Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement either (A) to identify in its records the

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Administrative Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Administrative Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Administrative Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Borrower and Administrative Agent (which agreement may also be for the benefit of the ABL Agent); provided that the Administrative Agent will not give any such orders except after the occurrence and during the continuance of an Event of Default; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) 60 days after the Closing Date and (B) in the case of Securities Accounts opened after the Closing Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).

ARTICLE V

Collections

Section 5.01          Deposit and Concentration Accounts.

(a)           Schedule “4” hereto sets forth, as of the date hereof, each Deposit Account and Concentration Account that each Grantor maintains. For each Concentration Account that any Grantor at any time opens or maintains, such Grantor shall cause the depositary bank to agree to comply with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such Concentration Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Administrative Agent (such agreement, a “Blocked Account Agreement”) (which Blocked Account Agreement may also be for the benefit of the ABL Agent), provided that no Grantor shall be required to take the foregoing actions with respect to any Concentration Account until the later of (A) 60 days after the Closing Date and (B) in the case of Concentration Accounts opened after the Closing Date, at the time of establishment of such Concentration Account (or, in each case, such later date as the Administrative Agent shall in its reasonable discretion agree).  The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing.  Without the prior written consent of the Administrative Agent, no Grantor shall modify or amend the instructions pursuant to any Blocked Account Agreement.

(b)           The Grantors shall cause the ACH or wire transfer to a Concentration Account, no less frequently than daily, of the then contents of each Deposit Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Deposit Account by the bank at which such Deposit Account is maintained; provided, however, to the extent a Deposit Account is maintained for the deposit of the receipts of a Store, and such Deposit Account is maintained with a bank that either does not provide daily balance information for such Deposit Account or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such Deposit Account may be swept on a monthly, rather

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than daily basis; provided, further, that (x) the number of such Deposit Accounts swept on a monthly basis shall not exceed 5% of all of the Store Deposit Accounts and (y) the aggregate amounts maintained in such Deposit Accounts shall not exceed $5,000,000 at any time.

Section 5.02          Power of Attorney.

(a)           Each Grantor hereby irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Administrative Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Administrative Agent and the Credit Parties, (a) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted under the Credit Agreement, (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (iii) to take actions required to be taken by Grantors in Section 5.01 and (b) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement, (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s account debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against account debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Administrative Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Administrative Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary to the extent relating to Collateral; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use for the purposes permitted by Section 6.01 hereof, any or all General Intangibles of any Grantor relating to the Collateral; provided that the Administrative Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all

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or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Administrative Agent or any other Credit Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent or any other Credit Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Administrative Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

(b)           Notwithstanding the provisions of Section 5.02,  the power of the Administrative Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

Section 5.03          No Obligation to Act.

The Administrative Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.02, but if the Administrative Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith or breach of the contractual obligations of the Administrative Agent.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Administrative Agent in such Person’s individual capacity, accords its own property consisting of similar instruments or interests, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that none of the Administrative Agent or any of the Lenders shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not the Administrative Agent or any Lender has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.  The provisions of Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Administrative Agent or any other Credit Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Administrative Agent or any other Credit Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

ARTICLE VI

Remedies

Section 6.01          Remedies upon Default.

Upon the occurrence and during the continuance of an Event of Default, the security interest hereby constituted shall become enforceable and it is agreed that the Administrative Agent shall

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have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the PPSA or other applicable law.  The rights and remedies of the Administrative Agent shall include the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles, Letter-of-Credit Rights, Chattel Paper, Instruments and Documents of Title, the Administrative Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Inventory, the Administrative Agent may conduct one or more going out of business sales, in the Administrative Agent’s own right or by one or more agents and contractors.  Such sale(s) may be conducted upon any premises owned, leased or occupied by any Grantor.  The Administrative Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(c)           With respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

(d)           With or without legal process and with or without prior notice or demand for performance, the Administrative Agent may enter upon, occupy and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied or used by the Administrative Agent.  The Administrative Agent shall not be required to remove any of the Collateral from any such premises upon the Administrative Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Administrative Agent be liable to any Grantor for use or occupancy by the Administrative Agent of any premises pursuant to this Section 6.01, nor for any charge (such as wages for the Grantors’

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employees and utilities) incurred in connection with the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies hereunder.

(e)                                  The Administrative Agent may require any Grantor to assemble the Collateral and make it available to the Administrative Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Administrative Agent and such Grantor.

(f)                                    Each Grantor agrees that the Administrative Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(g)                                 Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Administrative Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Administrative Agent shall give the Grantors at least 10 days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the PPSA or other applicable law with respect to the exercise of the Administrative Agent’s Rights and Remedies upon Default.  The Administrative Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(h)                                 Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased or otherwise disposed of by the Administrative Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Administrative Agent.

(i)                                     At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.01, the Administrative Agent or any other Credit Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor,

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the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent or such other Credit Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Administrative Agent or such other Credit Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(j)                                     For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(k)                                  As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(l)                                     The Administrative Agent may appoint by instrument in writing a receiver (which term as used herein includes a receiver and manager) or agent of all or any part of the Collateral and remove or replace from time to time any receiver or agent;

(m)                               The Administrative Agent may institute proceedings in any court of competent jurisdiction to appoint a receive of all or any part of the Collateral;

(n)                                 To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

Section 6.02          Grant of Non-Exclusive License.

For the purpose of enabling the Administrative Agent to exercise the Administrative Agent’s Rights and Remedies under Section 6.01 (including in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Administrative Agent shall be lawfully entitled to exercise the Administrative Agent’s Rights and Remedies under Section 6.01, each Grantor hereby (i) grants to the Administrative Agent, for the benefit of the Administrative Agent and the other Credit Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Administrative Agent’s exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, including in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or

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sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Administrative Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Administrative Agent’s Rights and Remedies under Section 6.01, and (ii) without limiting the provisions of Section 6.01(c), agrees to provide the Administrative Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

Section 6.03          Application of Proceeds.

After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Administrative Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 8.04 of the Credit Agreement.

Section 6.04          Voting Rights.

(a)                                  So long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Administrative Agent, or any other Credit Party or the value of the Pledged Interests.  The Administrative Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii)                                  Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Interests, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total

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liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, promptly delivered to the Administrative Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)                                 Upon the occurrence and during the continuance of an Event of Default:

(i)                                     All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 6.03. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii)                                  All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)                                  This Section 6.04 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

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Section 6.05          ULC Shares.

(a)                                  Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Administrative Agent, any Credit Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Administrative  Agent to hold as Pledged Collateral hereunder) and shall  have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Administrative Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall constitute, the Administrative Agent, any Credit Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Administrative  Agent, any Credit Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Administrative  Agent or any Credit Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)                                 Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Collateral issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Administrative Agent or any other Credit Party to:  (a) be registered as shareholder or member of such ULC; (b) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favour of the Administrative Agent or other Credit Party; (c) have any notation entered in its favour in the share register of such ULC; (d) be held out as a shareholder or member of such ULC; (e) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Administrative Agent or any other Credit Party holding a security interest in such ULC; or (f) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

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Section 6.06          Disposition of Pledged Collateral by Administrative Agent.

None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various provincial or territorial securities laws of Canada and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to provincial and territorial securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Administrative Agent has handled the disposition in a commercially reasonable manner.

Section 6.07          Receiver’s Powers.

(a)                                  Any receiver appointed by the Administrative Agent is vested with the rights and remedies which could have been exercised by the Administrative Agent in respect of the Grantors or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments.  The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Administrative Agent.

(b)                                 Any receiver appointed by the Administrative Agent will act as agent for the Administrative Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for the Grantors.  The receiver may sell, lease, or otherwise dispose of Collateral as agent for the Grantors or as agent for the Administrative Agent as the Administrative Agent may determine in its discretion.  Each of the Grantors agrees to ratify and confirm all actions of the receiver acting as agent for the Grantors, and to release and indemnify the receiver in respect of all such actions.

ARTICLE VII

Perfection of Security Interest

Section 7.01          Perfection by Filing.

This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Administrative Agent to file one or more financing or financing change statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Administrative Agent shall deem appropriate, including recording of the IP Agreements with any relevant offices of the Canadian Intellectual Property Office, and the Grantors shall pay the Administrative Agent’s reasonable costs and expenses incurred in connection therewith.  Any

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such financing statement may indicate the Collateral as “all assets of the Grantor”, or words of similar effect.

Section 7.02          Other Perfection, etc.

The Grantors shall at any time and from time to time take such steps as the Administrative Agent may reasonably request for the Administrative Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Administrative Agent, (b) to obtain “control” of any Collateral, with any agreements establishing control to be in form and substance satisfactory to the Administrative Agent (and which may also be for the benefit of the ABL Agent) and (c) otherwise to insure the continued perfection of the Administrative Agent’s Security Interest in any of the Collateral with the priority described in Section 3.03 and of the preservation of its rights therein.  After the Security Interest becomes enforceable, the Grantors will do all acts and things and execute and deliver all documents and instruments that the Administrative Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section 7.03          Savings Clause.

Nothing contained in this Article VII shall be construed to narrow the scope of the Administrative Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Administrative Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the PPSA.

ARTICLE VIII

Miscellaneous

Section 8.01          Notices.

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

Section 8.02          Security Interest Absolute.

All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defence available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

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Section 8.03          Amalgamation.

Each Grantor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) extends to: (A) all of the property and undertaking that any of the amalgamating corporations then owns, (B) all of the property and undertaking that the amalgamated corporation thereafter acquires, (C) all of the property and undertaking in which any of the amalgamating corporations then has any interest and (D) all of the property and undertaking in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Credit Parties in any currency, however or wherever incurred, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation.  The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.  Upon any such amalgamation, the defined term “Grantor” means, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 8.04          Suretyship Waivers by Grantors.

The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable.  The Administrative Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defences.

Section 8.05          Marshalling.

Neither the Administrative Agent nor any Lender shall be required to marshal any present or future collateral security (including the Collateral) for, or other assurances of payment of the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Administrative Agent or any Lender hereunder and of the Administrative Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any

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of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

Section 8.06          Survival of Agreement.

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Secured Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

Section 8.07          Binding Effect; Several Agreement; Assignments.

Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

Section 8.08          Administrative Agent’s Fees and Expenses; Indemnification.

(a)                                  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all Credit Party Expenses incurred in connection with this Agreement.

(b)                                 Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery or performance of this Agreement, the performance by any Grantor of its obligations under this Agreement or the consummation of the transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the

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foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)                                  Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.08 shall be payable on written demand therefor.

Section 8.09          Governing Law.

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

Section 8.10          Waiver of The Limitation of Civil Rights Act (Saskatchewan)

Without limiting the generality of the foregoing, the Grantor agrees that The Limitation of Civil Rights Act (Saskatchewan) will not apply to this Security Agreement or any rights, remedies or powers of the Collateral Agent, any Secured Party or any Receiver hereunder.

Section 8.11          Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine.  The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the

32

same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 8.12          Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.12.

Section 8.13          Severability.

In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

Section 8.14          Counterparts.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

Section 8.15          Headings.

Article and Section headings and the Table of Contents used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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Section 8.16          Jurisdiction; Consent to Service of Process.

(a)           EACH OF THE GRANTORS AND THE ADMINISTRATIVE AGENT IRREVOCABLY ATTORNS AND SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION OF THE PROVINCE OF ONTARIO SITTING IN TORONTO, ONTARIO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  THE GRANTOR IRREVOCABLY WAIVES OBJECTION TO THE VENUE OF ANY ACTION OR PROCEEDING IN SUCH COURT OR THAT SUCH COURT PROVIDES AN INCONVENIENT FORUM.

(b)           EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 8.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

Section 8.17          Termination; Release of Collateral.

(a)           Except for those provisions which expressly survive the termination thereof, this Agreement and the Security Interest shall terminate when all the Secured Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b)           The Administrative Agent may release any Grantor from its obligations hereunder, and the Security Interest in the Collateral of such Grantor shall automatically be released (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

(c)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d)           In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 8.17, the Administrative Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all releases, discharges, financing statements and similar documents that the Grantors shall reasonably request to evidence such termination or release.  Any execution and delivery of releases, discharges, financing statements or documents pursuant to the Section 8.17 shall be without recourse to, or warranty by, the Administrative Agent.

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Section 8.18          Additional Grantors.

Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Canadian incorporated or created Subsidiary of the Borrower is required to enter into this Agreement as a Grantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex “2” hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

Section 8.19          Intercreditor Agreement.

Notwithstanding anything herein to the contrary, the lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Administrative Agent (and the other Credit Parties) with respect to the ABL Priority Collateral (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the ABL Obligations (as defined in the Intercreditor Agreement), any obligation of the Borrower and any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any ABL Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person, or otherwise, in each case in connection with any ABL Priority Collateral, shall be deemed to be satisfied if the Borrower or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable ABL Document (as defined in the Intercreditor Agreement).  Until the discharge of the ABL  Obligations, the delivery of any ABL Priority Collateral to the ABL Priority Agent (as defined in the Intercreditor Agreement) pursuant to the ABL Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

Section 8.20          Grantor Consent.

Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:

ZALE CANADA CO.

By:	Name:
Title:

GRANTORS:

ZALE CANADA DIAMOND SOURCING INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 1, INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC.

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC. acting in its capacity as general partner of Finco Holding LP

By:	Name:
Title:

GRANTORS:

ZALE CANADA FINCO 2, INC. acting in its capacity as general partner of Finco Partnership LP

By:	Name:
Title:

GRANTORS:

ZALE INTERNATIONAL, INC. in its capacity as general partner of Zale Canada Holding LP

By:	Name:
Title:

ADMINISTRATIVE AGENT:

Z INVESTMENT HOLDINGS, LLC

By:	Name:
Title:

SCHEDULE “1”

INTELLECTUAL PROPERTY

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

1

SCHEDULE “2”

INITIAL SUBSIDIARY GRANTORS

1

SCHEDULE “3”

PLEDGED INTERESTS AND PLEDGED NOTES

PLEDGED INTERESTS

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED NOTES

Name of Grantor	Name of Issuer	Amount

2

SCHEDULE “4”

DEPOSIT ACCOUNTS AND CONCENTRATION ACCOUNTS

NAME OF LOAN PARTY	NAME OF INSTITUTION	ACCOUNT NUMBER	CHECK HERE IF ACCOUNT IS A CONCENTRATION ACCOUNT

3

ANNEX “1”

FORM OF PERFECTION CERTIFICATE

[Attached.]

ANNEX “2”

FORM OF SUPPLEMENT

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Canadian Security Agreement dated as of May 10, 2010 (the “Security Agreement”), among each of the Subsidiaries of Zale Corporation (the “Borrower”) from time to time party thereto (each a “Grantor”, and collectively, the “Grantors”) and Z Investment Holdings, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders party thereto and (iii) the Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.18 of the Security Agreement provides that new direct and indirect Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

1.                                       In accordance with Section 8.18 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

2.                                       The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

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3.                                       This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

4.                                       The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule “1”  attached hereto is a Schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) set forth on Schedule “2” attached hereto is a true and correct Schedule of Intellectual Property consisting (i) all of the New Subsidiary’s Canadian registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each such Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s Canadian registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s Canadian registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, (c) set forth on Schedule “3” attached hereto is the Pledged Collateral held by the New Subsidiary, and (d) set forth on Schedule “4” attached hereto are the Deposit Accounts and Concentration Accounts that the New Subsidiary maintains.

5.                                       Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6.                                       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

7.                                       In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood

2

that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

8.                                       All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

9.                                       The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:	Name:
Title:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

By:	Name:
Title:

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Schedule 1

New Subsidiary Information

Name	Jurisdiction of Formation	Chief Executive Office

4

Schedule 2

Intellectual Property

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

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Schedule 3

Pledged Interests and Pledged Notes

PLEDGED INTERESTS

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

PLEDGED NOTES

Name of Grantor	Name of Issuer	Amount

6

Schedule 4

Deposits Accounts and Concentration Accounts

NAME OF LOAN PARTY	NAME OF INSTITUTION	ACCOUNT NUMBER	CHECK HERE IF ACCOUNT IS A CONCENTRATION ACCOUNT

7

Annex 3

Form of Canadian Patent, Industrial Design and Trademark Security Agreement

CANADIAN PATENT, INDUSTRIAL DESIGN AND TRADEMARK SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent, Industrial Design and Trademark Collateral”):

(a)(i) any and all Canadian patents and patent applications, including those listed on Schedule I; (ii) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (v) all rights to sue for past, present and future infringements thereof; and (vi) all rights corresponding to any of the foregoing;

(b)(i) all Canadian trademarks (including service marks), trade names, trade dress, trade styles and other source indicators, including those listed on Schedule II, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (v) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing; and

(c)(i) all Canadian industrial designs and industrial design applications, including those listed on Schedule I; (ii) all renewals of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (iv) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (v) all rights corresponding to any of the foregoing.

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Patent, Industrial Design and Trademark Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.	ZALE CANADA FINCO 2, INC.

Per:	Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

Annex 4

Form of Canadian Copyright Security Agreement

CANADIAN COPYRIGHT SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications subject to the copyright laws of Canada, including those listed on Schedule I; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing;

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Copyright Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.		ZALE CANADA FINCO 2, INC.

Per:		Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

EXHIBIT C-2

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

EXECUTED by the parties hereto as of the 10 day of May, 2010.

TO:

BANK OF AMERICA, N.A., a national banking association organized under the federal laws of the United States of America, having an office at 100 Federal Street, Floor 9, Boston, Massachusetts 02110, U.S.A., as administrative agent and collateral agent (in such capacity, including its successors and assigns, hereinafter the “Collateral Agent”) for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits derived herefrom;

GRANTED BY:

ZALE CANADA CO., a Nova Scotia unlimited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA DIAMOND SOURCING INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA FINCO 1, INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA FINCO 2, INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

FINCO HOLDING LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

FINCO PARTNERSHIP LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

and

ZALE CANADA HOLDING LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

(each a “Grantor”, and collectively, the “Grantors”)

WITNESSETH

WHEREAS, the Grantors are party to the Amended and Restated Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement);

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of a guarantee granted by the Grantors in favour of the Collateral Agent dated the date hereof and this Security Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1 — GRANT OF SECURITY INTEREST

1.1           Security Interest

As a general and continuing security for the payment and performance, as the case may be, in full of the Secured Obligations, each Grantor, IN CONSIDERATION THEREOF, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby bargains, mortgages, pledges, hypothecates and (except in the case of ULC Shares) assigns and transfers to the Collateral Agent, including its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, including its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, all of its right, title and interest in, to and under all of its property, assets and undertakings, whether now owned

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or hereafter-acquired by it or on its behalf, wherever located (hereinafter, collectively, the “Collateral”), including, without limitation, all of the its present and after acquired personal property and including without limitation:

(a)           Accounts Receivable

All debts, book debts, accounts, Deposit Accounts, Concentration Accounts, Supporting Obligations, Letter of Credit Rights, claims, demands, moneys and choses in action whatsoever including, without limitation, claims against the Crown and claims under insurance policies, which are now owned by or are due, owing or accruing due to it or which may  hereafter be owned by or become due, owing or accruing due to it together with all contracts, investment property, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by such Corporation in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which such Corporation now has or may at any time hereafter have against any Person in respect thereof (all of the foregoing being herein collectively called the “Accounts Receivable”);

(b)           Inventory

All inventory of whatever kind now or hereafter owned by such Corporation or in which such Corporation now or hereinafter has an interest or right of any kind, and all accessions thereto and products thereof, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods, packaging and packing material and other tangible personal property now or hereafter held for sale, lease, rental or resale or that are to be furnished or have been furnished under a contract of service or that are to be used or consumed in the business of such Corporation (all of the foregoing being herein collectively called the “Inventory”);

(c)           Equipment

All goods now or hereafter owned by such Corporation which are not inventory or consumer goods as defined in the PPSA including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property, including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Corporation and all of such Corporation’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located (all of the foregoing being herein collectively called the “Equipment”);

(d)           Chattel Paper, Instruments, Securities, etc.

All chattel paper, instruments, warehouse receipts, bills of lading and other documents of title, whether negotiable or non negotiable, share, stock, security

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entitlements, warrants, bonds, debentures, debenture stock or other securities or investment property and financial assets now or hereafter owned by such Corporation;

(e)           Intangibles

All intangibles now or hereafter owned by such Corporation including, without limitation, Intellectual Property, all goodwill connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles (collectively, the “Intangibles”).

(f)            Books and Accounts, etc.

With respect to the personal property described in Paragraphs (a) to (e) inclusive, all books, accounts, invoices, deeds, documents, writings, letters, papers, security certificates and other records in any form evidencing or relating thereto and all contracts, securities, instruments and other rights and benefits in respect thereof;

(g)           Other Property

The uncalled capital, money, rights, bills of exchange, negotiable and non negotiable instruments, judgments and securities not otherwise described in Paragraphs (a) to (f) inclusive;

(h)           Replacements, etc.

With respect to the personal property described in Paragraphs (a) to (g) inclusive, all substitutions and replacements thereof, increases, additions and accessions thereto and any interest of such Corporation therein; and

(i)            Proceeds

With respect to the personal property described in Paragraphs (a) to (h) inclusive, personal property in any form or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for such property destroyed or damaged and proceeds of proceeds whether of the same type, class or kind as the original proceeds.

1.2           Additional Specification with respect to Security Interest

(a)           Notwithstanding anything in Section 1.1, the term “Collateral” shall expressly exclude the following: (i) any trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property (including any goods, investment property, instruments, documents of title, chattel paper, intangibles or money) to the extent that such grant of a Security Interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or

4

regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, and (iv) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary; provided further that, in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

(b)           Without limiting the foregoing and in addition to Section 4.2 herein, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more financing statements or continuation statements, to file one or more financing statements or continuation statements, to file with the Canadian Intellectual Property Office such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of such Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect.

(c)           The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)           The Security Interest with respect to Trademarks constitutes a Security Interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Collateral Agent, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent.

(e)           Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way any Grantor’s rights to commercially exploit the Intellectual Property, defend it, enforce any Grantor’s

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rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(f)            The Security Interest does not extend to consumer goods.

(g)           The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by any Grantor, but any Grantor will stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

1.3           Definition of Terms Used Herein

(a)           Terms defined in the Personal Property Security Act (Ontario) (as amended from time to time, the “PPSA”) and used in this security agreement have the same meanings.  Any reference to the “STA” is a reference to the Securities Transfer Act, 2006 (Ontario) or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time.  Where a reference is made to the Collateral Agent, it includes, as applicable, any nominee appointed by the Collateral Agent to hold or otherwise take possession of the Collateral;

(b)           Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Credit Agreement;

(c)           Any reference to “Collateral” shall, unless the context otherwise requires, refer to “Collateral or any part thereof”;

(d)           The grant of the Security Interest shall include, without limitation, a mortgage, hypothecation, pledge, charge and assignment of the Collateral in favour of the Collateral Agent (for itself and on behalf of the Secured Parties);

(e)           The term “encumbrance” shall include, without limitation, a security interest, lien, hypothec, claim, charge, deemed trust or encumbrance of any kind whatsoever;

(f)            “Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.9(a).

(g)           “Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

(h)           “Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

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(i)                                     “Concentration Account” shall have the meaning assigned to such term in the Credit Agreement;

(j)                                     “Deposit Account” shall mean any chequing or other demand deposit account into which proceeds of Collateral are deposited, and shall include any time, savings, passbook, or similar accounts maintained with a bank or other financial institution;

(k)                                  “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting (but excluding, for avoidance of doubt, any Indebtedness convertible into or exchangeable for Equity Interests).

(l)                                     “Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

(m)                               “Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

(n)                                 “Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance;

(o)                                 “License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

(p)                                 “Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

(q)                                 “Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all patents and patent applications or industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues,

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divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

(r)                                    “Perfection Certificate” shall mean the certificate substantially in the form of Schedule 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby and duly executed by a Financial Officer of each of the Grantors;

(s)                                  “Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

(t)                                    “Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 2 to this Security Agreement.

(u)                                 “Pledged Companies” shall mean each Person listed on Schedule 3 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Effective Date.

(v)                                 “Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (other than such Equity Interests in Dobbins Jewelers, Inc.), regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(w)                               “Pledged Notes” shall mean, with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

(x)                                   “Secured Obligations” shall mean the Obligations and shall include any obligations owed by the Facility Guarantors under the Facility Guarantor Collateral Documents;

(y)                                 “Secured Parties” shall mean the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Banks, (d) the Arranger, (e) the Co-Borrowing Base Agents, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) any other Person to whom Secured Obligations are owed or may become due and owing, and (h) the successors and assigns of each of the foregoing.

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(z)                                   “Supplement” shall mean a Supplement substantially in the form of Annex 1 to this Security Agreement.

(aa)                            “Supporting Obligations” shall mean a Letter of Credit Right and all other secondary obligation, including, namely, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices, that supports the payment or performance of an Account Receivable, chattel paper, a document of title, an intangible, an instrument or investment property, and all other rights, benefits and documents now or hereafter taken, vested in or held by a Grantor in respect of or as security for the same and the full benefit and advantage thereof.

(bb)                          “Term Priority Collateral” shall have the meaning given to it the Intercreditor Agreement.

(cc)                            “Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

(dd)                          “ULC” means an unlimited company under the Companies Act (Nova Scotia).

(ee)                            “ULC Pledgor” has the meaning assigned to such term in Section 6.17.

(ff)                                “ULC Shares” means shares of stock or other Equity Interests in one or more ULCs.

1.4                                 Rules of Interpretation.

The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

1.5                                 Grantors Remain Liable

Notwithstanding anything herein to the contrary:

(a)                                  each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

(b)                                 the exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

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(c)                                  the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.6                                 Perfection Regarding Certain Term Priority Collateral

In the event that the Term Agent (as defined in the Intercreditor Agreement) shall determine in its reasonable discretion that the cost (including adverse tax consequences) of perfecting a security interest in any Term Priority Collateral would be excessive in relation to the value of the security to be afforded thereby, then the Collateral Agent shall not require the perfection of its security interest in such Term Priority Collateral.

SECTION 2 — REPRESENTATIONS AND WARRANTIES

Each Grantor does hereby represent and warrant that each representation, warranty, covenant and agreement made in the Credit Agreement by the Grantor is hereby reiterated as if incorporated by reference herein, and is hereby confirmed as true and correct, and further represents and warrants to the Collateral Agent:

2.1                                 Title and Authority

The Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

2.2                                 Filings

The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects. Fully executed PPSA financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral (as and if required) have been filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favour of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the security interest may be perfected by filing, recording or registration in all the Provinces, other than Québec, and Territories of Canada (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A fully executed Canadian Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed Copyright Security

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Agreement, in the form attached as Annex 4 hereto, covering its Canadian registered Patents, Canadian registered Industrial Designs, Canadian registered Trademarks and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Collateral Agent for recording by any relevant offices of the Canadian Intellectual Property Office, as is necessary to protect the validity of and to establish a legal and valid security interest in favour of the Collateral Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in Canada (or any Province or Territory thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

2.3                                 Validity and Priority of Security Interest

The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, (b) subject to the filings described in Section 2.2 above, a perfected security interest in all of the Collateral, to the extent that perfection of the security interest can be achieved by filings or recordings and (c) subject to the obtaining of “control”, a perfected security interest in all the Collateral, to the extent that perfection of the security interest in such Collateral is required by the terms hereof or the Credit Agreement and may only be accomplished through “control”. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and which have priority by operation of law.

2.4                                 Absence of Other Liens

The Collateral is owned by the Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement. Except as provided herein and in the Credit Agreement or disclosed in the Perfection Certificate, the Grantor has not filed or consented to the filing of (a) a registration application, financing statement or analogous document under the Civil Code of Québec, the PPSA (or any successor statute) or similar legislation of any other jurisdiction, the Uniform Commercial Code, or any other applicable law covering any Collateral, (b) any assignment or hypothecation in which the Grantor assigns or hypothecates any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, or (c) any assignment or hypothecation in which the Grantor assigns or hypothecates any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which registration application, financing statement or analogous document, assignment, hypothecation, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

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2.5                                 Bailees, Warehousemen, Etc.

Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees, in the ordinary course of business, unless the applicable Grantor complies with Section  3.1(c) below.

2.6                                 Intellectual Property

Schedule 2 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of each such Industrial Design and Industrial Design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

2.7                                 Pledged Collateral

(a)                                  Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Liens permitted by Section 6.2 of the Credit Agreement, of the Pledged Collateral indicated on Schedule 3 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Effective Date.  Except as otherwise disclosed on Schedule 3 attached hereto or the Perfection Certificate attached hereto, no amounts payable under or in connection with any of the Collateral are evidenced by any instruments or chattel paper as of the Effective Date.

(b)                                 All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 3, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

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Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Collateral Agent as provided herein.

(c)                                  All actions necessary to perfect or establish the first priority of the Collateral Agent’s Liens (subject to Permitted Encumbrances which have priority by operation of law or as provided in the Intercreditor Agreement) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Security Agreement; (B)(i) upon the taking of possession by the Collateral Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Collateral Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of PPSA financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Collateral Agent (or, with respect to any Pledged Collateral created or obtained after the Effective Date, will deliver and deposit in accordance with Section 3.13 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d)                                 None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

2.8                                 Nature of Certain Consignment Filings

Each of the Liens and other filings set forth on Schedule 6.2 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which its relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case, pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Effective Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantors’ 2010 Spring season), a copy of which has been provided to the Collateral Agent.

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SECTION 3 — COVENANTS OF THE GRANTORS

Each Grantor covenants and agrees with the Collateral Agent that so long as there shall remain any Secured Obligations:

3.1                                 Change of Name; Location of Collateral; Records; Place of Business

(a)                                  Each Grantor agrees to furnish to the Collateral Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees, in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s Security Interest therein, and (ii) (x) 30 days prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure, and (y) prior written notice of any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or organizational number or similar taxation identification or organizational number.  Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.  Each Grantor acknowledges and agrees that, except as disclosed on the Perfection Certificate, it does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)                                 Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)                                  Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Effective Date, the Grantors shall provide the Collateral Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Collateral Agent.

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3.2                                 Periodic Certification

Each Grantor shall deliver to the Collateral Agent, at least thirty (30) days prior to setting up a location in the Province of Québec in which it intends on maintaining tangible property, a deed of movable hypothec in form and substance and on terms and conditions reasonably satisfactory to the Collateral Agent which has been published in each governmental, municipal or other appropriate office in the Province of Québec to the extent necessary to protect, perfect and set-up the security interest and hypothec.

Without limiting the scope of the foregoing, each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1 of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Collateral Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the date hereof or the date of the most recent certificate delivered pursuant to this Section 3.2 or, if any such change has occurred specifying such revised information.

3.3                                 Protection of Security

Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.2 of the Credit Agreement.

3.4                                 Further Assurances

Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith, as well as causing the Collateral Agent to have “control” (as defined in the STA) of any such Collateral to the extent required perfection is required under this Agreement and can only be accomplished through Control.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper, or other instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper, or other Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

3.5                                 Taxes; Encumbrances

The Collateral Agent may, at its option, discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Collateral Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do

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so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Collateral Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Collateral Agent; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 3.5 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

3.6                                 Assignment of Security Interest

(a)                                  If at any time any Grantor shall take a security interest in any property of an account debtor or any other Person to secure payment and performance of an Account Receivable and the property securing payment and performance of the Account Receivable has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the account debtor or other Person granting the security interest.

(b)                                 To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Collateral Agent.  The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Collateral Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favour of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favour of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

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3.7                                 Continuing Obligations of the Grantors

Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

3.8                                 Use and Disposition of the Collateral

None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant “control” (as defined in the STA) over any Collateral to any Person, except as expressly permitted by Section 6.2 of the Credit Agreement.  Except as expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and each Grantor shall remain at all times in possession of the Collateral owned by it, except that the Grantors may use and dispose of the Collateral in any lawful manner permitted by the terms of and not otherwise inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

3.9                                 Limitation on Modification of Accounts

No Grantor shall, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

3.10                           Insurance

Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 3.10, including

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reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

3.11                           Legend

At the request of the Collateral Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

3.12                           Intellectual Property

(a)                                  Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)                                 Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)                                  Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)                                 Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

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(e)                                  At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 5.1(b) of the Credit Agreement, each Grantor shall inform the Collateral Agent of any application for any Patent, Trademark, Copyright or Industrial Design (or any registration of any Patent, Trademark, Copyright or Industrial Design) such Grantor has filed with the Canadian Intellectual Property Office or any office or agency in any political subdivision of the Canada or in any other country or any political subdivision thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)                                    Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the Canadian Intellectual Property Office or any office or agency in any political subdivision of the Canada or in any other country or any political subdivision thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)                                 In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Copyright or Industrial Design material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Copyright, Industrial Design or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Collateral Agent.

(h)                                 Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design licence or Material Trademark License under which such Grantor is a licensee to effect the

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assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(i)                                     Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 2 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents and/or Industrial Designs or Material Trademarks; provided that any Grantor shall within ten (10) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

3.13                           Pledged Collateral

Subject to the Intercreditor Agreement:

(a)                                  If any Grantor acquires Collateral consisting of chattel paper, instruments or negotiable documents of title (collectively, “Negotiable Collateral”), such Grantor shall, immediately upon receipt thereof, deliver to the Collateral Agent the Negotiable Collateral and shall, at the request of the Lender (i) endorse the same for transfer in blank or as the Collateral Agent may direct, (ii) cause any transfer to be registered wherever, in the opinion of the Lender, such registration may be required or advisable, and (iii) deliver to the Collateral Agent any and all consents or other documents which may be necessary or desirable to transfer the Negotiable Collateral.

(b)                                 Each Grantor shall not cause or permit any Person other than the Collateral Agent to have control (as defined in the STA) of any investment property constituting part of the Collateral, other than control in favour of a depositary bank or securities intermediary which has subordinated its lien to the lien of the Collateral Agent pursuant to documentation in form and substance satisfactory to the Collateral Agent.

(c)                                  Provided no Event of Default has occurred and is continuing, any Grantor has the right to exercise all voting, consensual and other powers of ownership pertaining to Collateral which is investment property (the “Pledged Investment Property”) for all purposes not inconsistent with the terms of this Security Agreement and each Grantor agrees that it will not vote the Pledged Investment Property in any manner that is inconsistent with such terms.

(d)                                 Provided no Event of Default has occurred and is continuing, any Grantor may receive and retain any dividends, distributions or proceeds on the Pledged Investment Property.

(e)                                  If an Event of Default has occurred and is continuing, whether or not the Collateral Agent exercises any right to declare any Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this security agreement or otherwise, all dividends and other distributions on the Pledged Investment Property shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, and, if the Collateral Agent so requests

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in writing, the Corporation will execute and deliver to the Collateral Agent any instruments or other documents necessary or desirable to ensure that the Pledged Investment Property is paid directly to the Collateral Agent.

(f)                                    With respect to (i) the securities accounts (other than securities accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement to enter into a control agreement, such agreement to be in form and substance reasonably satisfactory to the applicable Grantor and the Collateral Agent (which agreement may also be for the benefit of the agent for the Term Loan); provided that the Collateral Agent will not exercise exclusive control over such accounts except after a Cash Control Event; provided further that no Grantor shall be required to take the foregoing actions with respect to any securities account until the later of (A) sixty (60) days after the Effective Date and (B) in the case of securities accounts opened after the Effective Date, at the time of establishment of such securities account (or, in each case, such later date as the Collateral Agent shall in its reasonable discretion agree).

3.14                           Payment

Each Grantor will pay duly and punctually all sums of money owed by it to the Collateral Agent or any other Secured Party under this Security Agreement at the times and places and in the manner provided for herein, the Credit Agreement or any other Loan Document, as applicable.

3.15                           Credit Agreement

Each Grantor acknowledges having reviewed the covenants contained in the Credit Agreement which relate to such Grantor and its business, and hereby covenants and agrees to observe and perform all covenants provided for in the Credit Agreement which relate to it and to do all things necessary or appropriate to ensure that it is in compliance with such covenants at all times.

SECTION 4 — COLLECTIONS

4.1                                 Collections

(a)                                  Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.21 of the Credit Agreement including, without limitation, after the occurrence and during the continuation of an Event of Default or Cash Control Event, the provisions of Section 2.21(f) causing the sweep on each Business Day of all Cash Receipts into the Collection Account.

(b)                                 Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications or the Blocked Account Agreements.  So long as no Event of Default or Cash Control

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Event has occurred and is then continuing, each Grantor shall have sole control over the manner of disposition of the funds in the Accounts (except for the Collection Account), for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may, at the option of the Collateral Agent, be terminated upon the occurrence and during the continuance of any Event of Default or Cash Control Event in accordance with Section 2.21 of the Credit Agreement.

4.2                                 Power of Attorney

(a)                                  Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 1.1 of this Security Agreement, (b) upon the occurrence and during the continuance of an Event of Default or Cash Control Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 4.1 of this Security Agreement,  (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s account debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against account debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (v) to receive and open each Grantor’s mail, remove any proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any

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Grantor; (x) to use, license, or transfer, for the purposes permitted by Section 6 hereof, any or all Intangibles of any Grantor, provided that the Collateral Agent’s use of such Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

(b)                                 Notwithstanding the provisions of Section 4.2,  the power of the Collateral Agent to act in any name other than the name of a Grantor shall not apply to any Pledged Collateral that is ULC Shares.

4.3                                 No Obligation to Act

The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 4.2 hereof, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith, or breach of the contractual obligations of the Collateral Agent. The provisions of Section 4.2 hereof shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise

SECTION 5 — DEFAULT

Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the security interests hereby constituted shall become enforceable and the Collateral Agent shall be entitled to exercise and enforce any or all of the remedies herein provided or which may otherwise be available to the Collateral Agent by statute, at law or in equity and all amounts secured hereby shall immediately be paid to the Collateral Agent (for itself and on behalf of the Secured Parties) by such Grantor.

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SECTION 6 — REMEDIES ON DEFAULT

If the security interests hereby constituted become enforceable, the Collateral Agent shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the Civil Code of Quebec (the “CCQ”) or the Uniform Commercial Code (the “Code”) (whether or not the CCQ or the Code applies to the affected Collateral), the following rights, remedies and powers:

6.1                                 Power of Entry

Each Grantor shall forthwith upon demand assemble and deliver to the Collateral Agent possession of all of the Collateral at such place as may be specified by the Collateral Agent. The Collateral Agent may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, each Grantor agrees that the Collateral Agent, its servants or agents or Receiver (as hereinafter defined) may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Collateral Agent taking possession of the Collateral, or any part thereof, the Collateral Agent shall have the right to maintain the same upon the premises on which the Collateral may then be situate.

6.2                                 Power of Sale

The Collateral Agent may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by each Grantor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as the Collateral Agent, in its sole discretion, may deem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Collateral Agent need only credit against the Secured Obligations the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Secured Obligations as they are received. The Collateral Agent may buy in or rescind or vary any contract for sale of all or any of the Collateral and may reasonably resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Collateral Agent has taken possession of the Collateral. The Collateral Agent may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Grantors by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

6.3                                 Validity of Sale

No person dealing with the Collateral Agent or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Collateral Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Collateral

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Agent with the Collateral or to see to the application of any money paid to the Collateral Agent. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

6.4                                 Receiver-Manager

The Collateral Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver, an interim receiver or receiver and manager (each of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Collateral Agent has under this Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the applicable Grantor and the Collateral Agent and the other Secured Parties shall not be responsible for any act or default of any such Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent. A court need not appoint, ratify the appointment by the Collateral Agent of or otherwise supervise in any manner the actions of any Receiver. Upon a Grantor receiving notice from the Collateral Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of such Grantor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Collateral Agent.

6.5                                 Carrying on Business

The Collateral Agent may carry on, or concur in the carrying on of, all or any part of the business or undertaking of each Grantor, may, to the exclusion of all others, including such Grantor and any other Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by such Grantor and may use all or any of the tools, machinery, equipment and intangibles of such Grantor for such time as the Collateral Agent sees fit, free of charge, to carry on the business of such Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

6.6                                 Dealing with Collateral

The Collateral Agent may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to any Grantor except as otherwise required by any applicable law. The Collateral Agent may demand, sue for and receive any Accounts Receivable with or without notice to any Grantor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts Receivable which may, in the Collateral Agent’s absolute discretion, seem bad or doubtful. The Collateral Agent may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers’ and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Collateral Agent hereunder

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including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to such Grantor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

6.7                                 Right to Use

For the purpose of enabling the Collateral Agent to exercise the Collateral Agent’s Rights and Remedies under Section 6 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise the Collateral Agent’s Rights and Remedies under Section 6, each Grantor hereby (i) grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies under Section 6 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any Trademark, trade name, logo or the like in which such Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Collateral Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any  premises owned or occupied by any Grantor in connection with the  exercise of the Collateral Agent’s Rights and Remedies under Section 6, and (ii) without limiting the provisions of Section 6.1, above, agrees to provide the Collateral Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

6.8                                 Retention of Collateral

Upon notice to any Grantor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Collateral Agent may elect to retain all or any part of the Collateral in satisfaction of the Secured Obligations or any of them.

6.9                                 Pay Encumbrances

The Collateral Agent may pay any encumbrance that may exist or be threatened against the Collateral. In addition, the Collateral Agent may borrow money, at standard commercial rates, required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of any Grantor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to each Grantor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

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6.10                           Application of Payments Against Secured Obligations

Any and all payments made in respect of the Secured Obligations from time to time and moneys realized on the Collateral may be applied to such part or parts of the Secured Obligations as the Collateral Agent may see fit, subject to the terms of the Credit Agreement. The Collateral Agent shall, at all times and from time to time, have the right to change any appropriation as it may see fit, subject to the terms of the Credit Agreement. Any insurance moneys received by the Collateral Agent pursuant to this Security Agreement may, at the option of the Collateral Agent, be applied to rebuilding or repairing the Collateral or be applied against the Secured Obligations in accordance with the provisions of this Section.

6.11                           Set-Off

The Secured Obligations will be paid by each Grantor without regard to any equities between such Grantor and the Collateral Agent and/or any other Secured Party or any right of set-off or cross-claim. Any indebtedness owing by the Collateral Agent and/or any other Secured Party to any Grantor may be set off and applied by the Collateral Agent against the Secured Obligations at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

6.12                           Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Collateral Agent and the other Secured Parties all moneys due to them, each Grantor shall forthwith pay or cause to be paid to the Collateral Agent (either for itself or on behalf of the Secured Parties) such deficiency.

6.13                           Collateral Agent Not Liable

Neither the Collateral Agent nor any of the other Secured Parties shall be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral. The Collateral Agent and the other Secured Parties shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Collateral Agent, any Grantor or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Collateral Agent or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise other than for any loss, cost or damage arising as a result of any such person’s wilful misconduct or gross negligence. Neither the Collateral Agent nor any of the other Secured Parties, nor their respective officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of any Grantor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence other than for any loss, cost or damage arising as a result of any such person’s wilful misconduct or gross negligence.

6.14                           Extensions of Time

The Collateral Agent and any of the other Secured Parties may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and

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discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with any Grantor, debtors of any Grantor, guarantors, sureties and others and with the Collateral and other securities as the Collateral Agent may see fit, all without prejudice to the liability of any Grantor to the Collateral Agent and the other Secured Parties or the Collateral Agent’s and the other Secured Parties’ rights and powers under this Security Agreement.

6.15                           Rights in Addition

The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Collateral Agent may have from time to time under this Security Agreement or under applicable law. The Collateral Agent may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Collateral Agent shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.

6.16                           Voting Rights

(a)                                  So long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Collateral Agent, any other Secured Party or the value of the Pledged Interests.  The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.16(a)(i).

(ii)                                  Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital,

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capital surplus or paid in surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)                                 Upon the occurrence and during the continuance of an Event of Default:

(i)                                     All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.16(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.16(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.16(b)(i) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Credit Agreement.  After all Events of Default have been cured or waived and the Borrowers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.16 and that remain in such account.

(ii)                                  All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.16(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)                                  This Section 6.16 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares

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6.17                           ULC Shares

(a)                                  Notwithstanding any provisions to the contrary contained in this Security Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any Secured Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Collateral  Agent to hold as Pledged Collateral hereunder) and shall  have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Collateral Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto shall constitute, the Collateral Agent, any Secured Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral  Agent, any Secured Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Collateral  Agent or any Secured Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)                                 Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Collateral issued by a ULC following the occurrence of an Event of Default pursuant to Section 6, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Collateral Agent or any other Secured Party to:  (a) be registered as shareholder or member of such ULC; (b) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favour of the Collateral Agent or other Secured Party; (c) have any notation entered in its favour in the share register of such ULC; (d) be held out as a shareholder or member of such ULC; (e) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or any other Secured Party holding a security interest in such ULC; or (f) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

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SECTION 7 — PERFECTION OF SECURITY INTEREST

7.1                                 Perfection by Filing.

Each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 1 and Section 4.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.  Each Grantor hereby further agrees that, where applicable, a carbon, photographic, or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

7.2                                 Other Perfection, etc.

The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain “control” (as defined in the STA) of any Deposit Accounts, securities accounts, Concentration Accounts, Letter-of-Credit Rights, investment property, or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent (and which may also be for the benefit of the agent for the Term Loan), and (c) otherwise to insure the continued perfection of the Collateral Agent’s Security Interest in any of the Collateral with the priority described in Section 2.3 and of the preservation of its rights therein. The Grantors acknowledge that notwithstanding anything to the contrary contained therein, the Blocked Account Agreements, Credit Card Notifications, and landlord waivers and consents previously executed and delivered to, or for the benefit of, the Collateral Agent shall remain in full force and effect until all Secured Obligations (including, without limitation, on account of the obligations owed by the Facility Guarantors under the Facility Guarantor Security Documents) are paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Collateral Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed.

7.3                                 Savings Clause.

Nothing contained in this Section 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies (as hereinafter defined) hereunder except (and then only to the extent) as mandated by the PPSA.

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SECTION 8 — GENERAL

8.1                                 Notices

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.

8.2                                 Security Interest Absolute

All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this SecurityAgreement.

8.3                                 Suretyship Waivers by Grantors

The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable.  The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defenses.

8.4                                 Marshalling

Neither the Collateral Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Lender hereunder and of the Collateral Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of

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collateral which might cause delay in or impede the enforcement of the Collateral Agent’s Rights and Remedies under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

8.5                                 Survival of Agreement

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Security Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect subject to the provisions of Section 9.6 of the Credit Agreement and as long as the Secured Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Banks and the Collateral Agent, and as long as the Commitments have not expired or terminated.

8.6                                 Binding Effect; Several Agreement; Assignments

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Security Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Security Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

8.7                                 Collateral Agent’s Fees and Expenses; Indemnification

(a)                                  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Collateral Agent, including the reasonable and documented fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Security Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies

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hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof

(b)                                 Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors agree to indemnify each Secured Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Security Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Security Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or any Affiliate of such Indemnitee or with respect to a claim by one Indemnified Party against another Indemnified Party.

(c)                                  Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.7 shall be payable on written demand therefor.

8.8                                 Governing Law

This Security Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except as required by mandatory provisions of law.

8.9                                 Waivers; Amendment.

(a)                                  The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other

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or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)                                 Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement

8.10                           Severability

In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

8.11                           Counterparts.

This Security Agreement may be executed in two or more counterparts (and by different parties on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopy, facsimile or other electronic image scan transmission (e.g. “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Security Agreement.

8.12                           Sections and Headings

Article and Section headings used herein are for the purpose of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

8.13                           Jurisdiction

(a)                                  Each Grantor agrees that any suit for the enforcement of this Security Agreement may be brought in the courts of the Province of Ontario and consent to the non-

35

exclusive jurisdiction of such courts. Each Grantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(b)                                 Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14                           Termination; Release of Collateral

(a)                                  (a)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.2 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(b)                                 Except for those provisions which expressly survive the termination thereof, the Credit Agreement, this Security Agreement and the security interest shall, subject to Section 9.6 of the Credit Agreement, terminate when all the Secured Obligations (other than any of the Secured Obligations which are not Loan Agreement Obligations, and which are not then due and owing) have been paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Collateral Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all PPSA discharges, releases and similar documents that the Grantors shall reasonably request to evidence such termination. Any execution and delivery of discharges or documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent; provided, however, that the Credit Agreement, this Security Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor; and provided further that the Security Interest granted herein shall not terminate as to any indemnification obligation of any Grantor which expressly survives the termination of the Credit Agreement and this Security Agreement, including, without limitation, the obligations of the Grantors set forth in Section 9.3 of the Credit Agreement and the obligations of the Grantors set forth in Section 8.7 of this Agreement (in each case with respect to obligations other than contingent obligations with respect to then unasserted claims) unless such obligations have been cash collateralized or otherwise provided for to the

36

satisfaction of the Collateral Agent.  Any execution and delivery of discharges or other documents pursuant to this Section 8.14 shall be at the expense of the Grantors and without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

8.15                           Additional Grantors

Pursuant to Section 5.13 of the Credit Agreement, the Grantors shall each cause any new direct or indirect Subsidiary (other than an Excluded Subsidiary) of any Grantor incorporated, formed or becoming resident in Canada to enter into this Security Agreement as a Grantor.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

8.16                           Intercreditor Agreement

Notwithstanding anything herein to the contrary, the Lien and Security Interest granted pursuant to this Security Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the other Secured Parties) with respect to the Term Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “Term Obligations” (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Term Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any Term Priority Collateral, shall be deemed to be satisfied if such Grantor, as applicable, complies with the requirements of the similar provision of the applicable “Term Document” (as defined in the Intercreditor Agreement). Until the discharge of the Term Obligations, the delivery of any Term Priority Collateral to the “Term Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the Term Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

8.17                           Grantor Consent

Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

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8.18                           Amendment and Restatement

This Security Agreement shall be deemed to amend, restate and replace in its entirety the security agreement in existence between the Collateral Agent and any Grantor prior to the date hereof.  It is expressly understood and agreed by each of the parties hereto that this Security Agreement is in no way intended and shall not be deemed or construed to constitute a novation agreement.  Each Grantor acknowledges and agrees that each reference in the Loan Documents to the “Security Agreement” shall be a reference to this Security Agreement.

8.19                           No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of any Grantor to make payment of or satisfy the Secured Obligations. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.20                           Security Interest Effective Immediately

Neither the execution or registration of this Security Agreement nor any partial advances by the Collateral Agent shall bind the Collateral Agent to advance any other amounts to any Grantor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this Security Agreement by each Grantor and each Grantor acknowledges that value has been given and that each Grantor has rights in its Collateral.

8.21                           Provisions Reasonable

Each Grantor expressly acknowledges and agrees that the provisions of this Security Agreement and, in particular, those respecting remedies and powers of the Collateral Agent against such Grantor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

8.22                           Number and Gender

In this Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

8.23                           Precedence

Except as limited herein, in the event that any provisions of this Security Agreement contradict and are otherwise incapable of being construed in conjunction with the provisions of the Credit Agreement, the provisions of the Credit Agreement, as applicable, shall take precedence over those contained in this Security Agreement.

8.24                           Receipt of Copy

Each Grantor acknowledges receipt of an executed copy of this Security Agreement.

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8.25                           Judgment Currency

If, for the purposes of obtaining or enforcing judgment in any court or for any other purpose hereunder or in connection herewith, it is necessary to convert a sum due hereunder in any currency into another currency, such conversion shall be carried out to the extent and in the manner provided in the Credit Agreement.

8.26                           Waiver of The Limitation of Civil Rights Act (Saskatchewan)

Without limiting the generality of the foregoing, each Grantor agrees that The Limitation of Civil Rights Act (Saskatchewan) will not apply to this Security Agreement or any rights, remedies or powers of the Collateral Agent, any Secured Party or any Receiver hereunder.

8.27                           Language

The parties hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language. Les parties à cette convention reconnaissent qu’elles ont exigé que ce qui précède ainsi que tous avis, actions et procédures légales soient rédigés et exécutés en anglais et s’en déclarent satisfaites.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.	ZALE CANADA FINCO 2, INC.

Per:	Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

40

BANK OF AMERICA, N.A. on its own behalf and as Collateral Agent

Per:
Name:
Title:

41

SCHEDULE  1

FORM OF PERFECTION CERTIFICATE

Attached.

42

SCHEDULE  2

INTELLECTUAL PROPERTY

PATENTS

None

PATENT APPLICATIONS

None.

INDUSTRIAL DESIGNS

OWNER	COUNTRY	TYPE	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	DESIGN PATENT	111,357	09/29/2016

INDUSTRIAL DESIGN APPLICATIONS

None.

TRADEMARKS

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	ARCTIC IDEAL	1,187,773	645,250	08/02/2020
ZALE CANADA CO.	CANADA	ARIANNA	1,121,991	601,375	02/04/2019
ZALE CANADA CO.	CANADA	COLLECTORS 1	444,488	247,729	7/4/2010
ZALE CANADA CO.	CANADA	CROWN DESIGN	661,766	407,911	2/12/2023
ZALE CANADA CO.	CANADA	FASHION COMES FULL CIRCLE	1,307,824	743,567	7/26/2024

43

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	FOR PEOPLE WHO LOVE DIAMONDS	705,458	433,001	09/09/2024
ZALE CANADA CO.	CANADA	JEWELLER’S WORKSHOP & Design	1,012,025	546,105	6/1/2016
ZALE CANADA CO.	CANADA	LES BIJOUTIERS DIAMANTAIRES PEOPLES	435,725	278,507	3/31/2013
ZALE CANADA CO.	CANADA	MACKENZIE	174,250	UCA11718	9/30/2013
ZALE CANADA CO.	CANADA	MACKENZIE’S & Design	284,953	140,778	6/11/2010
ZALE CANADA CO.	CANADA	Maple Leaf & Circular Geometric Design	1,417,833	758,355	1/29/2025
ZALE CANADA CO.	CANADA	MAPPINS	1,176,161	605,395	3/16/2019
ZALE CANADA CO.	CANADA	MAPPIN’S	380,832	574,844	1/31/2018
ZALE CANADA CO.	CANADA	MAPPINS & Design	1,176,162	605,424	3/16/2019
ZALE CANADA CO.	CANADA	MAPPINS & CHINESE CHARACTERS & Design	1,159,767	605,118	3/15/2019
ZALE CANADA CO.	CANADA	PEOPLES	342,965	183,418	5/26/2017
ZALE CANADA CO.	CANADA	PEOPLES II	1,217,230	645,031	7/28/2020
ZALE CANADA CO.	CANADA	PEOPLES ANGELS FOUNDATION & Design	874,111	520,666	12/16/2014

44

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	PEOPLES - BRINGING PEOPLE CLOSER FOR OVER 75 YEARS	770,596	448,734	10/6/2010
ZALE CANADA CO.	CANADA	PEOPLES CANADA’S DIAMOND STORE SINCE 1919 & Design	1,403,666	750,553	10/20/2024
ZALE CANADA CO.	CANADA	PEOPLES CANADIAN DIAMOND	1,162,325	639,719	5/12/2020
ZALE CANADA CO.	CANADA	PEOPLES & CHINESE CHARACTERS DESIGN	853,462	501,614	9/30/2013
ZALE CANADA CO.	CANADA	PEOPLES CREDIT	175,515	UCA12368	4/18/2014
ZALE CANADA CO.	CANADA	PEOPLES & Design	342,969	183,249	5/19/2017
ZALE CANADA CO.	CANADA	PEOPLES DIAMOND	1,159,626	605,256	3/16/2019
ZALE CANADA CO.	CANADA	PEOPLES – FOR EVERYONE	740,555	445,967	8/11/2010
ZALE CANADA CO.	CANADA	PEOPLES JEWELLERS	436,328	246,037	6/6/2010
ZALE CANADA CO.	CANADA	PEOPLES JEWELLERS THE DIAMOND PEOPLE	466,248	278,511	3/31/2013
ZALE CANADA CO.	CANADA	PEOPLES THE DIAMOND STORE	793,592	466,305	11/26/2011

45

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	ROYAL PAIR	175,514	UCA11770	4/18/2014
ZALE CANADA CO.	CANADA	THE DIAMOND PEOPLE PEOPLES	672,154	401,130	8/7/2022
ZALE CANADA CO.	CANADA	THE EXCLUSIVE MAPPINS CANADIAN DIAMOND	1,174,742	644,129	7/12/2020
ZALE CANADA CO.	CANADA	THE EXCLUSIVE PEOPLES LOVE BAND	1,175.569	639,609	5/11/2020
ZALE CANADA CO.	CANADA	THE MAPPINS PREMIER DIAMOND	1,205,545	645,133	7/29/2020
ZALE CANADA CO.	CANADA	THE MAPPINS ROYAL DIAMOND	1,205,543	645,436	8/8/2020
ZALE CANADA CO.	CANADA	THE MAPPINS SUPERIOR DIAMOND	1,205,544	645,279	8/3/2020
ZALE CANADA CO.	CANADA	THE PEOPLES CROWN DIAMOND	1,205,540	645,195	8/2/2020
ZALE CANADA CO.	CANADA	THE PEOPLES ELITE DIAMOND	1,205,542	639,537	5/10/2020
ZALE CANADA CO.	CANADA	THE PEOPLES PRESTIGE DIAMOND	1,205,541	639,538	5/10/2020

46

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE
ZALE CANADA CO.	CANADA	WHEN WORDS ARE NOT ENOUGH	708,059	416,756	9/10/2023
ZALE CANADA CO.	CANADA	YOUNG’S JEWELLERS	1,012,026	541,076	2/12/2016

TRADEMARK APPLICATIONS

OWNER	COUNTRY	MARK	APP. NO.
ZALE CANADA CO.	CANADA	BRILLIANT VALUE	1,446,083
ZALE CANADA CO.	CANADA	BRILLIANT VALUE	1,445,055
ZALE CANADA CO.	CANADA	CELEBRATION CANADIAN DIAMOND & Design	1,403,667
ZALE CANADA CO.	CANADA	LOVE CHANGES EVERYTHING	1,456,672
ZALE CANADA CO.	CANADA	PEOPLES THE DIAMOND STORE SINCE 1919 & Design	1,475,161
ZALE CANADA CO.	CANADA	PEOPLES LE MAGASIN DE DIAMANT DU CANADA DEPUIS 1919 & DESIGN	1,406,481
ZALE CANADA CO.	CANADA	SAY “I LOVE YOU” LIKE NEVER BEFORE	1,457,149
ZALE CANADA CO.	CANADA	THIS HOLIDAY SAY “I LOVE YOU” LIKE NEVER BEFORE	1,457,144
ZALE CANADA CO.	CANADA	WEDDING DAY	1,270,667

COPYRIGHTS

None.

COPYRIGHT APPLICATIONS

None.

47

COPYRIGHT LICENSES

None.

48

SCHEDULE  3

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.
ZALE CANADA CO.	ZALE CANADA DIAMOND SOURCING INC.	100	Common	100%	C2
FINCO HOLDING LP	ZALE CANADA CO.	21,536,297	Common	11.44%	C1
FINCO HOLDING LP	FINCO PARTNERSHIP LP	99	Limited Partner Units	100%	1
FINCO HOLDING LP	ZC PARTNERSHIP, LP	65	General Partner Units	100%(1)	1
FINCO PARTNERSHIP LP	ZALE CANADA CO.	166,753,858	Common	88.56%	C2
FINCO PARTNERSHIP LP	ZC PARTNERSHIP, LP	9900	Limited Partner Units	100%	1 & 2
ZALE CANADA FINCO 2, INC.	FINCO HOLDING LP	1	General Partner Units	100%	1
ZALE CANADA FINCO 2, INC.	FINCO PARTNERSHIP LP	1	General Partner Units	100%	1
ZALE CANADA FINCO 1, INC.	FINCO HOLDING LP	99	Limited Partner Units	100%	1
ZALE CANADA HOLDING LP	ZALE CANADA FINCO 1, INC.	100,000	Common	100%	2 & 3
ZALE CANADA HOLDING LP	ZALE CANADA FINCO LLC	—	LLC	100%	—

(1) Finco Holding LP holds all of the General Partner Units, for a total of 100, but will only be pledging 65 General Partner Units in connection herewith.

49

Pledged Notes

Name of Grantor	Name of Issuer	Amount
ZALE CANADA CO.	ZALE CORPORATION	$100,000,000

50

ANNEX 1

FORM OF SUPPLEMENT

SUPPLEMENT NO.     dated as of [                     ] (this “Supplement”), to the Amended and Restated Security Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”), among ZALE CANADA CO., ZALE CANADA DIAMOND SOURCING INC., ZALE CANADA FINCO 1, INC., ZALE CANADA FINCO 2, INC., FINCO HOLDING LP, FINCO PARTNERSHIP LP and ZALE CANADA HOLDING LP (each, a “Grantor”, and collectively, the “ Grantors”) and the other grantors party thereto from time to time, as grantors, and Bank of America, N.A., in its capacity as  Collateral Agent (in such capacity, the “Collateral Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, Zale Corporation and certain of its subsidiaries, as borrowers, the Grantors and certain of their affiliates, as guarantors, the Lenders party thereto and the Collateral Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.15 of the Security Agreement provides that new direct and indirect Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 8.15 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement

51

shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule 1 attached hereto is a fully executed Perfection Certificate in the form annexed to the Security Agreements, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s Canadian registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s Canadian registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s Canadian registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, and (c) set forth on Schedule 3 attached hereto is the Pledged Collateral held by the New Subsidiary.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

52

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

NEW SUBSIDIARY:	[ ]

By:
Name:
Title:

53

Annex 2

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                          , 20      , is delivered in connection with the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Amended and Restated Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Bank of America, N.A., as Collateral Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement (as defined in the Security Agreement).  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 2.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:
Name:
Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Annex 3

Form of Canadian Patent, Industrial Design and Trademark Security Agreement

CANADIAN PATENT, INDUSTRIAL DESIGN AND TRADEMARK SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent, Industrial Design and Trademark Collateral”):

(a)(i) any and all Canadian patents and patent applications, including those listed on Schedule I; (ii) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (v) all rights to sue for past, present and future infringements thereof; and (vi) all rights corresponding to any of the foregoing;

(b)(i) all Canadian trademarks (including service marks), trade names, trade dress, trade styles and other source indicators, including those listed on Schedule II, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (v) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing; and

(c)(i) all Canadian industrial designs and industrial design applications, including those listed on Schedule I; (ii) all renewals of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (iv) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (v) all rights corresponding to any of the foregoing.

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Patent, Industrial Design and Trademark Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.	ZALE CANADA FINCO 2, INC.

Per:	Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

Annex 4

Form of Canadian Copyright Security Agreement

CANADIAN COPYRIGHT SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications subject to the copyright laws of Canada, including those listed on Schedule I; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing;

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Copyright Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.	ZALE CANADA FINCO 2, INC.

Per:	Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

Exhibit C

Form of Assignment and Assumption

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [•] (the “Assignor”) and [•] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto (the “Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

The Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other Loan Documents and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement or any Loan Document, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is a Lender or an Affiliate of a Lender/an investment vehicle Controlled by the Administrative Agent/other](1)]

3.	Borrower:	Zale Corporation

4.	Administrative Agent:	Z Investment Holdings, LLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of May 10, 2010, by and among Zale Corporation, as Borrower, the lenders from time to time party thereto and Z Investment Holdings, LLC, as the Administrative Agent

(1)               Select as applicable.

6.	Assigned Interest:

		Aggregate Amount of All Outstanding Loans	Amount of Loans Assigned	Percentage of Loans Assigned(2)
	Term Loan Facility	$	$		%

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties) shall be made available and who shall receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including federal, state and provincial securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

[ASSIGNOR]

by

Name:
Title:

[ASSIGNEE]

by

Name:
Title:

(2)               Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders thereunder.

[Consented to by:

Z INVESTMENT HOLDINGS, LLC, as Administrative Agent

by

Name:
Title:

ZALE CORPORATION,

by

Name:
Title:
](3)

(3) To be included if required under Section 10.06(b) of the Credit Agreement.

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.            Representations and Warranties.

(a)          Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or any other Loan Party or (iv) the performance or observance by the Borrower or any other Loan Party of any of their respective obligations under any Loan Document.

(b)          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with the terms of the Loan Documents all obligations required to be performed by it as a Lender thereunder.

2.            Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.            General Provisions.  This Assignment and Assumption shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit D-1

[FORM OF] TERM FACILITY GUARANTY AGREEMENT (this “Agreement”) dated as of May 10, 2010 by and among each of: ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and Z INVESTMENT HOLDINGS, LLC, as administrative agent (in such capacity, the “Administrative Agent”), on behalf of itself and the other Credit Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders named therein and (iii) Z Investment Holdings, LLC, as Administrative Agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Guarantors of this Agreement.

Accordingly, the Guarantors and the Administrative Agent, on behalf of itself and each other Credit Party (as defined in the Credit Agreement) (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms Used Herein.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

SECTION 1.02.  Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Guaranteed Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Guarantors” shall mean, collectively, the Subsidiaries of the Borrower identified as Guarantors on Schedule 1 attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Guarantor after the Closing Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Guarantor hereunder effective upon such release.

SECTION 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

ARTICLE II

The Guarantees

SECTION 2.01.  Guarantee.  Each Guarantor unconditionally guarantees to each of the Credit Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Guaranteed Obligations.  Each Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any security held for the payment of any of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Credit Party in favor of the Borrower, any other Loan Party or any other Person.

SECTION 2.03.  No Limitations.  (a)  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)        the failure of any Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise,

(ii)       any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement,

(iii)      the release of any security held by any Credit Party for any of the Guaranteed Obligations,

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(iv)      any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations,

(v)       any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (excluding contingent obligations as to which no claim has been made)),

(vi)      any illegality, lack of validity or lack of enforceability of any Guaranteed Obligation,

(vii)     any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation,

(viii)    the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Credit Party or any other Person, whether in connection with the Credit Agreement or any unrelated transaction,

(ix)       any action permitted or authorized hereunder, or

(x)        any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Credit Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the indefeasible payment in full in cash of all the Obligations (excluding contingent obligations as to which no claim has been made)).

(b) To the fullest extent permitted by applicable Laws, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made).  The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash (excluding contingent obligations as to which no claim has been made); provided that the foregoing shall not be construed to grant any right or remedy other than those set forth elsewhere in the Loan Documents.  To the fullest extent

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permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04.  Reinstatement.  Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any its Guaranteed Obligations is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party.

SECTION 2.05.  Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor guaranteeing such Guaranteed Obligation hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Credit Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.  Information.  Each Guarantor assumes all responsibility for keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of its Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07.  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 3.01 of the Credit Agreement. The provisions of Section 3.01 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

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ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a Secured Obligation (as defined in the Security Agreement) owed to any Credit Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02.  Contribution and Subrogation.  Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation that is guaranteed by the Contributing Party or any assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Credit Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, each Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the sum of the respective net worths of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement pursuant to which such Guarantor became a party hereto).  Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.  For purposes of this Agreement, “net worth” of any Guarantor as of any date shall mean (a) the amount of the total assets of such Guarantor as of such date minus (b) the amount of the total liabilities of such Guarantor as of such date, in each case that would be reflected on a balance sheet prepared on a consolidated basis as of such date in accordance with GAAP.

SECTION 3.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, each Guarantor hereby agrees not to exercise any rights under Sections 3.01 and 3.02 or any other rights of indemnity, contribution or subrogation under applicable Laws or otherwise in respect of payments hereunder unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.  No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

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(b)  Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary that is not a Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that such subordination shall not operate to prevent the payment of such Indebtedness and other monetary obligations (including, without limitation, to the extent permitted by the Credit Agreement, dividends) between the Guarantors and/or any Subsidiary except after and during the continuation of an Event of Default.

ARTICLE IV

Representations and Warranties

SECTION 4.01.  Each Guarantor represents and warrants to the Administrative Agent and the other Credit Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action, and that this Agreement has been duly and validly executed by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally, and (b) all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct in all material respects.

ARTICLE V

Miscellaneous

SECTION 5.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02.  Waivers; Amendment.  (a)  The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine.  The

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Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 5.03.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Guarantors shall, jointly and severally, pay all Credit Party Expenses incurred in connection with this Agreement.

(b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Guarantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the performance by any Guarantor of its obligations under this Agreement, or the consummation of the transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith, or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.  All amounts due under this Section 5.03 shall be payable on written demand therefor.

SECTION 5.04.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit

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each Guarantor and of its respective successors and assigns.  This Agreement shall be binding upon each Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Guarantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

SECTION 5.06.  Counterparts.  This Agreement may be executed counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 5.07.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 5.08.  Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE GUARANTEED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 5.09.  Jurisdiction; Consent to Service of Process.  (a)  EACH OF THE GUARANTORS AND THE ADMINISTRATIVE AGENT AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE

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OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

(b) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5.01.  NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 5.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 5.10.

SECTION 5.11.  Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.  Termination.  (a)  Subject to Section 2.04, and except for those provisions which expressly survive the termination thereof, this Agreement and the Guarantees made herein shall terminate when all the Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b) The Administrative Agent may release any Guarantor from its obligations hereunder (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

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SECTION 5.13.  Additional Guarantors.  Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Subsidiary of the Borrower is required to enter into this Agreement as a Guarantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form attached as Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Term Facility Guaranty Agreement as of the day and year first above written.

ZALE CORPORATION,

by

Name:
Title:

GUARANTORS:

ZALE DELAWARE, INC.,

by

Name:
Title:

ZALE INTERNATIONAL, INC.,

by

Name:
Title:

ZAP, INC.,

by

Name:
Title:

ZALE PUERTO RICO, INC.,

by

Name:
Title:

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.,

by

Name:
Title:

ZGCO, LLC,

by

Name:
Title:

ZCSC, LLC,

by

Name:
Title:

TXDC, L.P., by ZALE DELAWARE, INC., its general partner,

by

Name:
Title:

ZALE CANADA FINCO, LLC,

by

Name:
Title:

Z INVESTMENT HOLDINGS, LLC,

by

Name:
Title:

Schedule to the

Term Facility Guaranty Agreement

Initial Guarantors

Annex 1 to the

Term Facility Guaranty Agreement

Form of Supplement

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Term Facility Guaranty Agreement dated as of [•] (the “Facility Guaranty”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party thereto (each, a “Guarantor”, and collectively, the “Guarantors”) and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”), by and among (i) the Borrower, (ii) the Lenders named therein and (iii) Z Investment Holdings, LLC, as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Facility Guaranty referred to therein.

The Guarantors have entered into the Facility Guaranty in order to induce the Lenders to make Loans.  Section 5.13 of the Facility Guaranty provides that new direct and indirect Subsidiaries of the Borrower may become Guarantors under the Facility Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Facility Guaranty as consideration for Loans previously made under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 5.13 of the Facility Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Facility Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Facility Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Guarantor” in the Facility Guaranty shall be deemed to include the New Subsidiary.  The Facility Guaranty is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Facility Guaranty shall remain in full force and effect.

SECTION 5.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE GUARANTEED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 6.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein and in the Facility Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Facility Guaranty.

SECTION 8.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Facility Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By

Name:
Title:

[•], as Administrative Agent, on behalf of itself and the other Credit Parties,

By

Name:
Title:

Exhibit D-2

[FORM OF] TERM FACILITY CANADIAN GUARANTY AGREEMENT (this “Agreement”) dated as of May 10, 2010 by and among each of: ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party hereto and Z INVESTMENT HOLDINGS, LLC, as administrative agent (in such capacity, the “Administrative Agent”), on behalf of itself and the other Credit Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

Reference is made to the Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and among (i) the Borrower, (ii) the Lenders named therein and (iii) Z Investment Holdings, LLC, as Administrative Agent.

The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Guarantors of this Agreement.

Accordingly, the Guarantors and the Administrative Agent, on behalf of itself and each other Credit Party(as defined in the Credit Agreement) (and each of their respective successors or assigns), hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Definition of Terms Used Herein.  All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

SECTION 1.02.  Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Credit Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Guaranteed Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Guarantors” shall mean, collectively, the Subsidiaries of the Borrower identified as Guarantors on Schedule 1 attached hereto and each other Subsidiary of the Borrower that becomes a party to this Agreement as a Guarantor after the Closing Date pursuant to SECTION 5.14.  ; provided that if a Subsidiary is released from its obligations as a Guarantor hereunder as provided in SECTION 5.13.  (b), such Subsidiary shall cease to be a Guarantor hereunder effective upon such release.

“US Guarantors” shall mean, collectively, the Subsidiaries of the Borrower identified as guarantors in the Term Facility Guaranty Agreement, and each other Subsidiary of the Borrower that becomes a party to said Term Facility Guaranty Agreement as a guarantor after the Closing Date.

“Term Facility Guaranty Agreement” means the term facility guaranty agreement of even date herewith by and among the Borrower, the US Guarantors and the Administrative Agent, as such may be amended, modified, supplemented or restated hereafter.

SECTION 1.03.  Rules of Interpretation.  The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

ARTICLE II

The Guarantees

SECTION 2.01.  Guarantee.  Each Guarantor unconditionally guarantees to each of the Credit Parties, jointly with the other Guarantors and the US Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Guaranteed Obligations.  Each Guarantor further agrees that its Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any such Guaranteed Obligation.  Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of its Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Credit Party to any security held for the payment of any of its Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Credit Party in favor of the Borrower, any other Loan Party or any other Person, and each Guarantor renounces all benefits of discussion and division.

SECTION 2.03.  Indemnity.  If any or all of the Guaranteed Obligations are not duly performed by the Borrower and are not performed by the Guarantors under SECTION 2.01.  for any reason whatsoever, each Guarantor will, as a separate and distinct obligation, indemnify and save harmless the Agent and the other Credit Parties from and against all losses resulting from the failure of the Borrower to duly perform such Guaranteed Obligations.

SECTION 2.04.  No Limitations.  (a)  Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in SECTION 5.13.  , the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, except for termination or release of its obligations hereunder as expressly provided in SECTION 5.13.  , the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i)        the failure of any Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise,

(ii)       any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement or the lack of validity or enforceability of any terms of any Loan Document,

(iii)      the release of any security held by any Credit Party for any of the Guaranteed Obligations,

(iv)      any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations,

(v)       any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (excluding contingent obligations as to which no claim has been made)),

(vi)      any illegality, lack of validity or lack of enforceability of any Guaranteed Obligation,

(vii)     any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation,

(viii)    the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Credit Party or any other Person, whether in connection with the Credit Agreement or any unrelated transaction,

(ix)       any action permitted or authorized hereunder, or

(x)        any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Credit Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor, any US Guarantor or

any other guarantor or surety (other than the indefeasible payment in full in cash of all the Obligations (excluding contingent obligations as to which no claim has been made)).

(b) To the fullest extent permitted by applicable Laws, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations as to which no claim has been made).  The Administrative Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been indefeasibly paid in full in cash (excluding contingent obligations as to which no claim has been made); provided that the foregoing shall not be construed to grant any right or remedy other than those set forth elsewhere in the Loan Documents.  To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

(c) Notwithstanding any other provision contained in this Agreement or any other Loan Document, with respect to the Guarantors (in their capacity as such) incorporated, formed or established in Canada or any province or territory thereof (the “Canadian Guarantors”), if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then the obligations of each Canadian Guarantor under this Agreement, to the extent such obligations are secured, only shall be several obligations and not joint or joint and several obligations.

SECTION 2.05.  Reinstatement.  Each Guarantor agrees that, unless released pursuant to SECTION 5.13.  (b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any its Guaranteed Obligations is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party.

SECTION 2.06.  Agreement to Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Credit Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor guaranteeing such Guaranteed Obligation hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Credit Parties in cash the amount of such unpaid Guaranteed Obligation.  Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.07.  Information.  Each Guarantor assumes all responsibility for keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of its Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Credit Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.08.  Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 3.01 of the Credit Agreement. The provisions of Section 3.01 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

SECTION 2.09.  Interest Act (Canada). The Guarantors acknowledge that certain of the rates of interest applicable to the Guaranteed Obligations may be computed on the basis of a year of 360 days or 365 days, as the case may be and paid for the actual number of days elapsed.  For purposes of the Interest Act (Canada), whenever any interest is calculated using a rate based on a year of 360 days or 365 days, as the case may be, such rate determined pursuant to such calculation, when expressed as an annual rate is equivalent to (i) the applicable rate based on a year of 360 days or 365 days, as the case may be, (ii) multiplied by the actual number of days in the calendar year in which the period for such interest is payable (or compounded) ends, and (iii) divided by 360 or 365, as the case may be.

SECTION 2.10.  No Prejudice to Credit Parties or Administrative Agent. The Credit Parties and the Administrative Agent are not prejudiced in any way in the right to enforce any provision of this Agreement by any act or failure to act on the part of the Borrower, the Credit Parties or the Administrative Agent.  The Administrative Agent and the Credit Parties may, at any time and from time to time, in such manner as any of them may determine is expedient, without any consent of, or notice to, any Guarantor and without impairing or releasing the obligations of any Guarantor (i) change the manner, place, time or terms of payment or performance of the Guarantee Obligations, (ii) renew or alter the Guaranteed Obligations, (iii) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument, (iv) discontinue, reduce, renew, increase, abstain from renewing or otherwise vary any credit or credit facilities to, any transaction with, the Borrower or any other Person, (v) release, compound or vary the liability of the Borrower or any other Person liable in any manner under or in respect of the Guaranteed Obligations, (vi) take or abstain from taking securities or collateral from any other Person, or from perfecting securities or collateral of any other Person, (vii) exercise or enforce or refrain from exercising or enforcing any right or security against the Borrower, the Guarantors or any other Person, (viii) accept compromises or arrangement from any Person, (ix) apply any sums from time to time received to the Guaranteed Obligations, or any part thereof, and change any such application in whole or in part from time to time, (x) otherwise deal with, or waiver or modify their right to deal with, any Person and security.  In their dealings with the Borrower, the Administrative Agent and the Credit Parties need not enquire into the authority or power of any Person purporting to act for or on behalf of the Borrower.

SECTION 2.11.  Successors of the Borrower. The guarantee made under this Agreement will not be revoked by any change in the constitution of the Borrower.

SECTION 2.12.  Continuing Guarantee and Continuing Obligations.  The obligation of the Guarantors under SECTION 2.01.  is a continuing guarantee, and the obligations of the Guarantors under SECTION 2.02.  and SECTION 2.03.  are continuing obligations.  Each of SECTION 2.01.  , SECTION 2.02.  and SECTION 2.03.  extends to all present and future Guaranteed Obligations, applies to and secures the ultimate balance of the Guaranteed Obligations due or remaining due to the Administrative Agent and the Credit Parties and is binding as a continuing obligation of the Guarantors until the Administrative Agent and the Credit Parties release the Guarantors.  This Agreement will continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or the Credit Parties upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though the payment had not been made.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.  Indemnity and Subrogation.  In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to SECTION 3.03.  ) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part a Secured Obligation (as defined in the Security Agreement) owed to any Credit Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02.  Contribution and Subrogation.  Each Guarantor (a “Contributing Party”) agrees (subject to SECTION 3.03.  ) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation that is guaranteed by the Contributing Party or any assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Credit Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in SECTION 3.01.  , each Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the sum of the respective net worths of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to SECTION 5.14.  , the date of the Supplement pursuant to which such Guarantor became a party hereto).  Any Contributing Party making any payment to a Claiming Party pursuant to this SECTION 3.02.  shall be subrogated to the rights of such Claiming Party under SECTION 3.01.  to the extent of such payment.  For purposes of this Agreement, “net worth” of any Guarantor as of any date shall mean (a) the amount of the total assets of such Guarantor as of such date minus (b) the amount of the total liabilities of such Guarantor as of such date, in each case that would be reflected on a balance sheet prepared on a consolidated basis as of such date in accordance with GAAP.

SECTION 3.03.  Subordination.  (a)  Notwithstanding any provision of this Agreement to the contrary, each Guarantor hereby agrees not to exercise any rights under SECTION 3.01.  and SECTION 3.02.  or any other rights of indemnity, contribution or subrogation under applicable Laws or otherwise in respect of payments hereunder unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.  No failure on the part of the Borrower or any Guarantor to make the payments required by SECTION 3.01.  and SECTION 3.02.  (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b)  Each Guarantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor or any Subsidiary that is not a Guarantor shall be fully subordinated to the indefeasible payment in full in cash of the Obligations; provided that such subordination shall not operate to prevent the payment of such Indebtedness and other monetary obligations (including, without limitation, to the extent permitted by the Credit Agreement, dividends) between the Guarantors and/or any Subsidiary except after and during the continuation of an Event of Default.

ARTICLE IV

Representations and Warranties

SECTION 4.01.  Each Guarantor represents and warrants to the Administrative Agent and the other Credit Parties that (a) the execution, delivery and performance by such Guarantor of this Agreement have been duly authorized by all necessary corporate or other organizational action, and that this Agreement has been duly and validly executed by such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally, and (b) all representations and warranties set forth in the Credit Agreement as to such Guarantor are true and correct in all material respects.

ARTICLE V

Miscellaneous

SECTION 5.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

SECTION 5.02.  Waivers; Amendment.  (a)  The rights, remedies, powers, privileges and discretions of the Administrative Agent hereunder (herein, the “Administrative Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Administrative Agent in exercising or enforcing any of the Administrative Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Administrative Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Administrative Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Administrative Agent and any Person, at any time, shall preclude the other or further exercise of the Administrative Agent’s Rights and Remedies.  No waiver by the Administrative Agent of any of the Administrative Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Administrative Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Administrative Agent may determine.  The Administrative Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Administrative Agent and the Guarantor or Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

SECTION 5.03.  Administrative Agent’s Fees and Expenses; Indemnification.  (a)  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Guarantors shall, jointly and severally, pay all Credit Party Expenses incurred in connection with this Agreement.

(b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Guarantors shall, jointly and severally, agree to indemnify each Credit Party and their respective Affiliates (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than with respect to Taxes), including the reasonable and documented fees, charges and disbursements of counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the performance by any Guarantor of its obligations under this Agreement, or the consummation of the transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith, or breach of the contractual obligations of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c) Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.  All amounts due under this SECTION 5.03.  shall be payable on written demand therefor.

SECTION 5.04.  Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit each Guarantor and of its respective successors and assigns.  This Agreement shall be binding upon each Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Guarantor, the Administrative Agent and the other Credit Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.05.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Credit Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid, and as long as the Commitments have not expired or terminated.

SECTION 5.06.  Counterparts.  This Agreement may be executed counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 5.07.  Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 5.08.  Governing Law. Except as otherwise expressly provided herein, in all respects, including all matters of construction, validity and performance, this Agreement and the Guaranteed Obligations shall be governed by, and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 5.09.  Jurisdiction; Consent to Service of Process.  (a) Each of the Guarantors and the Administrative Agent agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Province of Ontario sitting in Toronto, Ontario and consents to the nonexclusive jurisdiction of such courts and irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the venue of any such court or that such suit is brought in an inconvenient forum.

(b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 5.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(c) WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR

OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 5.09.

SECTION 5.10.  Judgment Currency

(a) If for the purposes of obtaining judgment in any court it is necessary to convert all or any part of the Guaranteed Obligations or any other amount due to a Credit Party or the Administrative Agent in respect of any of the Guarantors’ obligations under this Agreement in any currency (the “Original Currency”) into another currency (the “Other Currency”), each Guarantor, to the fullest extent that it may effectively do so, agrees that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Credit Party or Administrative Agent, as the case may be, could purchase the Original Currency with the Other Currency on the Business Day preceding that on which final judgment is paid or satisfied.

(b) The obligations of each Guarantor in respect of any sum due in the Original Currency from it to any Credit Party or the Administrative Agent shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Credit Party or the Administrative Agent, as the case may be, of any sum adjudged to be so due in such Other Currency such Credit Party or Administrative Agent, as the case may be, may, in accordance with its normal banking procedures, purchase the Original Currency with such Other Currency.  If the amount of the Original Currency so purchased is less than the sum originally due to the Credit Party in the Original Currency, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Credit Party or Administrative Agent, as the case may be, against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Credit Party or Administrative Agent, as the case may be, in the Original Currency, the Credit party or Administrative Agent, as the case may be, agrees to remit such excess to such Guarantor

SECTION 5.11.  Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12.  Limitations Act.  Notwithstanding the provisions of the Limitations Act, 2002 (Ontario), a claim may be brought on this Agreement at any time within 6 years from the date on which demand for payment of the Guaranteed Obligations is made to the Guarantors in accordance with the terms of this Agreement.

SECTION 5.13.  Termination.  (a)  Subject to SECTION 2.04.  , and except for those provisions which expressly survive the termination thereof, this Agreement and the Guarantees made herein shall terminate when all the Obligations have been paid in full (excluding contingent obligations as to which no claim has been made) and the Lenders have no further commitment to lend under the Credit Agreement.

(b) The Administrative Agent may release any Guarantor from its obligations hereunder (i) if such Person ceases to be a Subsidiary as a result of a transaction permitted by the Credit Agreement; provided that, if so required by the Credit Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent did not provide otherwise or (ii) upon the effectiveness of any written consent to such release pursuant to Section 10.01 of the Credit Agreement.

SECTION 5.14.  Additional Guarantors.  Pursuant to Section 6.11 of the Credit Agreement, after the Closing Date, each new direct or indirect Subsidiary of the Borrower formed under the laws of Canada or any Province thereof is required to enter into this Agreement as a Guarantor.  Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form attached as Annex 1 hereto, such Subsidiary shall become a Guarantor hereunder, with the same force and effect as if originally named as such herein.  The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

[signature pages follow]

Schedule to the

Term Facility Canadian Guaranty Agreement

Initial Guarantors

Zale Canada Co.

Zale Canada Diamond Sourcing Inc.

Zale Canada Finco 1, Inc.

Zale Canada Finco 2, Inc.

Finco Holding LP

Finco Partnership LP

Zale Canada Holding LP

Annex 1 to the

Term Facility Canadian Guaranty Agreement

Form of Supplement

SUPPLEMENT NO.      dated as of [•] (this “Supplement”), to the Term Facility Canadian Guaranty Agreement dated as of [•] (the “Facility Guaranty”), among ZALE CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries from time to time party thereto (each, a “Guarantor”, and collectively, the “Guarantors”) and Z INVESTMENT HOLDINGS, LLC, in its capacity as administrative agent (in such capacity, the “Administrative Agent”).

Reference is made to the Credit Agreement dated as of [•], 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”), by and among (i) the Borrower, (ii) the Lenders named therein and (iii) Z INVESTMENT HOLDINGS, LLC, as Administrative Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Facility Guaranty referred to herein.

The Guarantors have entered into the Facility Guaranty in order to induce the Lenders to make Loans.  SECTION 5.14.  of the Facility Guaranty provides that new direct and indirect Subsidiaries of the Borrower may become Guarantors under the Facility Guaranty by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Guarantor under the Facility Guaranty as consideration for Loans previously made under the Credit Agreement.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with SECTION 5.14.  of the Facility Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Facility Guaranty with the same force and effect as if originally named therein as a Guarantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Facility Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof.  Each reference to a “Guarantor” in the Facility Guaranty shall be deemed to include the New Subsidiary.  The Facility Guaranty is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Administrative Agent and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Administrative Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  Except as expressly supplemented hereby, the Facility Guaranty shall remain in full force and effect.

SECTION 5.  Except as otherwise expressly provided herein, in all respects, including all matters of construction, validity and performance, this Agreement and the Guaranteed Obligations shall be governed by, and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

SECTION 6.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions contained herein and in the Facility Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 7.  All communications and notices hereunder shall be in writing and given as provided in SECTION 5.01.  of the Facility Guaranty.

SECTION 8.  The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Facility Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By

Name:
Title:

[•], as Administrative Agent, on behalf of itself and the other Credit Parties,

By

Name:
Title:

Exhibit E

Brand Contribution Levels

Schedule 1.01(a) to the

Credit Agreement

Guarantors

Zale Delaware, Inc.

Zale Puerto Rico, Inc.

ZGCO, LLC

TXDC, L.P.

Zale Canada Co.

Zale Canada Finco, LLC

Zale International, Inc.

Zale Employees’ Child Care Association, Inc.

ZAP, Inc.

ZCSC, LLC

Finco Holding LP

Finco Partnership LP

Zale Canada Diamond Sourcing Inc.

Zale Canada Finco 1, Inc.

Zale Canada Finco 2, Inc.

Zale Canada Holding LP

Scheedule 1.01(b) to the

Credit Agreement

Canadian Loan Parties

Zale Canada Co.
Zale Canada Diamond Sourcing Inc.
Finco Holding LP

Finco Partnership LP

Zale Canada Finco 1, Inc.

Zale Canada Finco 2, Inc.

Zale Canada Holding LP

Schedule 2.01 to the

Credit Agreement

Lender and Commitments

Lender	Commitment
Z Investment Holdings, LLC	$150,000,000.00

Schedule 4.01(a)(viii) to the

Credit Agreement

Security Documents

1.  Security Agreement

2.  Canadian Security Agreement

3.  Patent and Trademark Security Agreement dated as of the Closing Date, by and among each of the grantors party thereto and Z Investment Holdings, LLC, in its capacity as administrative agent

4.  Copyright Security Agreement dated as of the Closing Date, by and among each of the grantors party thereto and Z Investment Holdings, LLC, in its capacity as administrative agent

5.  Canadian Patent and Trademark Security Agreement dated as of the Closing Date, by and among each of the grantors party thereto and Z Investment Holdings, LLC, in its capacity as administrative agent

6.  Canadian Copyright Security Agreement dated as of the Closing Date, by and among each of the grantors party thereto and Z Investment Holdings, LLC, in its capacity as administrative agent

7.  Ratification to Security Agreement dated as of the Closing Date, between Zale Puerto Rico, Inc. and Z Investment Holdings, LLC, in its capacity as administrative agent

Schedule 4.01(a)(ix) to the

Credit Agreement

Loan Documents

1.  Facility Guaranty

2.  Canadian Facility

3.  Intercompany Subordination Agreement

Schedule 5.05(c) to the

Credit Agreement

Real Property

[SEE ATTACHED]

Schedule 5.05(d) to the

Credit Agreement

Inventory on Consignment and Subject to Liens

[SEE ATTACHED]

Schedule 5.06 to the

Credit Agreement

Litigation and Environmental Matters

NONE.

Schedule 5.12 to the

Credit Agreement

Subsidiaries

Subsidiary	Owner

Zale Canada Co.	Finco Holding LP (11.44% common) Finco Partnership LP (88.56% common) Zale Puerto Rico, Inc. (100% preferred)

ZC Partnership, LP	Finco Partnership LP (100% LP) Finco Holding LP (100% GP)

Zale Canada Diamond Sourcing Inc.	Zale Canada Co.

Finco Partnership LP	Finco Holding LP (100% LP) Zale Canada Finco 2, Inc. (100% GP)

Finco Holding LP	Zale Canada Finco 1, Inc. (100% LP) Zale Canada Finco 2, Inc. (100% GP)

Zale Canada Finco 1, Inc.	Zale Canada Holding LP

Zale Canada Finco, LLC	Zale Canada Holding LP

Zale International, Inc.	Zale Corporation

Zale Delaware, Inc.	Zale Corporation

Zale Canada Holding LP	Zale Corporation (88.36% LP) Zale International, Inc. (11.64% GP)

Zale Puerto Rico, Inc.	Zale Delaware, Inc.

ZGCO, LLC	Zale Delaware, Inc.

ZAP, Inc.	Zale Delaware, Inc.

ZCSC, LLC	Zale Delaware, Inc.

Zale Life Insurance Company	Zale Delaware, Inc.

Zale Indemnity Company	Zale Delaware, Inc.

Jewel Re-Insurance Ltd.	Zale Delaware, Inc.

Zale Employees’ Child Care Association, Inc.	Zale Delaware, Inc.

Subsidiary	Owner

Dobbins Jewelers, Inc.	Zale Delaware, Inc.

Zale Canada Finco 2, Inc.	Zale International, Inc.

TXDC, L.P.	ZGCO, LLC (100% LP) Zale Delaware, Inc. (100% GP)

Schedule 5.13 to the

Credit Agreement

Insurance

Type of Coverage	Carrier	Policy Number	Broker
Primary Property	Lexington Insurance Company	25031426	Lockton Companies
Excess Property	Continental Casualty Company	RMP2057299215	Lockton Companies
Excess Property	One Beacon (Homeland Insurance Company of NY)	YSP2718	Lockton Companies
Boiler & Machinery	Zurich American Insurance Company	BM930949306	Lockton Companies

Schedule 5.20 to the

Credit Agreement

Material Contracts

1.  Merchant Services Agreement dated as of July 10, 2000, between Zale Delaware, Inc., Zale Puerto Rico, Inc. , and Citibank USA, N.A, successor-in-interest to Hurley State Bank;  Amendment to the Merchant Services Agreement dated as of April 4, 2003;  Amendment to the Merchant Services Agreement dated as of June 8, 2009

2.  Private Label Credit Card Program Agreement dated as of March 1, 2007, between Zale Canada Co., TXDC, L.P. and Citi Commerce Solutions of Canada Ltd.; Amendment Number One to the Private Label Credit Card Program Agreement dated as of June 8th, 2009

3.  E-Commerce Agreement dated as of May 24, 2005, between Zale Delaware, Inc., Zale Canada Co. and GSI Commerce Solutions, Inc.

4.  Master Agreement for Information Technology Services dated August 1, 2005, between ACS Commercial Solutions, Inc. and Zale Delaware, Inc.

Schedule 7.01A to the

Credit Agreement

Indebtedness

Indebtedness consisting of intercompany loans listed on Schedule 7.07

Schedule 7.02 to the

Credit Agreement

Liens

[SEE ATTACHED]

Schedule 7.04A to the

Credit Agreement

Investments

Account No. 487498743 held by Zale Delaware, Inc. with Fidelity Brokerage Services LLC

Investments consisting of intercompany loans listed on Schedule 7.07

Investments consisting of equity interests in Schedule 5.12

Schedule 7.07 to the

Credit Agrement

Transactions with Affiliates

Transactions pursuant to the Warrant Agreement

Purchases

TXDC, L.P. sells finished and manufactured goods to Zale Delaware, Inc. for a mark-up.

TXDC, L.P. sells finished and manufactured goods to Zale Puerto Rico, Inc. for a mark-up.

TXDC, L.P. sells manufactured goods to Zale Canada Co. currently at cost.  New Transfer Pricing Study will determine proper mark-up.

Intercompany Loans

Holder	Instrument

Zale Corporation	Amended and Restated Promissory Note dated May 4, 2010 made by Zale Canada Holding LP in the original principal amount of CDN$112,802,464

Zale Canada Co.	Amended and Restated Intercompany Promissory Note dated July 15, 2009 made by Zale Corporation in the original principal amount of CDN$100,000,000

Zale Corporation	Amended and Restated Intercompany Note dated May 4, 2010 made by Zale Delaware, Inc. in the original principal amount of $750,000,000

Zale International, Inc.	Amended and Restated Promissory Note dated May 4, 2010 made by Zale Canada Holding LP in the original principal amount of CDN$14,863,249

ZC Partnership, LP	Amended and Restated Term Promissory Note dated May 10, 2010 made by Zale Canada Co. in the original principal amount of Cdn. $114,175,500

ZC Partnership, LP	Amended and Restated Term Promissory Note dated May 10, 2010 made by Zale Canada Co. in the original principal amount of Cdn. $35,000,000

License Agreement

Intercompany License agreement between TXDC, L.P. and Zale Delaware, Inc.

Schedule 7.11 to the

Credit Agreement

Subsidiary Restrictions

NONE.

Schedule 10.02 to the

Credit Agreement

Addresses For Notice

FOR ANY LOAN PARTY:

901 West Walnut Hill Lane

Irving, Texas  75038-1003

Attention:  Stephen C. Massanelli, SVP and Treasurer

Fax No.:  972-580-5547

Telephone:  972-580-5032

E-mail:  smassane@zalecorp.com

With a copy to:

901 West Walnut Hill Lane

Irving, Texas  75038-1003

Attention:  General Counsel

FOR ADMINISTRATIVE AGENT:

Z Investment Holdings, LLC

One Embarcadero Center, 39th Floor
San Francisco, CA 94111

Attention: Stefan Kaluzny

Fax No.: (415) 983-2701

With a copy to:

Kirkland & Ellis LLP

555 California Street

San Francisco, CA  94104

Attention: John E. Friedrichs, Esq.

Fax No.: (415) 439-1500